EXHIBIT 10.29

MORTGAGE AND SECURITY AGREEMENT	UNITED STATES OF AMERICA

STATE OF LOUISIANA

COUNTY/PARISH OF ST. CHARLES

BY:	LVP GULF COAST INDUSTRIAL PORTFOLIO LLC

IN FAVOR OF:	WACHOVIA BANK, NATIONAL ASSOCIATION

BE IT KNOWN, that on the 31st day of January, 2007, to be effective on February 1, 2007, before me, the undersigned Notary Public, duly commissioned and qualified in and for the State Parish aforesaid, of LVP Gulf Coast Industrial Portfolio LLC, and in the presence of the undersigned competent witnesses, personally came and appeared:

LVP GULF COAST INDUSTRIAL PORTFOLIO LLC, a Delaware limited liability company, having a mailing address c/o The Lightstone Group, 326 Third Street, Lakewood, New Jersey 08701, last four digits of taxpayer identification numbers of 5292, appearing herein through Michael Schurer, its Vice President and duly authorized representative pursuant to a resolution of its members and managers, a certified copy of which is attached hereto (the “Mortgagor”).

WHO AFTER BEING DULY SWORN DECLARED AS FOLLOWS:

Sealy Fixed Portfolio C
Loan No. 50-2859389

W I T N E S S E T H:

WHEREAS, Lender has authorized a loan (hereinafter referred to as the “Loan”) to the Delaware limited liability companies listed on Schedule 1 annexed hereto (hereinafter collectively, "Borrower") in the maximum principal sum of FIFTY THREE MILLION TWENTY FIVE THOUSAND AND NO/100 DOLLARS (53,025,000.00) (hereinafter referred to as the “Loan Amount”), which Loan is evidenced by that certain promissory note, dated the date hereof (together with any supplements, amendments, modifications or extensions thereof, hereinafter referred to as the “Note”) given by Borrower, as maker, to Lender, as payee;

WHEREAS, in consideration of the Loan, Mortgagor has agreed to make payments in amounts sufficient to pay and redeem, and provide for the payment and redemption of the principal of, premium, if any, and interest on the Note when due;

WHEREAS, Mortgagor desires by this Mortgage and Security Agreement (this "Security Instrument") to provide for, among other things, the issuance of the Note and for the mortgage by Mortgagor with, and the creation of a security interest in favor of, Lender, as security for Mortgagor’s obligations to Lender from time to time pursuant to the Note and the other Loan Documents, but specifically excluding the Indemnity and Guaranty (as hereinafter defined); and

WHEREAS, Mortgagor and Lender intend these recitals to be a material part of this Security Instrument.

WHEREAS, all things necessary to make this Security Instrument the valid and legally binding obligation of Mortgagor in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

NOW THEREFORE, to secure the payment of the principal of, prepayment premium (if any) and interest on the Note and all other obligations, liabilities or sums due or to become due under, or advanced in accordance herewith to protect the security of, this Security Instrument, the Note or any other Loan Document, including, without limitation, interest on said obligations, liabilities or sums (said principal, premium, interest and other sums being hereinafter referred to as the “Debt”), and the performance of all other covenants, obligations and liabilities of Borrower pursuant to the Loan Documents but specifically excluding the Indemnity and Guaranty, and any and all other indebtedness now owing or which may hereafter be owing by Borrower to Lender, now existing or hereafter coming into existence, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof (together with the Debt, collectively, the “Secured Indebtedness” or “secured indebtedness”) FOR THE PURPOSE OF SECURING THE SECURED INDEBTEDNESS OUTSANDING AT ANY TIME AND FROM TIME TO TIME UP TO THE MAXIMUM AMOUNT OF FIFTY THREE MILLION TWNETY FIVE THOUSAND AND NO/100 ($53,025,000.00) (THE “MAXIMUM AMOUNT”), Mortgagor has executed and delivered this Security Instrument; and Mortgagor hereby irrevocably mortgages, affects and hypothecates, pledges, collaterally assigns and grants a continuing security interest upon, unto and in favor of Lender and its successors and assigns all right, title and interest of Mortgagor in and to all of the following property, rights, interests and estates, whether now owned or hereafter acquired, together with the rights, privileges and appurtenances thereto belonging, to the full extent that such property is susceptible of mortgage under the Louisiana Civil Code, Louisiana Revised Statutes, and other provisions of Louisiana law, grants a continuing security interest in favor of Lender and its successors and assigns, as secured party, in all property and rights described below as part of the Property (as defined below), whether now owned or hereafter acquired, that are susceptible of a security interest under Chapter 9 of the Louisiana Commercial Laws, La. R.S. § 10:9-101 et seq. or any other provision of Louisiana law, and does further affect, hypothecate, collaterally assign, and pledge unto and in favor of Lender and its successors and assigns, as collateral assignee, all the present and future rents, as well as all other property and rights described below as part of the Property (as defined below), whether now owned or hereafter acquired, that are susceptible of collateral assignment under La. R.S. § 9:4401, § 9:5386, or any other provision of Louisiana law (collectively, the “Property”):

(a) the plot(s), piece(s) or parcel(s) of real property described in Exhibits A -1 through Exhibit A-10 attached hereto and made a part hereof (individually and collectively, hereinafter referred to as the “Premises”);

(b) (i) all buildings, component parts, foundations, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or nature now or hereafter located on the Premises (hereinafter collectively referred to as the “Improvements”); and (ii) to the extent permitted by law, the name or names, if any, as may now or hereafter be used for each Improvement, and the goodwill associated therewith;

(c) all easements, servitudes, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, ditches, ditch rights, reservoirs and reservoir rights, air rights and development rights, lateral support, drainage, gas, oil and mineral rights, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises or the Improvements and the reversion and reversions, remainder and remainders, whether existing or hereafter acquired, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof and any and all sidewalks, drives, curbs, passageways, streets, spaces and alleys adjacent to or used in connection with the Premises and/or Improvements and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of Mortgagor of, in and to the Premises and Improvements and every part and parcel thereof, with the appurtenances thereto;

(d) all machinery, equipment, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures (including, but not limited to, all heating, air conditioning, ventilating, waste disposal, sprinkler and fire and theft protection equipment, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon, or in, and located on the Premises or the Improvements, or appurtenant thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon, or in the Premises or the Improvements or appurtenant thereto (hereinafter, all of the foregoing items described in this paragraph (d), along with all replacement and additional items installed as contemplated in Section 8.01(e), are collectively called the “Equipment”), all of which, and any replacements, modifications, alterations and additions thereto, to the extent permitted by applicable law, shall be deemed to constitute fixtures (herein, collectively, the “Fixtures”), and are part of the real estate and security for the payment of the Debt and the performance of Mortgagor’s obligations. To the extent any portion of the Equipment is not real property or Fixtures under applicable law, it shall be deemed to be personal property, and this Security Instrument shall constitute a security agreement creating a security interest therein in favor of Lender under the UCC;

(e) all awards or payments, including interest thereon, which may hereafter be made with respect to the Premises, the Improvements, the Fixtures, or the Equipment, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Premises, the Improvements or the Equipment or refunds with respect to the payment of property taxes and assessments, and all other proceeds of the conversion, voluntary or involuntary, of the Premises, Improvements, Equipment, Fixtures or any other Property or part thereof into cash or liquidated claims;

(f) all leases, tenancies, licenses and other agreements affecting the use, enjoyment or occupancy of the Premises, the Improvements, the Fixtures, or the Equipment or any portion thereof now or hereafter entered into, whether before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code and all reciprocal easement agreements and license agreements (hereinafter collectively referred to as the “Leases”), together with all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by, or issued in favor of, Mortgagor in connection therewith to the extent of Mortgagor’s right or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Premises, the Improvements, the Fixtures or the Equipment plus all rents, common area charges and other payments now existing or hereafter arising, whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (herein, collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(g) all proceeds of and any unearned premiums on any insurance policies covering the Premises, the Improvements, the Fixtures, the Rents or the Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises, the Improvements, the Fixtures or the Equipment and all refunds or rebates of Impositions, and interest paid or payable with respect thereto;

(h) all deposit accounts, securities accounts, funds or other accounts maintained or deposited with Lender, or its assigns, in connection herewith, including, without limitation, the Security Deposit Account (to the extent permitted by law), the Engineering Escrow Account, the Central Account, the Basic Carrying Costs Sub-Account, the Basic Carrying Costs Escrow Account, the Debt Service Payment Sub-Account, the Recurring Replacement Reserve Sub-Account, the Recurring Replacement Reserve Escrow Account, the Reletting Reserve Sub-Account, the Reletting Reserve Escrow Account, the Operation and Maintenance Expense Sub-Account, the Operation and Maintenance Expense Escrow Account, the Curtailment Reserve Escrow Account, the Curtailment Reserve Sub-Account, and all monies and investments deposited or to be deposited in such accounts;

(i) all accounts receivable, contract rights, franchises, interests, estate or other claims, both at law and in equity, now existing or hereafter arising, and relating to the Premises, the Improvements, the Fixtures or the Equipment, not included in Rents;

(j) all now existing or hereafter arising claims against any Person with respect to any damage to the Premises, the Improvements, the Fixtures or the Equipment, including, without limitation, damage arising from any defect in or with respect to the design or construction of the Improvements, the Fixtures or the Equipment and any damage resulting therefrom;

(k) all deposits or other security or advance payments, including rental payments now or hereafter made by or on behalf of Mortgagor to others, with respect to (i) insurance policies, (ii) utility services, (iii) cleaning, maintenance, repair or similar services, (iv) refuse removal or sewer service, (v) parking or similar services or rights and (vi) rental of Equipment, if any, relating to or otherwise used in the operation of the Premises, the Improvements, the Fixtures or the Equipment;

(l) all intangible property now or hereafter relating to the Premises, the Improvements, the Fixtures or the Equipment or its operation, including, without limitation, software, letter of credit rights, trade names, trademarks (including, without limitation, any licenses of or agreements to license trade names or trademarks now or hereafter entered into by Mortgagor), logos, building names and goodwill;

(m) all now existing or hereafter arising advertising material, guaranties, warranties, building permits, other permits, licenses, plans and specifications, shop and working drawings, soil tests, appraisals and other documents, materials and/or personal property of any kind now or hereafter existing in or relating to the Premises, the Improvements, the Fixtures, and the Equipment;

(n) all now existing or hereafter arising drawings, designs, plans and specifications prepared by architects, engineers, interior designers, landscape designers and any other consultants or professionals for the design, development, construction, repair and/or improvement of the Property, as amended from time to time;

(o) the right, in the name of and on behalf of Mortgagor, to appear in and defend any now existing or hereafter arising action or proceeding brought with respect to the Premises, the Improvements, the Fixtures or the Equipment as set forth herein and to commence any action or proceeding to protect the interest of Lender in the Premises, the Improvements, the Fixtures or the Equipment as set forth herein;

(p) all agreements, grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, management or parking agreements, party wall agreements or other instruments affecting the Property and all proceeds or income received with respect thereto; and

(q) all proceeds, products, substitutions and accessions (including claims and demands therefor) of each of the foregoing.

(r) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Premises or Improvements and Mortgagor’s interest in and to all such insurance policies and all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Premises or Improvements for the taking by eminent domain, condemnation or otherwise, of all or any part of the Premises or any servitude, easement or other right therein; and with respect to the proceeds referred to above, this Security Instrument is a collateral assignment thereof pursuant to Louisiana Revised Statutes 9:5386, et seq., whether such proceeds or any of them now exist or arise in the future, and the Mortgagor does hereby irrevocably make, constitute and appoint the Lender and the agents of the Lender as the true and lawful mandataries and attorneys-in-fact of Mortgagor to carry out and enforce all of the Mortgagor's right, title and interest in and to any or all of the proceeds hereby collaterally assigned. The collateral assignment herein made of the proceeds shall not be construed as imposing upon the Lender any obligations with respect thereto unless and until the Lender shall become the absolute owner thereof and the Mortgagor shall have been wholly dispossessed thereof.

All of the foregoing items (a) through (q), together with all of the right, title and interest of Mortgagor therein, are collectively referred to as the “Property”.

AND Mortgagor covenants with and warrants to Lender that:

ARTICLE I:   DEFINITIONS

Section 1.01.   Certain Definitions.

For all purposes of this Security Instrument, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

(i) the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;

(ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iii) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Security Instrument as a whole and not to any particular Section or other subdivision.

“Adjusted Net Cash Flow” shall mean on any determination date, the Pro-Forma Net Operating Income less (a) the Recurring Replacement Monthly Installment for all of the Cross-collateralized Properties multiplied by twelve (12), (b) the Reletting Reserve Monthly Installment for all of the Cross-collateralized Properties multiplied by twelve (12), and (c) Net Capital Expenditures for all of the Cross-collateralized Properties to be incurred (as estimated by Lender, in its reasonable discretion) for the subsequent twelve (12) month period. The Adjusted Net Cash Flow shall be calculated by Lender in accordance with the terms of this Security Instrument.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Allocated Loan Amount” shall mean the portion of the Loan Amount allocated to each Individual Property as set forth on Exhibit F annexed hereto and made a part hereof.

“Annual Budget” shall mean an annual budget submitted by Mortgagor to Lender in accordance with the terms of Section 2.09 hereof.

“Appraisal” shall mean the appraisal of the Property and all supplemental reports or updates thereto previously delivered to Lender in connection with the Loan.

“Appraiser” shall mean the Person who prepared the Appraisal.

“Approved Annual Budget” shall mean each Annual Budget approved by Lender in accordance with terms hereof.

“Approved Manager Standard” shall mean the standard of business operations, practices and procedures customarily employed by entities which possess the Minimum Manager Credentials.

“Architect” shall have the meaning set forth in Section 3.04(b)(i) hereof.

“Assignment” shall mean the Assignment of Leases and Rents and Security Deposits of even date herewith relating to the Property given by Mortgagor to Lender.

“Bank” shall mean the bank, trust company, savings and loan association or savings bank designated by Lender, in its sole and absolute discretion, in which the Central Account shall be located.

“Bankruptcy Code” shall mean 11 U.S.C. §101 et seq., as amended from time to time.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property: (a) Real Estate Taxes and (b) insurance premiums.

“Basic Carrying Costs Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.06 hereof.

“Basic Carrying Costs Monthly Installment” shall mean Lender’s reasonable estimate of one-twelfth (1/12th) of the annual amount for Basic Carrying Costs. “Basic Carrying Costs Monthly Installment” shall also include, if required by Lender, a sum of money which, together with such monthly installments, will be sufficient to make the payment of each such Basic Carrying Cost at least thirty (30) days prior to the date initially due. Should such Basic Carrying Costs not be ascertainable at the time any monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be determined by Lender in its reasonable discretion on the basis of the aggregate Basic Carrying Costs for the prior Fiscal Year or month or the prior payment period for such cost. As soon as the Basic Carrying Costs are fixed for the then current Fiscal Year, month or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior monthly payments. If at any time during the term of the Loan Lender determines that there will be insufficient funds in the Basic Carrying Costs Escrow Account to make payments when they become due and payable, Lender shall have the right to adjust the Basic Carrying Costs Monthly Installment such that there will be sufficient funds to make such payments.

“Basic Carrying Costs Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 into which the Basic Carrying Costs Monthly Installments shall be deposited.

“Business Day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York or the State of North Carolina are authorized or obligated by law or executive order to be closed, or at any time during which the Loan is an asset of a Securitization, the cities, states and/or commonwealths used in the comparable definition of “Business Day” in the Securitization documents.

“Capital Expenditures” shall mean for any period, the amount expended for items capitalized under GAAP including expenditures for building improvements or major repairs, leasing commissions and tenant improvements.

“Cash Expenses” shall mean for any period, the operating expenses for the Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Mortgagor minus payments into the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Reletting Reserve Sub-Account and the Recurring Replacement Reserve Sub-Account.

“Central Account” shall mean an Eligible Account, maintained at the Bank, in the name of Lender or its successors or assigns (as secured party) as may be designated by Lender.

“Closing Date” shall mean the date of the Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

“Condemnation Proceeds” shall mean all of the proceeds in respect of any Taking or purchase in lieu thereof.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

“Control” means, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,” “Controlling” or “Controlled by.”

“CPI” shall mean “The Consumer Price Index (New Series) (Base Period 1982-84=100) (all items for all urban consumers)” issued by the Bureau of Labor Statistics of the United States Department of Labor (the “Bureau”). If the CPI ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the term, components or number of items contained in said index, or if the index is altered, modified, converted or revised in any other way, then the index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the index in effect at the date of this Security Instrument not been altered. If at any time during the term of this Security Instrument the CPI shall no longer be published by the Bureau, then any comparable index issued by the Bureau or similar agency of the United States issuing similar indices shall be used in lieu of the CPI.

“Cross-collateralized Mortgage” shall mean that certain mortgage, security agreement, assignment of rents and fixture filing as originally executed or as same may hereafter from time to time be supplemented, amended, modified, extended granted by the Texas Borrowers to Lender as security for the Note.

“Cross-collateralized Property” shall mean each parcel or parcels of real property as identified on Exhibit G-1 to G-14 attached hereto and made a part hereof encumbered by this Mortgage and the Cross-collateralized Mortgage; provided, however, at such time, if any, that a Cross-collateralized Property is released by Lender, the property which was encumbered by either this Security Instrument or the Cross-collateralized Mortgage shall no longer constitute a Cross-collateralized Property.

“Current Month” shall mean the period from the eleventh (11th) day of each month through and including the tenth (10th) day of the following month.

"Curtailment Reserve Escrow Account" shall mean the Escrow Account maintained pursuant to Section 5.11 hereof into which sums shall be deposited during an O&M Operative Period.

"Curtailment Reserve Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof.

“Debt” shall mean the principal of, prepayment premium (if any) and interest on the Note and all other obligations, liabilities or sums due or to become due under, or advanced in accordance herewith to protect the security of, the Security Instrument, the Note or any other Loan Document, including, without limitation, interest on said obligations, liabilities or sums.

“Debt Service Coverage” shall mean the quotient obtained by dividing Adjusted Net Cash Flow for all of the Cross-collateralized Properties for the specified period by the sum of the aggregate payments of interest and principal due for such specified period under the Note (determined as of the date the calculation of Debt Service Coverage is required or requested hereunder) based upon an assumed Debt Service due and payable on the Loan as calculated on a 7.1% debt service constant.

“Debt Service Payment Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Required Debt Service Payment shall be deposited.

“Default” shall mean any Event of Default or event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

“Default Rate” shall mean the lesser of (a) the highest rate allowable at law and (b) four percent (4%) above the interest rate set forth in the Note.

“Default Rate Interest” shall mean, to the extent the Default Rate becomes applicable, interest in excess of the interest which would have accrued on (a) the Principal Amount and (b) any accrued but unpaid interest, if the Default Rate was not applicable.

“Development Laws” shall mean all applicable subdivision, zoning, environmental protection, wetlands protection, or land use laws or ordinances, and any and all applicable rules and regulations of any Governmental Authority promulgated thereunder or related thereto.

“Eligible Account” shall mean a segregated account which is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, Inc. (“Fitch”), otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its second highest rating category at all times (or, in the case of the Basic Carrying Costs Escrow Account, the long term unsecured debt obligations of which are rated at least “AA” (or its equivalent)) by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) or, if the funds in such account are to be held in such account for less than thirty (30) days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its second highest rating category at all times or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) to each Rating Agency, which may be an account maintained by Lender or its agents. Eligible Accounts may bear interest. The title of each Eligible Account shall indicate that the funds held therein are held in trust for the uses and purposes set forth herein.

“Engineer” shall have the meaning set forth in Section 3.04(b)(i) hereof.

“Engineering Escrow Account” shall mean an Escrow Account established and maintained pursuant to Section 5.12 hereof relating to payments for any Required Engineering Work.

“Engineering Report” shall mean the engineering report for the Property and any supplements or updates thereto, previously delivered to Lender in connection with the Loan.

“Environmental Problem” shall mean any of the following:

(a) the presence of any Hazardous Material on, in, under, or above all or any portion of the Property;

(b) the release or threatened release of any Hazardous Material from or onto the Property;

(c) the violation or threatened violation of any Environmental Statute with respect to the Property; or

(d) the failure to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Statute with respect to the Property.

A condition described above shall be an Environmental Problem regardless of whether or not any Governmental Authority has taken any action in connection with the condition and regardless of whether that condition was in existence on or before the date hereof.

“Environmental Report” shall mean the environmental audit report for the Property and any supplements or updates thereto, previously delivered to Lender in connection with the Loan.

“Environmental Statute” shall mean any federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent) or judgment applicable to Mortgagor or the Property including, without limitation, any judgment or settlement based on common law theories, and any provisions or condition of any permit, license or other authorization binding on Mortgagor relating to (a) the protection of the environment or the health of persons (including employees) from actual or potential exposure (or effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Materials or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §1101 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. §7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. §4321, the Rivers and Harbors Act of 1899, 33 U.S.C. §401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. §1531 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §651 et seq., and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §300(f) et seq., and all rules, regulations and guidance documents promulgated or published thereunder.

“Equipment” shall have the meaning set forth in granting clause (d) of this Security Instrument.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Security Instrument and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which Mortgagor or Guarantor is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Mortgagor or Guarantor is a member.

“Escrow Account” shall mean each of the Engineering Escrow Account, the Basic Carrying Costs Escrow Account, the Recurring Replacement Reserve Escrow Account, the Reletting Reserve Escrow Account, the Operation, Maintenance Expense Escrow Account and the Curtailment Reserve Escrow Account, each of which shall be an Eligible Account or book entry sub-account of an Eligible Account.

“Event of Default” shall have the meaning set forth in Section 13.01 hereof.

“Extraordinary Expense” shall mean an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget or allotted for in the Recurring Replacement Reserve Sub-Account or the Reletting Reserve Sub-Account.

“Fiscal Year” shall mean the twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of this Security Instrument, or such other fiscal year of Mortgagor as Mortgagor may select from time to time with the prior written consent of Lender.

“Fixtures” shall have the meaning set forth in granting clause (d) of this Security Instrument.

“Force Majeure” shall mean strikes, lockouts, labor disputes, acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental actions, terrorist acts, civil commotion, insurrection, revolution, sabotage or fire or other casualty or other events beyond the reasonable control of Mortgagor and/or its Affiliates, but Mortgagor’s and/or its Affiliates’ lack of funds in and of itself shall not be deemed a cause beyond the control of Mortgagor and/or its Affiliates.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

“General Partner” shall mean, if Mortgagor is a partnership, each general partner of Mortgagor and, if Mortgagor is a limited liability company, each managing member of Mortgagor and in each case, if applicable, each general partner or member of such general partner or managing member.

“Governmental Authority” shall mean, with respect to any Person, any federal or State government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal, in each case having jurisdiction over such applicable Person or such Person’s property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

“Guarantor” shall mean any Person guaranteeing, in whole or in part, the obligations of Mortgagor under the Loan Documents.

“Hazardous Material” shall mean any flammable, explosive or radioactive materials, hazardous materials or wastes, hazardous or toxic substances, pollutants, asbestos or any material containing asbestos, molds, spores and fungus which may pose a risk to human health or the environment or any other substance or material as defined in or regulated by any Environmental Statutes.

“Impositions” shall mean all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible, transaction, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Security Instrument), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rent (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Mortgagor (including, without limitation, all franchise, single business or other taxes imposed on Mortgagor for the privilege of doing business in the jurisdiction in which the Property or any other collateral delivered or pledged to Lender in connection with the Loan is located) or Lender, (b) the Property or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property, or any part thereof, or the leasing or use of the Property, or any part thereof, or the acquisition or financing of the acquisition of the Property, or any part thereof, by Mortgagor.

“Improvements” shall have the meaning set forth in granting clause (b) of this Security Instrument.

“Indemnified Parties” shall have the meaning set forth in Section 12.01 hereof.

“Indemnity and Guaranty” shall mean that certain Indemnity and Guaranty executed and delivered by Lightstone Value Plus Real Estate Investment Trust, Inc., dated as of the date hereof.

“Independent” shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in Mortgagor, or in any Affiliate of Mortgagor or any constituent partner, shareholder, member or beneficiary of Mortgagor, (c) is not connected with Mortgagor or any Affiliate of Mortgagor or any constituent partner, shareholder, member or beneficiary of Mortgagor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions and (d) is not a member of the immediate family of a Person defined in (b) or (c) above.

“Individual Property” shall mean each parcel or parcels of real property encumbered by this Security Instrument as identified on Exhibit F attached hereto and made a part hereof.

“Initial Engineering Deposit” shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

“Initial Reletting Reserve Deposit” shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

“Initial Recurring Reserve Deposit” shall equal the amount required to be deposited by Mortgagor into the Recurring Replacement Reserve Escrow Account on the Closing Date as set forth on Exhibit B.

“Insolvency Opinion” shall have the meaning set forth in Section 2.02(g)(xix) hereof.

“Institutional Lender” shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company or pension and/or annuity company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees’ pension or retirement system, or any other government agency supervising the investment of public funds, or (j) any other entity all of the equity owners of which are Institutional Lenders; provided that each of said Persons shall have net assets in excess of $1,000,000,000 and a net worth in excess of $500,000,000, be in the business of making commercial mortgage loans, secured by properties of like type, size and value as the Property and have a long term credit rating which is not less than “BBB-” (or its equivalent) from the Rating Agency.

“Insurance Proceeds” shall mean all of the proceeds received under the insurance policies required to be maintained by Mortgagor pursuant to Article III hereof.

“Insurance Requirements” shall mean all terms of any insurance policy required by this Security Instrument, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Property or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other Person exercising similar functions.

“Interest Rate” shall have the meaning set forth in the Note.

“Late Charge” shall have the meaning set forth in Section 13.09 hereof.

“Leases” shall have the meaning set forth in granting clause (f) of this Security Instrument.

“Legal Requirement” shall mean as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, articles of organization, agreement of limited partnership or other organization or governing documents of such Person, and any law, statute, order, code, ordinance, judgment, decree, injunction, treaty, rule or regulation (including, without limitation, Environmental Statutes, Development Laws and Use Requirements) or determination of an arbitrator or a court or other Governmental Authority and all covenants, agreements, restrictions and encumbrances contained in any instruments, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lender” shall mean the Lender named herein and its successors or assigns.

“Loan” shall have the meaning set forth in the Recitals hereto.

“Loan Amount” shall have the meaning set forth in the Recitals hereto.

“Loan Documents” shall mean this Security Instrument, the Note, the Assignment, and any and all other agreements, instruments, certificates or documents executed and delivered by Mortgagor, Borrower or any Affiliate of Mortgagor in connection with the Loan.

“Loan Year” shall mean each 365 day period (or 366 day period if the month of February in a leap year is included) commencing on the first day of the month following the Closing Date (provided, however, that the first Loan Year shall also include the period from the Closing Date to the end of the month in which the Closing Date occurs).

“Loss Proceeds” shall mean, collectively, all Insurance Proceeds and all Condemnation Proceeds.

"Louisiana Borrowers" shall mean the Delaware limited liability companies listed on Schedule 1 annexed hereto.

“Major Space Lease” shall mean any Space Lease of a tenant or Affiliate of such tenant where such tenant or such Affiliate leases, in the aggregate, in excess of ten (10%) percent of rentable square feet of space at the Property.

“Management Agreement” shall have the meaning set forth in Section 7.02 hereof.

“Manager” shall mean Mortgagor and any other Person, other than Mortgagor, which manages the Property on behalf of Mortgagor.

“Manager Certification” shall have the meaning set forth in Section 2.09 hereof.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) the Property, (b) the business, profits, management, operations or condition (financial or otherwise) of Mortgagor, (c) the enforceability, validity, perfection or priority of the lien or security interest of any Loan Document or (d) the ability of Mortgagor to perform any material obligations under any Loan Document.

“Maturity”, when used with respect to the Note, shall mean the Maturity Date set forth in the Note, as same may be extended in accordance with the Note, or such other date pursuant to the Note on which the final payment of principal, and premium, if any, on the Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, or otherwise.

“Maturity Date” shall mean the Maturity Date set forth in the Note.

“Minimum Manager Credentials” shall mean (i) the employment of a senior executive who has the responsibility for oversight of the Property and has at least five (5) years’ experience in the management of industrial centers and (ii) the management of not less than five (5) industrial center properties (excluding the Cross-collateralized Properties) having an aggregate leasable square footage of not less than the lesser of (a) one million leasable square feet and (b) five (5) times the leasable square feet of the Property.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Mortgagor, Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Net Capital Expenditures” shall mean for any period the amount by which Capital Expenditures during such period exceeds reimbursements for such items during such period from any fund established pursuant to the Loan Documents.

“Net Operating Income” shall mean in each Fiscal Year or portion thereof during the term hereof, Operating Income less Operating Expenses.

“Net Proceeds” shall mean the excess of (a)(i) the purchase price (at foreclosure or otherwise) actually received by Lender with respect to the Property as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (ii) in the event that Lender (or Lender’s nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (b) all costs and expenses, including, without limitation, all attorneys’ fees and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies, including the sale of such Property after a foreclosure against the Property.

“Note” shall have the meaning set forth in the Recitals hereto.

"O&M Operative Period" shall mean the period of time commencing upon the determination by Lender that the Debt Service Coverage (tested quarterly except during the continuance of an O&M Operative Period, in which event Debt Service Coverage shall be tested monthly and shall be calculated based upon information contained in the reports furnished to Lender pursuant to Section 2.09 hereof) is less than 1.10:1.0 for the preceding fiscal quarter and terminating, in each case, on the Payment Date next succeeding the date upon which Lender has determined that the Debt Service Coverage has been 1.10:1 or greater for the immediately preceding two fiscal quarters.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Mortgagor which is signed on behalf of Mortgagor by an authorized representative of Mortgagor which states that the items set forth in such certificate are true, accurate and complete in all respects.

“Operating Expenses” shall mean, in each Fiscal Year or portion thereof during the term hereof, all expenses directly attributable to the operation, repair and/or maintenance of the Property including, without limitation, (a) Impositions, (b) insurance premiums, (c) management fees, whether or not actually paid, equal to the greater of the actual management fees or expenses and four percent (4%) of annual “base” or “fixed” Rent due under the Leases and (d) costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Improvements and actually paid for by Mortgagor. Operating Expenses shall not include interest, principal and premium, if any, due under the Note or otherwise in connection with the Debt, income taxes, Capital Expenditures, any non-cash charge or expense such as depreciation, amortization or any item of expense otherwise includable in Operating Expenses which is paid directly by any tenant except real estate taxes paid directly to any taxing authority by any tenant or contributions by Mortgagor to any reserve funds required under the Loan Documents.

“Operating Income” shall mean, in each Fiscal Year or portion thereof during the term hereof, all revenue derived by Mortgagor arising from the Property including, without limitation, rental revenues (whether denominated as basic rent, additional rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to Leases or otherwise in connection with the Property, and the proceeds of business interruption, rent or other similar insurance. Operating Income shall not include (a) Insurance Proceeds (other than proceeds of rent, business interruption or other similar insurance allocable to the applicable period) and Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Property allocable to the applicable period), or interest accrued on such Condemnation Proceeds, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, (d) capital contributions or loans to Mortgagor or an Affiliate of Mortgagor, (e) any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Mortgagor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) Rent paid by or on behalf of any lessee under a Space Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to the Bankruptcy Code or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Space Lease has been affirmed by the trustee in such proceeding or action, (h) Rent paid by or on behalf of any lessee under a Space Lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof unless the lessee thereunder has a long-term unsecured debt rating of not less than “BBB+” (or its equivalent) from the Rating Agency, (i) Rent paid by or on behalf of any lessee under a Space Lease in whole or partial consideration for the termination of any Space Lease, (j) rent paid by or on behalf of lessees under month-to-month Space Leases for lessees which have been in occupancy for less than six (6) months, (k) rent paid by or on behalf of any lessee under a Space Lease that is more than thirty (30) days in arrears in its obligations under such Space Lease, (l) Rents paid by or on behalf of lessees who have given notice that they will be vacating the premises demised under their respective Space Leases more than thirty (30) days prior to the stated expiration date set forth in such Space Leases, or (m) sales tax rebates from any Governmental Authority.

“Operation and Maintenance Expense Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.09 hereof relating to the payment of Operating Expenses (exclusive of Basic Carrying Costs).

“Operation and Maintenance Expense Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which sums allocated for the payment of Cash Expenses, Net Capital Expenditures and approved Extraordinary Expenses shall be deposited.

“Payment Date” shall have the meaning set forth in the Note.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

“Permitted Encumbrances” shall have the meaning set forth in Section 2.05(a) hereof.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan” shall mean an employee benefit or other plan established or maintained by Mortgagor, Guarantor or any ERISA Affiliate during the five-year period ended prior to the date of this Security Instrument or to which Mortgagor, Guarantor or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Security Instrument, been required to make contributions (whether or not covered by Title IV of ERISA or Section 302 of ERISA or Section 401(a) or 412 of the Code), other than a Multiemployer Plan.

“Premises” shall have the meaning set forth in granting clause (a) of this Security Instrument.

“Principal Amount” shall mean the Loan Amount as such amount may be reduced from time to time pursuant to the terms of this Security Instrument, the Note or the other Loan Documents.

“Pro-Forma Net Operating Income” shall mean Pro-Forma Operating Income less Pro-Forma Operating Expenses.

“Pro-Forma Operating Expenses” shall mean projected aggregate annualized Operating Expenses for all of the Cross-collateralized Properties based on a trailing twelve (12)-month period as reasonably adjusted by Lender to take into account, among other things, anticipated increases or decreases in Operating Expenses.

“Pro-Forma Operating Income” shall mean the lesser of (i) projected aggregate Operating Income for the Cross-collateralized Properties for the immediately subsequent 12-month period and (ii) actual aggregate Operating Income for the Cross-collateralized Properties for the immediately preceding 12-month period, as increased by scheduled rent increases set forth in the Space Leases and rent anticipated from tenants under Space Leases relating to any portion of the Premises which was previously not occupied provided such tenants are then in occupancy pursuant to Space Leases entered into in accordance with the terms of this Security Instrument and have paid all rents due under the Space Lease without abatement, suspension, deferment, diminution, reduction or other allowances for at least one full calendar month, in each case as determined by Lender based on the most recent rent roll and such other information as is required to be delivered by Mortgagor pursuant to Section 2.09 hereof and as reasonably adjusted by Lender to take into account, among other things, a vacancy factor equal to the greater of (x) anticipated vacancies for the succeeding 12-month period and (b) actual vacancies during the immediately preceding 12-month period.

“Prohibited Person” means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

“Property” shall have the meaning set forth in the granting clauses of this Security Instrument.

“Property Agreements” shall mean all agreements, grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, management or parking agreements, party wall agreements or other instruments affecting the Property, but not including any brokerage agreements, management agreements, service contracts, Space Leases or the Loan Documents.

“Rating Agency” shall mean Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Company, Inc. (“Standard & Poor’s”), Fitch, Inc., and Moody’s Investors Service, Inc. (“Moody’s”), collectively, and any successor to any of them; provided, however, that at any time after a Securitization, “Rating Agency” shall mean those of the foregoing rating agencies that from time to time rate the securities issued in connection with such Securitization.

“Real Estate Taxes” shall mean all real estate taxes, assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Security Instrument), water, sewer or other rents and charges, and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon the Property or any part thereof or any estate, right, title or interest therein.

“Realty” shall have the meaning set forth in Section 2.05(b) hereof.

“Recurring Replacement Expenditures” shall mean expenditures related to capital repairs, replacements and improvements performed at the Property from time to time.

“Recurring Replacement Monthly Installment” shall mean the amount per month as set forth on Exhibit B attached hereto and made a part hereof.

“Recurring Replacement Reserve Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.08 hereof relating to the payment of Recurring Replacement Expenditures.

“Recurring Replacement Reserve Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Recurring Replacement Monthly Installment shall be deposited.

“Reletting Expenditures” shall mean reasonable and actual out-of-pocket expenditures payable to bona-fide third parties incurred by Mortgagor relating to reletting of space at the Property and in connection with any brokerage commissions due and payable, or any improvements and replacements required to be made by Mortgagor (or reasonable and actual out-of-pocket expenditures paid to tenants in connection with any improvements and replacements made by tenants at the Property) under the terms of any Lease to prepare the relevant space for occupancy by the tenant thereunder.

“Reletting Reserve Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.07 hereof relating to the payment of Reletting Expenditures.

“Reletting Reserve Monthly Installment” shall mean (a) the amount set forth on Exhibit B attached hereto and made a part hereof plus (b) all sums received by Mortgagor in connection with any cancellation, termination or surrender of any Lease, including, without limitation, any surrender or cancellation fees, buy-out fees, or reimbursements for tenant improvements and leasing commissions.

“Reletting Reserve Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Reletting Reserve Monthly Installment shall be deposited.

“Rents” shall have the meaning set forth in granting clause (f) of this Security Instrument.

“Rent Account” shall mean an Eligible Account, maintained at the Bank, in the joint names of Mortgagor and Lender or its successors or assigns (as secured party) as may be designated by Lender.

“Rent Roll” shall have the meaning set forth in Section 2.05 (o) hereof.

“Required Debt Service Coverage” shall mean a Debt Service Coverage of not less than –1.20:1.0.

“Required Debt Service Payment” shall mean, as of any Payment Date, the amount of interest and principal then due and payable pursuant to the Note, together with any other sums due thereunder, including, without limitation, any prepayments required to be made or for which notice has been given under this Security Instrument, Default Rate Interest and premium, if any, paid in accordance therewith.

“Required Engineering Work” shall mean the immediate engineering and/or environmental remediation work set forth on Exhibit D attached hereto and made a part hereof.

“Retention Amount” shall have the meaning set forth in Section 3.04(b)(vii) hereof.

“Securities Act” shall mean the Securities Act of 1933, as the same shall be amended from time to time.

“Securitization” shall mean a public or private offering of securities by Lender or any of its Affiliates or their respective successors and assigns which are collateralized, in whole or in part, by this Security Instrument.

“Security Deposit Account” shall have the meaning set forth in Section 5.01 hereof.

“Security Instrument” shall mean this Security Instrument as originally executed or as it may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental hereto.

“Single Purpose Entity” shall mean a corporation, partnership, joint venture, limited liability company, trust or unincorporated association, which is formed or organized solely for the purpose of holding, directly, an ownership interest in the Property or a general partner interest in a Person, does not engage in any business unrelated to the Property, does not have any assets other than those related to its interest in the Property or a general partner interest in such Person, or any indebtedness, other than as permitted by this Security Instrument or the other Loan Documents, has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person separate and apart from any other Person and which otherwise satisfies the criteria of the Rating Agency, as in effect on the Closing Date, for a special-purpose bankruptcy-remote entity.

“Solvent” shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

“Space Leases” shall mean any Lease or sublease thereunder (including, without limitation, any Major Space Lease) or any other agreement providing for the use and occupancy of a portion of the Property as the same may be amended, renewed or supplemented.

“State” shall mean any of the states which are members of the United States of America.

“Stated Maturity”, when used with respect to the Note or any installment of interest and/or principal payment thereunder, shall mean the date specified in the Note as the fixed date on which a payment of principal and/or interest is due and payable.

“Sub-Accounts” shall have the meaning set forth in Section 5.02 hereof.

“Substantial Casualty” shall have the meaning set forth in Section 3.04(a)(iv) hereof.

“Taking” shall mean a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.

“Transfer” shall mean the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Property; (b) if Mortgagor or, if Mortgagor is a partnership, any General Partner, is a corporation, in the stock of Mortgagor or any General Partner; (c) if Mortgagor is a limited or general partnership, joint venture, limited liability company, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, in any Person having a legal or beneficial ownership in Mortgagor, excluding any legal or beneficial interest in any constituent limited partner, if Mortgagor is a limited partnership, or in any non-managing member, if Mortgagor is a limited liability company, unless such interest would, or together with all other direct or indirect interests in Mortgagor which were previously transferred, aggregate 49% or more of the partnership or membership, as applicable, interests in Mortgagor or would result in any Person who, as of the Closing Date, did not own, directly or indirectly, 49% or more of the partnership or membership, as applicable, interests in Mortgagor, owning, directly or indirectly, 49% or more of the partnership or membership, as applicable, interests in Mortgagor and excluding any legal or beneficial interest in any General Partner unless such interest would, or together with all other direct or indirect interest in the General Partner which were previously transferred, aggregate 49% or more of the partnership or membership, as applicable, interests in the General Partner (or result in a change in control of the management of the General Partner from the individuals exercising such control immediately prior to the conveyance or other disposition of such legal or beneficial interest) and shall also include, without limitation to the foregoing, the following: an installment sales agreement wherein Mortgagor agrees to sell the Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Mortgagor leasing all or substantially all of the Property to one or more Persons pursuant to a single or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor’s right, title and interest in and to any Leases or any Rent; any instrument subjecting the Property to a condominium regime or transferring ownership to a cooperative corporation; and the dissolution or termination of Mortgagor or the merger or consolidation of Mortgagor with any other Person. Notwithstanding the foregoing, “Transfer” shall not include the following transfer which would otherwise be a Transfer pursuant to clause (c) above with respect to Mortgagor: the acquisition, issuance or transfer (whether in one transaction or in a series of transactions) of securities in Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (hereinafter, "REIT") or the sale of REIT shares pursuant to its prospectus dated May 22, 2005, as supplemented, if the shares of REIT are listed on a national securities exchange and such transfer is in the ordinary course of trading of REIT's shares on a national securities exchange and so long as the securities of REIT are publicly traded except that (x) REIT shall not merge or consolidate into another entity (i.e., where REIT is not the surviving entity) (a “Merger”), and any transfer of interests or series of transfers in interests in REIT shall not result in more than 49% of REIT being owned by any single person or entity (or related group of people or entities) (a “Majority Transfer”) if provided all of the following conditions are satisfied if (i) written notice of any transfer pursuant to this proviso is given to Lender together with such documents relating to the transfer as Lender may reasonably require, (ii) there is a change in Control of Mortgagor, (iii) in the event that any Person (a “Principal Transferee”) who does not, as of the Closing Date, own or Control, directly or indirectly, 49% or more of the partnership or membership, as applicable, interests in Mortgagor acquires, directly or indirectly, 49% or more of the partnership or membership, as applicable, interests in Mortgagor, Lender is furnished an opinion, in form and substance and from counsel reasonably satisfactory to Lender, substantially similar to the Insolvency Opinion which discusses the substantive non-consolidation of Mortgagor with the Principal Transferee, (iv) no such transfer has any adverse effect either on the Single Purpose Entity status of Mortgagor under the requirements of any Rating Agency or on the status of Mortgagor as a continuing legal entity liable for the payment of the Debt and the performance of all other obligations secured hereby, (v) Mortgagor has delivered a letter from each Rating Agency confirming that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the transfer, be downgraded from the then current ratings thereof, qualified or withdrawn, (vi) in the event that any Person (together with its Affiliates) acquires a twenty percent (20%) or greater interest, directly or indirectly, in Mortgagor or there is a change in Control of Mortgagor, as a result of such transfer, Lender shall have consented to such transfer in its sole and absolute discretion.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State in which the Property is located.

“Unscheduled Payments” shall mean (a) all Loss Proceeds that Mortgagor has elected or is required to apply to the repayment of the Debt pursuant to this Security Instrument, the Note or any other Loan Documents, (b) any funds representing a voluntary or involuntary principal prepayment and (c) any Net Proceeds.

“Use Requirements” shall mean any and all building codes, permits, certificates of occupancy or compliance, laws, regulations, or ordinances (including, without limitation, health, pollution, fire protection, medical and day-care facilities, waste product and sewage disposal regulations), restrictions of record, easements, reciprocal easements, declarations or other agreements affecting the use of the Property or any part thereof.

“Welfare Plan” shall mean an employee welfare benefit plan as defined in Section 3(1) of ERISA established or maintained by Mortgagor, Guarantor or any ERISA Affiliate or that covers any current or former employee of Mortgagor, Guarantor or any ERISA Affiliate.

“Work” shall have the meaning set forth in Section 3.04(a)(i) hereof.

ARTICLE II: REPRESENTATIONS, WARRANTIES
AND COVENANTS OF MORTGAGOR

Section 2.01. Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided in the Note and the other Loan Documents, all in lawful money of the United States of America in immediately available funds.

Section 2.02. Representations, Warranties and Covenants of Mortgagor. Mortgagor represents, warrants and covenants to Lender:

(a) Organization and Authority. Each entity comprising Mortgagor (i) is a limited liability company, general partnership, limited partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to own and operate the Property and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in the jurisdiction where the Property is located and in each other jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary. If Mortgagor is a limited liability company, limited partnership or general partnership, each general partner or managing member, as applicable, of Mortgagor which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b) Power. Mortgagor and, if applicable, each General Partner has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to make the borrowings thereunder, to execute and deliver the Note and to grant to Lender a first lien on and security interest in the Property, subject only to the Permitted Encumbrances.

(c) Authorization of Borrowing. The execution, delivery and performance of the Loan Documents to which Mortgagor is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the grant of the liens on the Property pursuant to the Loan Documents to which Mortgagor is a party and the consummation of the Loan are within the powers of Mortgagor and have been duly authorized by Mortgagor and, if applicable, the General Partners, by all requisite action (and Mortgagor hereby represents that no approval or action of any member, limited partner or shareholder, as applicable, of Mortgagor is required to authorize any of the Loan Documents to which Mortgagor is a party other than such approval or action that has already been granted or taken) and will constitute the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its partnership agreement or partnership certificate or certificate of incorporation or by-laws, or operating agreement, or articles of organization, as applicable, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Mortgagor or the Property, or (ii) violate any provision of any indenture, agreement, mortgage, deed of trust, contract or other instrument to which Mortgagor or, if applicable, any General Partner is a party or by which any of their respective property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, deed of trust, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Lender as provided in the Loan Documents to which it is a party. The loan evidenced by the Note is being made for business or investment purposes.

(d) Consent. Neither Mortgagor nor, if applicable, any General Partner, is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Security Instrument, the Note or the other Loan Documents which has not been so obtained or filed.

(e) Intentionally Deleted.

(f) Other Agreements. Mortgagor is not a party to nor is otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Mortgagor nor, if applicable, any General Partner, is in violation of its organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Mortgagor or the Property, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(g) Maintenance of Existence. Mortgagor and, if applicable, General Partner at all times since their formation have been duly formed and existing and shall preserve and keep in full force and effect their existence as a Single Purpose Entity.

(ii) Mortgagor and, if applicable, General Partner, at all times since their organization have complied, and will continue to comply, with the provisions of its certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization and operating agreement, as applicable, and the laws of its jurisdiction of organization relating to partnerships, corporations or limited liability companies, as applicable.

(iii) Mortgagor and, if applicable, General Partner have done or caused to be done and will do all things necessary to observe organizational formalities and preserve their existence and each Mortgagor and, if applicable, General Partner will not amend, modify or otherwise change the certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization and operating agreement, as applicable, or other organizational documents of Mortgagor and, if applicable, General Partner without the prior written consent of Lender.

(iv) Mortgagor and, if applicable, General Partner, have at all times accurately maintained, and will continue to accurately maintain, their respective financial statements, accounting records and other partnership, company or corporate documents separate from those of any other Person, and Mortgagor will file its own tax returns or, if Mortgagor and/or, if applicable, General Partner is part of a consolidated group for purposes of filing tax returns, Mortgagor and General Partner, as applicable will be shown as separate members of such group. Mortgagor and, if applicable, General Partner have not at any time since their formation commingled, and will not commingle, their respective assets with those of any other Person and will maintain their assets in such a manner such that it will not be costly or difficult to segregate, ascertain or identify their individual assets from those of any other Person. Mortgagor and, if applicable, General Partner will not permit any Affiliate independent access to their bank accounts. Mortgagor and, if applicable, General Partner have at all times since their formation accurately maintained and utilized, and will continue to accurately maintain and utilize, their own separate bank accounts, payroll and separate books of account, stationery, invoices and checks.

(v) Mortgagor and, if applicable, General Partner, have at all times paid, and will continue to pay, their own liabilities from their own separate assets and shall each allocate and charge fairly and reasonably any overhead which Mortgagor and, if applicable, General Partner, shares with any other Person, including, without limitation, for office space and services performed by any employee of another Person.

(vi) Mortgagor and, if applicable, General Partner, have at all times identified themselves, and will continue to identify themselves, in all dealings with the public, under their own names and as separate and distinct entities and shall correct any known misunderstanding regarding their status as separate and distinct entities. Mortgagor and, if applicable, General Partner, have not at any time identified themselves, and will not identify themselves, as being a division of any other Person.

(vii) Mortgagor and, if applicable, General Partner, have been at all times, and will continue to use commercially reasonable efforts to be, adequately capitalized in light of the nature of their respective businesses; provided, however, in no event shall any direct or indirect member, partner or principal of Mortgagor be required to make additional capital contributions to any Mortgagor.

(viii) Mortgagor and, if applicable, General Partner, (A) have not owned, do not own and will not own any assets or property other than the Property and any incidental personal property necessary for the ownership, management or operation of the Property, (B) have not engaged and will not engage in any business other than the ownership, management and operation of the Property, (C) have not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (X) the Loan, and (Y) unsecured trade and operational debt which (1) is not evidenced by a note, (2) is incurred in the ordinary course of the operation of the Property, (3) does not exceed in the aggregate two percent (2%) of the Allocated Loan Amount for the Property and (4) which is, unless being contested in accordance with the terms of this Security Instrument, paid prior to the earlier to occur of the forty-fifth (45th) day after the date incurred and the date when due, (D) have not and will not pledge their assets for the benefit of any other Person, and (E) have not made and will not make any loans or advances to any Person (including any Affiliate).

(ix) Neither Mortgagor nor, if applicable, any General Partner will change its name or principal place of business without giving Lender at least thirty (30) days prior written notice thereof.

(x) Neither Mortgagor nor, if applicable, any General Partner have, and neither of such Persons will have, any subsidiaries.

(xi) Mortgagor will preserve and maintain its existence as a general partnership, limited partnership or limited liability company, as applicable as of the Closing Date, which is organized and existing under the laws of the State in which it is organized as of the Closing Date and all material rights, privileges, tradenames and franchises.

(xii) Neither Mortgagor, nor, if applicable, any General Partner, will merge or consolidate with, or sell all or substantially all of its respective assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution). Neither any Mortgagor, nor, if applicable, any General Partner will acquire any business or assets from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person.

(xiii) Mortgagor and, if applicable, General Partner, have not at any time since their formation assumed, guaranteed or held themselves out to be responsible for, and will not assume, guarantee or hold themselves out to be responsible for the liabilities or the decisions or actions respecting the daily business affairs of their partners, shareholders or members or any predecessor company, corporation or partnership, each as applicable, any Affiliates, or any other Persons. Mortgagor has not at any time since its formation acquired, and will not acquire, obligations or securities of its partners or shareholders, members or any predecessor company, corporation or partnership, each as applicable, or any Affiliates. Mortgagor and, if applicable, General Partner, have not at any time since their formation made, and will not make, loans to its partners, members or shareholders or any predecessor company, corporation or partnership, each as applicable, or any Affiliates of any of such Persons. Mortgagor and, if applicable, General Partner, have no known contingent liabilities nor do they have any material financial liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which it is otherwise bound other than under the Loan Documents.

(xiv) Mortgagor has not at any time since its formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with its Affiliates, members, partners or shareholders, as applicable, or any Affiliates thereof except in the ordinary course of business of Mortgagor on terms which are no less favorable to Mortgagor than would be obtained in a comparable arm’s length transaction with an unrelated third party.

(xv) If Mortgagor is a limited partnership or a limited liability company, the General Partner shall be a corporation or limited liability company whose sole asset is its interest in Mortgagor and the General Partner will at all times comply, and will cause Mortgagor to comply, with each of the representations, warranties, and covenants contained in this Section 2.02(g) as if such representation, warranty or covenant was made directly by such General Partner.

(xvi) Mortgagor shall at all times cause there to be at least two (2) duly appointed members of the board of directors or board of managers or other governing board or body, as applicable (an “Independent Director”), of, if Mortgagor is a corporation or single member limited liability company formed in the State of Delaware, Mortgagor, and, if Mortgagor is a limited partnership or multi-member limited liability company, of the General Partner, reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment, and may not be or have been at any time (A) a shareholder, officer, director, attorney, counsel, partner, member or employee of Mortgagor or any of the foregoing Persons or Affiliates thereof, (B) a customer or creditor of, or supplier or service provider to, Mortgagor or any of its shareholders, partners, members or their Affiliates, (C) a member of the immediate family of any Person referred to in (A) or (B) above, D) a Person Controlling, Controlled by or under common Control with any Person referred to in (A) through (C) above. A natural person who otherwise satisfies the foregoing definition except for being the Independent Director of a Single Purpose Entity Affiliated with Mortgagor or General Partner shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as the Independent Director, an Independent Director of a Single Purpose Entity Affiliated with Mortgagor or General Partner if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors.

(xvii)  Mortgagor and, if applicable, General Partner, shall not cause or permit the board of directors or board of managers or other governing board or body, as applicable, of each Mortgagor or, if applicable, General Partner, to take any action which, under the terms of any certificate of incorporation, by-laws or articles of organization with respect to any common stock, requires a unanimous vote of the board of directors of Mortgagor, or, if applicable, the General Partner, unless at the time of such action there shall be at least two members who are Independent Directors.

(xviii) Mortgagor and, if applicable, General Partner shall pay the salaries of their own employees and maintain a sufficient number of employees in light of their contemplated business operations.

(xix) Mortgagor shall, and shall cause its Affiliates to, conduct its business so that the assumptions made with respect to Mortgagor in that certain opinion letter relating to substantive non-consolidation dated the date hereof (the “Insolvency Opinion”) delivered in connection with the Loan shall be true and correct in all respects.

(h) No Defaults. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents. To the best of Mortgagor’s knowledge, Mortgagor is not in default beyond any applicable notice and/or grace periods in the payment or performance of any of its Contractual Obligations in any respect.

(i) Consents and Approvals. Mortgagor and, if applicable, each General Partner, have obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Mortgagor or, if applicable, the General Partner, in connection with the execution and delivery of, and the performance by Mortgagor of its obligations under, the Loan Documents.

(j) Investment Company Act Status, etc. Mortgagor is not (i) an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(k) Compliance with Law. (i) Except as previously disclosed to Lender in writing, Mortgagor has received no notice of violation of any Legal Requirements and (ii) except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect, Mortgagor is in compliance in all material respects with all Legal Requirements to which it or the Property is subject, including, without limitation, all Environmental Statutes, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act and ERISA. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and to the best of Mortgagor’s knowledge, no illegal activities are being conducted at or from the Property.

(l) Financial Information. To the best of Mortgagor’s knowledge, all financial data that has been delivered by Mortgagor to Lender (i) is true, complete and correct in all material respects, (ii) accurately represents the financial condition and results of operations of the Persons covered thereby as of the date on which the same shall have been furnished in all material respects, and (iii) to the extent prepared by an independent certified public accounting firm, has been prepared in accordance with GAAP (or such other accounting basis as is reasonably acceptable to Lender) throughout the periods covered thereby except as disclosed therein. As of the date hereof, neither Mortgagor nor, if applicable, any General Partner, has any contingent liability, liability for taxes or other unusual or forward commitment not reflected in such financial statements delivered to Lender. Since the date of the last financial statements delivered by Mortgagor to Lender except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of Mortgagor nor, if applicable, any General Partner, or in the results of operations of Mortgagor which would have a Material Adverse Effect. Neither Mortgagor nor, if applicable, any General Partner, has incurred any obligation or liability, contingent or otherwise not reflected in such financial statements which would have a Material Adverse Effect.

(m) Transaction Brokerage Fees. Neither Mortgagor nor Lender have dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Security Instrument. MORTGAGOR HEREBY AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS FOR, FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, COSTS AND EXPENSES OF ANY KIND IN ANY WAY RELATING TO OR ARISING FROM (I) A CLAIM BY ANY PERSON THAT SUCH PERSON ACTED ON BEHALF OF MORTGAGOR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN OR (II) ANY BREACH OF THE FOREGOING REPRESENTATION. THE PROVISIONS OF THIS SUBSECTION (M) SHALL SURVIVE THE REPAYMENT OF THE DEBT.

(n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

(o) Pending Litigation. Except as previously disclosed in writing to Lender, there are no actions, suits or proceedings pending or, to the knowledge of Mortgagor, threatened against or affecting Mortgagor or the Property in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

(p) Solvency; No Bankruptcy. Mortgagor and, if applicable, the General Partner, (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person’s assets or property and Mortgagor has no knowledge of any Person contemplating the filing of any such petition against it or, if applicable, the General Partner. None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Mortgagor and Mortgagor has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Mortgagor’s assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted. Mortgagor does not intend to, nor believe that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

(q) Use of Proceeds. The proceeds of the Loan shall be applied by Mortgagor to, inter alia, (i) satisfy certain secured loans presently encumbering all or a part of the Property and (ii) pay certain transaction costs incurred by Mortgagor in connection with the Loan. No portion of the proceeds of the Loan will be used by Mortgagor for family, personal, agricultural or household use.

(r) Tax Filings. Mortgagor and, if applicable, each General Partner, have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Mortgagor and, if applicable, each General Partner. Mortgagor and, if applicable, each General Partner, believe that their respective tax returns properly reflect the income and taxes of Mortgagor and said General Partner, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

(s) Not Foreign Person. Mortgagor is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

(t) ERISA. (i) The assets of Mortgagor and Guarantor are not and will not become treated as “plan assets”, whether by operation of law or under regulations promulgated under ERISA. Each Plan and Welfare Plan, and, to the knowledge of Mortgagor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which Mortgagor would be under an obligation to furnish a report to Lender under clause (ii)(A) of this Section. Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Mortgagor, Guarantor or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Mortgagor, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by fully paid up insurance or (C) severance benefits.

(ii) Mortgagor will furnish to Lender as soon as possible, and in any event within ten (10) days after Mortgagor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, an Officer’s Certificate setting forth details respecting such event or condition and the action, if any, that Mortgagor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority)) by Mortgagor or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental Authority:

(A) any reportable event, as defined in Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code and of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

(B) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Mortgagor or an ERISA Affiliate to terminate any Plan;

(C) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Mortgagor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(D) the complete or partial withdrawal from a Multiemployer Plan by Mortgagor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Mortgagor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(E) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Mortgagor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

(F) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Mortgagor or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

(G) the imposition of a lien or a security interest in connection with a Plan.

(iii) Mortgagor shall not knowingly engage in or permit any transaction in connection with which Mortgagor, Guarantor or any ERISA Affiliate could be subject to either a civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Mortgagor, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (C) severance benefits, permit the assets of Mortgagor or Guarantor to become “plan assets”, whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Mortgagor, Guarantor or any ERISA Affiliate.

(u) Labor Matters. No organized work stoppage or labor strike is pending or, to Mortgagor’s best knowledge, threatened by employees or other laborers at the Property and neither Mortgagor nor Manager (i) is involved in or, to the best of their knowledge, threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property and no such agreement or contract is currently being negotiated by Mortgagor, Manager or any of their Affiliates.

(v) Mortgagor’s Legal Status. Mortgagor’s exact legal name that is indicated on the signature page hereto, organizational identification number and place of business or, if more than one, its chief executive office, as well as Mortgagor’s mailing address, if different, which were identified by Mortgagor to Lender and contained in this Security Instrument, are true, accurate and complete. Mortgagor (i) will not change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one without giving Lender at least thirty (30) days prior written notice of such change, (ii) if Mortgagor does not have an organizational identification number and later obtains one, Mortgagor shall promptly notify Lender of such organizational identification number and (iii) Mortgagor will not change its type of organization, jurisdiction of organization or other legal structure.

(w) Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Mortgagor, General Partner, any Guarantor, or any Person who owns any equity interest in or Controls Mortgagor, General Partner or any Guarantor currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Mortgagor has implemented procedures, approved by General Partner, to ensure that no Person who now or hereafter owns an equity interest in Mortgagor or General Partner is a Prohibited Person or Controlled by a Prohibited Person, and (ii) none of Mortgagor, General Partner, or any Guarantor are in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. To the best of Mortgagor’s knowledge, no tenant at the Property currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and, to the best of Mortgagor’s knowledge, no tenant at the Property is owned or Controlled by a Prohibited Person. Mortgagor has implemented procedures to ensure that no tenant at the Property is a Prohibited Person or owned or Controlled by a Prohibited Person.

Section 2.03. Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust or deeds to secure debt, as applicable, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Mortgagor may be or may hereafter become bound to convey or assign to Lender, or for carrying out or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Property. Mortgagor grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Security Instrument and to effect the intent hereof, all as fully and effectually as Mortgagor might or could do; and Mortgagor hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof; provided that Lender shall not exercise such power of attorney unless and until Mortgagor fails to take the required action within five (5) Business Days of demand unless the failure to so exercise it could, in Lender’s reasonable judgment, result in a Material Adverse Effect. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, Mortgagor will issue, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Section 2.04. Recording of Security Instrument, etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, at the request of Lender, from time to time, will cause this Security Instrument, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully perfect and protect the lien or security interest hereof upon, and the interest of Lender in, the Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Security Instrument, any mortgage, deed of trust or deed to secure debt, as applicable, supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges imposed on, or arising out of or in connection with the execution, delivery and recording of this Security Instrument, any mortgage, deed of trust or deed to secure debt, as applicable, supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law to do so, in which event Lender may declare the Debt to be immediately due and payable. Mortgagor shall hold harmless and indemnify Lender, and its successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of this Security Instrument.

Section 2.05. Representations and Warranties as to the Property. Mortgagor represents and warrants with respect to the Property as follows:

(a) Lien Priority and Perfection. This Security Instrument is a valid and enforceable (and, upon recordation in the Official Records, will be a perfected) first lien on the Property, free and clear of all encumbrances, security interests, and liens having priority over the lien and security interest of this Security Instrument, except for the items set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Security Instrument, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Security Instrument, materially affect the value or insurability of the Property, impair the use or operation of the Property for the use currently being made thereof or impair Mortgagor’s ability to pay its obligations in a timely manner (such items being the “Permitted Encumbrances”).

(b) Title. Mortgagor has, subject only to the Permitted Encumbrances, good, insurable and marketable fee simple title to the Premises, Improvements and Fixtures (collectively, the “Realty”) and to all easements and rights benefiting the Realty and has the right, power and authority to mortgage, encumber, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign, and hypothecate the Property. Subject to Permitted Encumbrances, Mortgagor will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims made by, through or under Mortgagor and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all Persons whomsoever claiming by, through or under Mortgagor. The foregoing warranty of title shall survive the foreclosure of this Security Instrument and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure. In addition, there are no outstanding options or rights of first refusal to purchase the Property or Mortgagor’s ownership thereof.

(c) Taxes and Impositions. Other than those being contested in accordance herewith, all taxes and other Impositions and governmental assessments due and owing and not delinquent in respect of, and affecting, the Property have been paid. Other than those being contested in accordance herewith, Mortgagor has paid all Impositions which constitute special governmental assessments in full, except for those assessments which are permitted by applicable Legal Requirements to be paid in installments, in which case all installments which are due and payable have been paid in full. There are no pending, or to Mortgagor’s best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

(d) Casualty; Flood Zone. Except as set forth in the Engineering Report and Environmental Report, the Realty is in good repair and free and clear of any damage, destruction or casualty (whether or not covered by insurance) that would materially affect the value of the Realty or the use for which the Realty was intended, there exists no structural or other material defects or damages in or to the Property and Mortgagor has not received any written notice from any insurance company or bonding company of any material defect or inadequacies in the Property, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. No portion of the Premises is located in an “area of special flood hazard,” as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 CFR § 1909.1) or Mortgagor has obtained the flood insurance required by Section 3.01(a)(vi) hereof. The Premises either does not lie in a 100 year flood plain that has been identified by the Secretary of Housing and Urban Development or any other Governmental Authority or, if it does, Mortgagor has obtained the flood insurance required by Section 3.01(a)(vi) hereof.

(e) Completion; Encroachment. All Improvements necessary for the efficient use and operation of the Premises, including, without limitation, all Improvements which were included for purposes of determining the appraised value of the Property in the Appraisal, have been completed and none of said Improvements lie outside the boundaries and building restriction lines of the Premises. Except as set forth in the title insurance policy insuring the lien of this Security Instrument, no improvements on adjoining properties encroach upon the Premises.

(f) Separate Lot. The Premises are taxed separately without regard to any other real estate and constitute a legally subdivided lot under all applicable Legal Requirements (or, if not subdivided, no subdivision or platting of the Premises is required under applicable Legal Requirements), and for all purposes may be mortgaged, encumbered, conveyed or otherwise dealt with as an independent parcel. Except as previously disclosed in writing to Lender, the Property does not benefit from any tax abatement or exemption.

(g) Use. To the best of Mortgagor’s knowledge, the existence of all Improvements, the present use and operation thereof and the access of the Premises and the Improvements to all of the utilities and other items referred to in paragraph (k) below are in compliance in all material respects with all Leases affecting the Property and all applicable Legal Requirements, including, without limitation, Environmental Statutes, Development Laws and Use Requirements. Mortgagor has not received any notice from any Governmental Authority alleging any uncured violation relating to the Property of any applicable Legal Requirements. There will be no residential use of the Property.

(h) Licenses and Permits. Mortgagor currently holds and will continue to hold all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person which are material for the lawful occupancy and operation of the Realty or which are material to the ownership or operation of the Property or the conduct of Mortgagor’s business. All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and in full force and effect.

(i) Environmental Matters. Mortgagor has received and reviewed the Environmental Report and has no reason to believe that the Environmental Report contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which such statements were made, not misleading.

(j) Property Proceedings. Other than as previously disclosed in writing by Mortgagor to Lender, there are no actions, suits or proceedings pending or, to Mortgagor’s knowledge, threatened in any court or before any Governmental Authority or arbitration board or tribunal (i) relating to (A) the zoning of the Premises or any part thereof, (B) any certificates of occupancy, licenses, registrations, permits, consents or approvals issued with respect to the Property or any part thereof, (C) the condemnation of the Property or any part thereof, or (D) the condemnation or relocation of any roadways abutting the Premises required for access or the denial or limitation of access to the Premises or any part thereof from any point of access to the Premises, (ii) asserting that (A) any such zoning, certificates of occupancy, licenses, registrations, permits, consents and/or approvals do not permit the operation of any material portion of the Realty as presently being conducted, (B) any material improvements located on the Property or any part thereof cannot be located thereon or operated with their intended use or (C) the operation of the Property or any part thereof is in violation in any material respect of any Environmental Statutes, Development Laws or other Legal Requirements or Space Leases or Property Agreements or (iii) which might (A) affect the validity or priority of any Loan Document or (B) have a Material Adverse Effect.

(k) Utilities. The Premises has rights of access to water, gas and/or electrical supply, storm and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items, by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting the Premises or through permanent insurable easements benefiting the Premises), fire and police protection, parking, and means of direct access between the Premises and public highways over recognized curb cuts (or such access to public highways is through private roadways which may be used for ingress and egress pursuant to permanent insurable easements).

(l) Mechanics’ Liens. The Property is free and clear of any mechanics’ liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Security Instrument, except those which are insured against by the title insurance policy insuring the lien of this Security Instrument. No stop notices have been served with respect to any work, labor or materials furnished to or for the benefit of the Property or any portion thereof, and no disputes currently exist with respect to any of such matters.

(m) Title Insurance. Lender has received a lenders’ commitment to issue a title insurance policy insuring this Security Instrument as a first lien on the Realty subject only to Permitted Encumbrances.

(n) Insurance. The Property is insured in accordance with the requirements set forth in Article III hereof.

(o) Space Leases.

(i) Mortgagor has delivered a true, correct and complete schedule of all Space Leases as of the date hereof, which accurately and completely sets forth in all material respects, for each such Space Lease, the following (collectively, the “Rent Roll”): the name and address of the tenant with the lease expiration date, extension and renewal options; the base rent and percentage rent payable; all additional rent and pass through obligations; and the security deposit held thereunder and the location of such deposit.

(ii) Each Space Lease constitutes the legal, valid and binding obligation of Mortgagor and, to the knowledge of Mortgagor, is enforceable against the tenant thereof. Except as set forth on the Rent Roll or in any estoppel certificate delivered to Lender, no default exists, or with the passing of time or the giving of notice would exist by Mortgagor or, to the best of Mortgagor’s knowledge, by any tenant at the Property, (A) under any Major Space Lease or (B) under any other Space Leases which would, in the aggregate, have a Material Adverse Effect.

(iii) Except as disclosed to Lender and to the best of Mortgagor’s knowledge, no tenant under any Space Lease has, as of the date hereof, paid Rent more than thirty (30) days in advance, and the Rents under such Space Leases have not been waived, released, or otherwise discharged or compromised.

(iv) Except as set forth on the Rent Roll or previously disclosed in writing to Lender, all material work to be performed by Mortgagor under the Space Leases has been substantially performed, all contributions to be made by Mortgagor to the tenants thereunder have been made except for any held-back amounts, and all other conditions precedent to each such tenant’s obligations thereunder have been satisfied.

(v) Except as previously disclosed to Lender in writing or in the Space Leases provided to Lender, there are no options to terminate any Space Lease.

(vi) Except as previously disclosed in writing to Lender, each tenant under a Major Space Lease has entered into occupancy of the demised premises to the extent required under the terms of its Major Space Lease, and each such tenant is open and conducting business with the public in the demised premises. Except as previously disclosed in writing to Lender, to the best knowledge of Mortgagor, after due inquiry, each tenant under a Lease other than a Major Space Lease has entered into occupancy of its demised premises under its Lease to the extent required under the terms of its Lease and each such tenant is open and conducting business with the public in the demised premises.

(vii) Mortgagor has delivered to Lender true, correct and complete copies of all Space Leases described in the Rent Roll.

(viii) Each Space Lease is in full force and effect and (except as disclosed on the Rent Roll or in any estoppel certificate delivered to Lender) has not been assigned, modified, supplemented or amended in any way.

(ix) Except as set forth on the Rent Roll, each tenant under each Space Lease is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

(x) No Space Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument or to subject to the Property to any mechanics lien.

(p) Property Agreements.

(i) Mortgagor has delivered to Lender true, correct and complete copies of all Property Agreements.

(ii) No Property Agreement provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument.

(iii) To the best of Mortgagor’s knowledge, no default exists or with the passing of time or the giving of notice or both would exist under any Property Agreement which would, individually or in the aggregate, have a Material Adverse Effect.

(iv) Mortgagor has not received or given any written communication which alleges that a default exists or, with the giving of notice or the lapse of time, or both, would exist under the provisions of any Property Agreement.

(v) No condition exists whereby Mortgagor or any future owner of the Property may be required to purchase any other parcel of land which is subject to any Property Agreement or which gives any Person a right to purchase, or right of first refusal with respect to, the Property.

(vi) To the best knowledge of Mortgagor, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth therein. Except as previously disclosed to Lender in writing, no material exclusions or restrictions on the utilization, leasing or improvement of the Property (including non-compete agreements) exists in any Property Agreement.

(vii) All “pre-opening” requirements contained in all Property Agreements (including, but not limited to, all off-site and on-site construction requirements), if any, have been fulfilled, and, to the best of Mortgagor’s knowledge, no condition now exists whereby any party to any such Property Agreement could refuse to honor its obligations thereunder.

(viii) Except as previously disclosed in writing to Lender, all work, if any, to be performed by Mortgagor under each of the Property Agreements has been substantially performed, all contributions to be made by Mortgagor to any party to such Property Agreements have been made, and all other material conditions to such party’s obligations thereunder have been satisfied.

(q) Personal Property. Mortgagor has delivered to Lender a true, correct and complete schedule of all personal property, if any, owned by Mortgagor and located upon the Realty or used in connection with the use or operation of the Realty and Mortgagor represents that it has good and marketable title to all such personal property, free and clear of any liens or security interests, except for liens and security interests created under the Loan Documents, liens and security interests otherwise disclosed to Lender in writing and disclosed in the title insurance policy insuring the lien of this Security Instrument, and liens and security interests which describe the equipment and other personal property owned by tenants.

(r) Leasing Brokerage and Management Fees. Except as previously disclosed to Lender in writing, there are no brokerage fees or commissions payable by Mortgagor with respect to the leasing of space at the Property and there are no management fees payable by Mortgagor with respect to the management of the Property.

(s) Security Deposits. All security deposits with respect to the Property on the date hereof have been transferred to the Security Deposit Account on the date hereof, and Mortgagor is in compliance with all Legal Requirements relating to such security deposits as to which failure to comply might, individually or in the aggregate, have a Material Adverse Effect.

(t) Appraisal. Mortgagor has no knowledge that any of the facts or assumptions on which the Appraisal was based are false or incomplete in any material respect and has no information that would reasonably suggest that the fair market value determined in the Appraisal does not reflect the actual fair market value of the Property.

(u) Representations Generally. No representation, warranty or statement of fact made by or on behalf of Mortgagor in this Security Instrument or in any certificate, document or schedule furnished to Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading (which may be to Mortgagor’s best knowledge where so provided herein). There are no facts presently known to Mortgagor which have not been disclosed to Lender which would, individually or in the aggregate, have a Material Adverse Effect nor as far as Mortgagor can foresee might, individually or in the aggregate, have a Material Adverse Effect.

Section 2.06. Removal of Lien. (a) Mortgagor shall, at its expense, maintain this Security Instrument as a first lien on the Property and shall keep the Property free and clear of all liens and encumbrances of any kind and nature other than the Permitted Encumbrances. Mortgagor shall, within thirty (30) days following receipt of notice of the filing thereof, promptly discharge of record, by bond or otherwise, any such liens and, promptly upon request by Lender, shall deliver to Lender evidence reasonably satisfactory to Lender of the discharge thereof.

(b) Without limitation to the provisions of Section 2.06(a) hereof, Mortgagor shall (i) pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Property or any part thereof, (ii) cause to be removed of record (by payment or posting of bond or settlement or otherwise) any mechanics’, materialmens’, laborers’ or other lien on the Property, or any part thereof, or on the revenues, rents, issues, income or profit arising therefrom, and (iii) in general, do or cause to be done, without expense to Lender, everything reasonably necessary to preserve in full the lien of this Security Instrument. If Mortgagor fails to comply with the requirements of this Section 2.06(b), then, upon ten (10) Business Days’ prior notice to Mortgagor, Lender may, but shall not be obligated to, pay any such lien, and Mortgagor shall, within ten (10) Business Days after Lender’s demand therefor, reimburse Lender for all sums so expended, together with interest thereon at the Default Rate from the date advanced, all of which shall be deemed part of the Debt. Nothing contained herein shall be deemed a consent or request of Lender, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith.

(c) Notwithstanding the foregoing, Mortgagor may contest any lien (other than a lien relating to non-payment of Impositions, the contest of which shall be governed by Section 4.04 hereof) of the type set forth in subparagraph (b)(ii) of this Section 2.06 provided that, following prior notice to Lender (i) Mortgagor is contesting the validity of such lien with due diligence and in good faith and by appropriate proceedings, without cost or expense to Lender or any of its agents, employees, officers, or directors, (ii) Mortgagor shall preclude the collection of, or other realization upon, any contested amount from the Property or any revenues from or interest in the Property, (iii) neither the Property nor any part thereof nor interest therein, shall be in any danger of being sold, forfeited or lost by reason of such contest by Mortgagor, (iv) such contest by Mortgagor shall not affect the ownership, use or occupancy of the Property, (v) such contest by Mortgagor shall not subject Lender or Mortgagor to the risk of civil or criminal liability (other than the civil liability of Mortgagor for the amount of the lien in question), (vi) such lien is subordinate to the lien of this Security Instrument, (vii) Mortgagor has not consented to such lien, (viii) Mortgagor has given Lender prompt notice of the filing of such lien and, upon request by Lender from time to time, notice of the status of such contest by Mortgagor and/or confirmation of the continuing satisfaction of the conditions set forth in this Section 2.06(c), (ix) Mortgagor shall promptly pay the obligation secured by such lien upon a final determination of Mortgagor’s liability therefor, and (x) Mortgagor shall deliver written notice of its intent to contest such lien at least thirty (30) days before commencing such contest and also shall deliver to Lender, if requested by Lender, cash, a bond or other security acceptable to Lender equal to 125% of the contested amount pursuant to collateral arrangements reasonably satisfactory to Lender.

Section 2.07. Cost of Defending and Upholding this Security Instrument Lien. If any action or proceeding is commenced to which Lender is made a party relating to the Loan Documents and/or the Property or Lender’s interest therein or in which it becomes necessary to defend or uphold the lien of this Security Instrument or any other Loan Document, Mortgagor shall, on demand, reimburse Lender for all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such demand until fully paid, shall constitute a part of the Debt.

Section 2.08. Use of the Property. Mortgagor will use, or cause to be used, the Property for such use as is permitted pursuant to applicable Legal Requirements including, without limitation, under the certificate of occupancy applicable to the Property, and which is required by the Loan Documents. Mortgagor shall not suffer or permit the Property or any portion thereof to be used by the public, any tenant, or any Person not subject to a Lease, in a manner as is reasonably likely to impair Mortgagor’s title to the Property, or in such manner as may give rise to a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Property or any part thereof.

Section 2.09. Financial Reports. (a) Mortgagor will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, tax returns, records and accounts reflecting (i) all of the financial affairs of Mortgagor and (ii) all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Mortgagor or by any other Person whatsoever, excepting lessees unrelated to and unaffiliated with Mortgagor who have leased from Mortgagor portions of the Premises for the purpose of occupying the same. Lender shall have the right from time to time at all times during normal business hours upon reasonable advance notice to examine such books, tax returns, records and accounts at the office of Mortgagor or other Person maintaining such books, tax returns, records and accounts and to make such copies or extracts thereof as Lender shall desire. During the continuance of an Event of Default, Mortgagor shall pay any costs and expenses incurred by Lender to examine Mortgagor’s and Guarantor’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Mortgagor will furnish Lender (i) annually, within one hundred twenty (120) days following the end of each Fiscal Year of Mortgagor and (ii) on a quarterly basis, within thirty (30) days following the end of each fiscal quarter of Mortgagor, with a complete copy of Mortgagor’s financial statement consistently applied covering (A) all of the financial affairs of Mortgagor and (B) the operation of the Property for such Fiscal Year or fiscal quarters, as applicable, and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Mortgagor’s equity. Each annual financial statement shall be prepared by an Independent certified public accountant that is reasonably acceptable to Lender in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender). Upon request made in connection with a Securitization of the Loan or after the occurrence of an Event of Default, such annual financial statements shall be audited by an Independent certified public accountant that is reasonably acceptable to Lender in accordance with GAAP. Together with the financial statements required to be furnished pursuant to this Section 2.09(b), Mortgagor shall furnish to Lender (A) an Officer’s Certificate certifying as of the date thereof (1) that the financial statements accurately represent the results of operations and financial condition of Mortgagor and the Property all in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, and (2) whether, to the best of such officer’s knowledge, there exists a Default under the Note or any other Loan Document executed and delivered by Mortgagor, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance and (B) together with the financial statements delivered pursuant to Section 2.09(b)(ii) above, a statement showing (1) Pro-Forma Net Operating Income at the end of the most recent fiscal quarter (subject to verification by Lender in its reasonable discretion) and (2) the calculation of Debt Service Coverage.

(c) Mortgagor will furnish Lender monthly, within twenty (20) days following the end of each month, with (i) a true, complete and correct cash flow statement with respect to the Property in the form attached hereto as Exhibit C and made a part hereof, showing (A) all cash receipts of any kind whatsoever and all cash payments and disbursements, (B) year-to-date summaries of such cash receipts, payments and disbursements, and (C) during an O&M Operative Period, Pro Forma Net Operating Income (subject to the verification by Lender) and a calculation of Debt Service Coverage, (ii) a certification of Manager stating that such cash flow statement is true, complete and correct and a list of all litigation and proceedings affecting Mortgagor or the Property in which the amount involved is $250,000 or more, if not covered by insurance (or $2,500,000 or more whether or not covered by insurance), (iii) the sales per square foot for each lessee under the Space Leases to the extent such information is required to be delivered by such lessees and (iv) an occupancy report for the Property.

(d) Mortgagor will furnish Lender monthly, within twenty (20) days following the end of each month, with a certification of Manager stating that all Operating Expenses with respect to the Property which had accrued as of the last day of the month preceding the delivery of the cash flow statement referred to in clause (c) above have been fully paid or otherwise reserved for by Manager (any such certification or any certification furnished by a Manager pursuant to clause (c) above, a “Manager Certification”).

(e) Mortgagor will furnish Lender annually, within twenty (20) days following the end of each year and within twenty (20) days following receipt of such request therefor, with a true, complete and correct rent roll for the Property, including a list of which tenants are in default under their respective Leases, dated as of the date of Lender’s request, identifying each tenant, the monthly rent and additional rent, if any, payable by such tenant, the expiration date of such tenant’s Lease, the security deposit, if any, held by Mortgagor under the Lease, the space covered by the Lease, each tenant that has filed a bankruptcy, insolvency, or reorganization proceeding since delivery of the last such rent roll, the sales per square foot of each tenant, to the extent reported by tenants under the terms of the Leases and the arrearages for such tenant, if any, and such rent roll shall be accompanied by an Officer’s Certificate, dated as of the date of the delivery of such rent roll, certifying that such rent roll is true, correct and complete in all material respects as of its date and a copy of each Space Lease entered into during the prior month.

(f) Mortgagor shall furnish to Lender, within thirty (30) days after Lender’s request therefor, with such further detailed information with respect to the operation of the Property and the financial affairs of Mortgagor as may be reasonably requested by Lender.

(g) Mortgagor shall cause Manager to furnish to Lender, within twenty (20) days following the end of each month, a schedule of tenant security deposits showing any activity in the Security Deposit Account for such month, together with a certification of Manager as to the balance in such Security Deposit Account and that such tenant security deposits are being held in accordance with all Legal Requirements.

(h) Mortgagor will furnish Lender annually, within ninety (90) days after the end of each Fiscal Year, with a report setting forth (i) the Net Operating Income for such Fiscal Year, (ii) the average occupancy rate of the Property during such Fiscal Year, and (iii) the capital repairs, replacements and improvements performed at the Property during such Fiscal Year and the aggregate Recurring Replacement Expenditures made in connection therewith.

(i) Mortgagor shall furnish to Lender annually, within thirty (30) days of filing its respective tax return, a copy of such tax return and either a copy of the tax return of Guarantor within such thirty (30) day period or within ninety (90) days after the end of each Fiscal Year, a certificate from an Independent certified public accountant indicating the net worth of the Guarantor.

(j) Mortgagor shall submit to Lender for Lender’s written approval an Annual Budget not later than sixty (60) days prior to the commencement of each Fiscal Year or, with respect to the Fiscal Year in which the Closing Date occurs, within sixty (60) days of the Closing Date, in form satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as Mortgagor may reasonably determine. Lender shall have the right to approve such Annual Budget which approval shall not be unreasonably withheld, and in the event that Lender objects to the proposed Annual Budget submitted by Mortgagor, Lender shall advise Mortgagor of such objections within ten (10) Business Days after receipt thereof (and deliver to Mortgagor a reasonably detailed description of such objections) and Mortgagor shall, within four (4) Business Days after receipt of notice of any such objections, revise such Annual Budget and resubmit the same to Lender. Lender shall advise Mortgagor of any objections to such revised Annual Budget within seven (7) Business Days after receipt thereof (and deliver to Mortgagor a reasonably detailed description of such objections) and Mortgagor shall revise the same in accordance with the process described herein until Lender approves an Annual Budget, provided, however, that if Lender shall not advise Mortgagor of its objections to any proposed Annual Budget within the applicable time period set forth in this Section, then such proposed Annual Budget shall be deemed approved by Lender. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Basic Carrying Costs and utilities expenses. In the event that Mortgagor must incur an Extraordinary Expense, then Mortgagor shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval may be granted or denied in Lender’s reasonable discretion; provided, however, so long as no O&M Operative Period is then in existence, no approval from Lender shall be required if (i) a single Extraordinary Expense is equal to or less than five percent (5%) of the amount set forth in the Approved Annual Budget for expenses related to such Extraordinary Expense, or (ii) if no sum was budgeted for such expense in the Approved Annual Budget, the Extraordinary Expense is less than or equal to five percent (5%) of the Approved Annual Budget, provided that all Extraordinary Expenses in any Fiscal Year do not exceed five percent (5%) of the Approved Annual Budget. The Approved Annual Budget shall be prepared for the Property as well as for all of the Cross-collateralized Properties.

(k) In the event that Mortgagor fails to deliver any of the financial statements, reports or other information required to be delivered to Lender pursuant to this Section 2.09 on or prior to their due dates, if any such failure shall continue for fifteen (15) days following notice thereof from Lender, without waiving any default arising out of such failure, Mortgagor shall pay to Lender on each Payment Date for each month or portion thereof that any such financial statement, report or other information remains undelivered, an administrative fee in the amount of Two Thousand Five Hundred Dollars ($2,500) and (ii) if Mortgagor has not delivered any such reports within five (5) Business Days of Lender’s giving an additional notice to Mortgagor requesting the missing financial statement, report or other information, an O&M Operative Period shall be deemed to have commenced. Mortgagor agrees that such administrative fee (i) is a fair and reasonable fee necessary to compensate Lender for its additional administrative costs and increased costs relating to Mortgagor’s failure to deliver the aforementioned statements, reports or other items as and when required hereunder and (ii) is not a penalty.

Section 2.10. Litigation. Mortgagor will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Mortgagor which might have a Material Adverse Effect.

Section 2.11. Updates of Representations. Mortgagor shall deliver to Lender within ten (10) Business Days of the request of Lender an Officer’s Certificate updating all of the representations and warranties contained in this Security Instrument and the other Loan Documents and certifying that all of the representations and warranties contained in this Security Instrument and the other Loan Documents, as updated pursuant to such Officer’s Certificate, are true, accurate and complete as of the date of such Officer’s Certificate or shall set forth the exceptions to representations and/or warranties in reasonable detail, as applicable, and, upon Lender’s request for further information with respect to such exceptions, shall provide Lender such additional information as Lender may reasonably request. Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, Mortgagor shall not be required to deliver the foregoing Officer’s Certificate more than two (2) times in any Loan Year.

ARTICLE III:   INSURANCE AND CASUALTY RESTORATION

Section 3.01. Insurance Coverage. Mortgagor shall, at its expense, maintain the following insurance coverages with respect to the Property during the term of this Security Instrument:

(a) (i) Insurance against loss or damage by fire, casualty and other hazards included in an “all-risk” coverage endorsement or its equivalent, with such endorsements as Lender may from time to time reasonably require and which are customarily required by Institutional Lenders of similar properties similarly situated, including, without limitation, if the Property constitutes a legal non-conforming use, an ordinance of law coverage endorsement which contains “Demolition Cost”, “Loss Due to Operation of Law” and “Increased Cost of Construction” coverages, covering the Property in an amount not less than the greater of (A) 100% of the insurable replacement value of the Property (exclusive of the Premises and footings and foundations) and (B) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Mortgagor, Lender or any other insured thereunder from being deemed to be a co-insurer. Not less frequently than once every three (3) years, Mortgagor, at its option, shall either (A) have the Appraisal updated or obtain a new appraisal of the Property, (B) have a valuation of the Property made by or for its insurance carrier conducted by an appraiser experienced in valuing properties of similar type to that of the Property which are in the geographical area in which the Property is located or (C) provide such other evidence as will, in Lender’s sole judgment, enable Lender to determine whether there shall have been an increase in the insurable value of the Property and Mortgagor shall deliver such updated Appraisal, new appraisal, insurance valuation or other evidence acceptable to Lender, as the case may be, and, if such updated Appraisal, new appraisal, insurance valuation, or other evidence acceptable to Lender reflects an increase in the insurable value of the Property, the amount of insurance required hereunder shall be increased accordingly and Mortgagor shall deliver evidence satisfactory to Lender that such policy has been so increased.

(ii) Commercial general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Property (including the adjoining streets, sidewalks and passageways therein) in such amounts as Lender may from time to time reasonably require (but in no event shall Lender’s requirements be increased more frequently than once during each twelve (12) month period) and which are customarily required by Institutional Lenders for similar properties similarly situated, but not less than $1,000,000 per occurrence and $2,000,000 general aggregate on a per location basis and, in addition thereto, not less than $75,000,000 excess and/or umbrella liability insurance shall be maintained for any and all claims.

(iii) Business interruption, rent loss or other similar insurance (A) with loss payable to Lender, (B) covering all risks required to be covered by the insurance provided for in Section 3.01(a)(i) hereof and (C) in an amount not less than 90% of the projected fixed or base rent plus percentage rent for the succeeding eighteen (18) month period based on an occupancy rate of 100%. Such insurance coverage shall provide for a six (6) month extended period of indemnity. The amount of such insurance shall be determined upon the execution of this Security Instrument, and not more frequently than once each calendar year thereafter based on Mortgagor’s reasonable estimate of projected fixed or base rent plus percentage rent, from the Property for the next succeeding eighteen (18) months. In the event the Property shall be damaged or destroyed, Mortgagor shall and hereby does assign to Lender all payment of claims under the policies of such insurance, and all amounts payable thereunder, and all net amounts, shall be collected by Lender under such policies and shall be applied in accordance with this Security Instrument; provided, however, that nothing herein contained shall be deemed to relieve Mortgagor of its obligations to timely pay all amounts due under the Loan Documents.

(iv) Intentionally Deleted.

(v) Insurance against loss or damages from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Property, in such amounts as Lender may from time to time reasonably require and which are then customarily required by Institutional Lenders of similar properties similarly situated.

(vi) Flood insurance in an amount equal to the full insurable value of the Property or the maximum amount available, whichever is less, if the Improvements are located in an area designated by the Secretary of Housing and Urban Development as being “an area of special flood hazard” under the National Flood Insurance Program (i.e., having a one percent or greater chance of flooding), and if flood insurance is available under the National Flood Insurance Act.

(vii) Worker’s compensation insurance or other similar insurance which may be required by Governmental Authorities or Legal Requirements.

(viii) Intentionally Deleted.

(ix) Insurance against damage resulting from acts of terrorism, or an insurance policy without an exclusion for damages resulting from terrorism, on terms consistent with the commercial property insurance policy required under subsections (i), (ii) and (iii) above.

(x) Such other insurance as may from time to time be required by Lender and which is then customarily required by Institutional Lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, mold, spores or fungus, sinkhole and mine subsidence, acts of terrorism, windstorm and/or earthquake, due regard to be given to the size and type of the Premises, Improvements, Fixtures and Equipment and their location, construction and use. Additionally, Mortgagor shall carry such insurance coverage as Lender may from time to time require if the failure to carry such insurance may result in a downgrade, qualification or withdrawal of any class of securities issued in connection with a Securitization or, if the Loan is not yet part of a Securitization, would result in an increase in the subordination levels of any class of securities anticipated to be issued in connection with a proposed Securitization.

(b) Mortgagor shall cause any Manager of the Property to maintain fidelity insurance in an amount equal to $5,000,000 or such lesser amount as Lender shall approve.

Section 3.02. Policy Terms. (a) All insurance required by this Article III shall be in the form (other than with respect to Sections 3.01(a)(vi) and (vii) above when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency’s forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Property is located, with a general policyholder’s service rating of not less than A- and a financial rating of not less than X as rated in the most currently available Best’s Insurance Reports (or the equivalent, if such rating system shall hereafter be altered or replaced) and shall have a claims paying ability rating and/or financial strength rating, as applicable, of not less than “AA” (or its equivalent), or such lower claims paying ability rating and/or financial strength rating, as applicable, as Lender shall, in its sole and absolute discretion, consent to, from a Rating Agency (one of which after a Securitization in which Standard & Poor’s rates any securities issued in connection with such Securitization, shall be Standard & Poor’s). Originals or certified copies of all insurance policies shall be delivered to and held by Lender. All such policies (except policies for worker’s compensation) shall name Lender, its successors and/or assigns as an additional named insured, shall provide for loss payable to Lender, its successors and/or assigns and shall contain (or have attached): (i) standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Mortgagor; (ii) a waiver of subrogation endorsement as to Lender; (iii) an endorsement indicating that neither Lender nor Mortgagor shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than the lesser of (x) that which is customarily maintained by owners of similar properties similarly situated and (y) five percent (5%) of the Adjusted Net Cash Flow, and (iv) a provision that such policies shall not be canceled, terminated, denied renewal or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days’ prior written notice to Lender in each instance. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Security Instrument, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Mortgagor through or by any financing arrangement which would entitle an insurer to terminate a policy) shall be delivered by Mortgagor to Lender. Mortgagor shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article III.

(b) If Mortgagor fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Security Instrument, or if there are insufficient funds in the Basic Carrying Costs Escrow Account to pay the premiums for same, Lender may, at its option, procure such insurance, and Mortgagor shall pay, or as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Debt.

(c) Mortgagor shall notify Lender of the renewal premium of each insurance policy and Lender shall be entitled to pay such amount on behalf of Mortgagor from the Basic Carrying Costs Escrow Account. With respect to insurance policies which require periodic payments (i.e., monthly or quarterly) of premiums, Lender shall be entitled to pay such amounts fifteen (15) days (or such lesser number of days as Lender shall determine) prior to the respective due dates of such installments.

(d) The insurance required by this Security Instrument may, at the option of Mortgagor, be effected by blanket and/or umbrella policies issued to Mortgagor covering the Property provided that, in each case, the policies otherwise comply with the provisions of this Security Instrument and allocate to the Property, from time to time (but in no event less than once a year), the coverage specified by this Security Instrument, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Security Instrument shall be effected by any such blanket or umbrella policies, Mortgagor shall furnish to Lender (i) original policies or certified copies thereof, or an original certificate of insurance together with reasonable access to the original of such policy to review such policy’s coverage of the Property, with schedules attached thereto showing the amount of the insurance provided under such policies applicable to the Property and (ii) an Officer’s Certificate setting forth (A) the number of properties covered by such policy, (B) the location by city (if available, otherwise, county) and state of the properties, (C) the average square footage of the properties, (D) a brief description of the typical construction type included in the blanket policy and (E) such other information as Lender may reasonably request.

Section 3.03. Assignment of Policies. (a) Mortgagor hereby assigns to Lender the proceeds of all insurance (other than worker’s compensation and liability insurance) obtained pursuant to this Security Instrument, all of which proceeds shall be payable to Lender as collateral and further security for the payment of the Debt and the performance of the Mortgagors’ obligations hereunder and under the other Loan Documents, and Mortgagor hereby authorizes and directs the issuer of any such insurance to make payment of such proceeds directly to Lender. Except as otherwise expressly provided in Section 3.04 or elsewhere in this Article III, Lender shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to this Article in such manner as Lender may elect to any one or more of the following: (i) the payment of the Debt, whether or not then due, in any proportion or priority as Lender, in its discretion, may elect, (ii) the repair or restoration of the Property, (iii) the cure of any Event of Default or (iv) the reimbursement of the costs and expenses of Lender incurred pursuant to the terms hereof in connection with the recovery of the Insurance Proceeds. Nothing herein contained shall be deemed to excuse Mortgagor from repairing or maintaining the Property as provided in this Security Instrument or restoring all damage or destruction to the Property, regardless of the sufficiency of the Insurance Proceeds, and the application or release by Lender of any Insurance Proceeds shall not cure or waive any Default or notice of Default.

(b) In the event of the foreclosure of this Security Instrument or any other transfer of title or assignment of all or any part of the Property in extinguishment, in whole or in part, of the Debt, all right, title and interest of Mortgagor in and to all policies of insurance required by this Security Instrument shall inure to the benefit of the successor in interest to Mortgagor or the purchaser of the Property to the extent that such policies are assignable or transferable. If, prior to the receipt by Lender of any proceeds, the Property or any portion thereof shall have been sold on foreclosure of this Security Instrument or by deed in lieu thereof or otherwise, or any claim under such insurance policy arising during the term of this Security Instrument is not paid until after the extinguishment of the Debt, and Lender shall not have received the entire amount of the Debt outstanding at the time of such extinguishment, whether or not a deficiency judgment on this Security Instrument shall have been sought or recovered or denied, then, the proceeds of any such insurance to the extent of the amount of the Debt not so received, shall be paid to and be the property of Lender, together with interest thereon at the Default Rate, and the reasonable attorney’s fees, costs and disbursements incurred by Lender in connection with the collection of the proceeds which shall be paid to Lender and Mortgagor hereby assigns, transfers and sets over to Lender all of Mortgagor’s right, title and interest in and to such proceeds. Notwithstanding any provisions of this Security Instrument to the contrary, Lender shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any such proceeds, which may be commingled with any other monies of Lender; provided, however, that Lender shall use such proceeds for the purposes and in the manner permitted by this Security Instrument. Any proceeds deposited with Lender shall be held by Lender in an interest-bearing account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on such deposit and shall have no liability in connection therewith. Interest accrued, if any, on the proceeds shall be deemed to constitute a part of the proceeds for purposes of this Security Instrument. The provisions of this Section 3.03(b) shall survive the termination of this Security Instrument by foreclosure, deed in lieu thereof or otherwise as a consequence of the exercise of the rights and remedies of Lender hereunder after a Default.

Section 3.04. Casualty Restoration. (a) (i) In the event of any damage to or destruction of any Individual Property, Mortgagor shall give prompt written notice to Lender (which notice shall set forth Mortgagor’s good faith estimate of the cost of repairing or restoring such damage or destruction, or if Mortgagor cannot reasonably estimate the anticipated cost of restoration, Mortgagor shall nonetheless give Lender prompt notice of the occurrence of such damage or destruction, and will diligently proceed to obtain estimates to enable Mortgagor to quantify the anticipated cost and time required for such restoration, whereupon Mortgagor shall promptly notify Lender of such good faith estimate) and, provided that restoration does not violate any Legal Requirements, Mortgagor shall promptly commence and diligently prosecute to completion the repair, restoration or rebuilding of such Individual Property so damaged or destroyed to a condition such that such Individual Property shall be at least equal in value to that immediately prior to the damage to the extent practicable, in full compliance with all Legal Requirements and the provisions of all Leases, and in accordance with Section 3.04(b) below. Such repair, restoration or rebuilding of the Property are sometimes hereinafter collectively referred to as the “Work”.

(ii) Notwithstanding the foregoing provisions of this Section 3.04, upon the occurrence of any damage to or destruction of the Individual Property, provided that such damage or destruction is not a Substantial Casualty, if in Lender’s reasonable judgment the cost of repair of or restoration to the Individual Property required as a result of any damage or destruction is less than $1,000,000 in the aggregate and the Work can be completed in less than one hundred eighty (180) days (but in no event beyond the date which is six (6) months prior to the Maturity Date), then Lender, shall permit Mortgagor to apply for and receive the Insurance Proceeds directly from the insurer (and Lender shall advise the insurer to pay over such Insurance Proceeds directly to Mortgagor), to the extent required to pay for any such Work, with any excess thereof to be retained by Mortgagor.

(iii) Subject to Section 3.04(a)(iv), Lender shall apply any Insurance Proceeds which it may receive towards the Work in accordance with Section 3.04(b) and the other applicable sections of this Article III.

(iv) If (A) an Event of Default shall have occurred and is continuing, (B) Lender is not reasonably satisfied that the Debt Service Coverage, after substantial completion of the Work, will be at least equal to the Required Debt Service Coverage, (C) more than thirty percent (30%) of the reasonably estimated fair market value of the applicable individual Property is damaged or destroyed, (D) Lender is not reasonably satisfied that the Work can be completed six (6) months prior to Maturity or (E) Lender is not reasonably satisfied that Leases covering at least 75% of the rentable square footage for the applicable individual Property (immediately prior to such damage or destruction) will not be terminated due to the casualty during and following the restoration, or (F) Lender is not reasonably satisfied that the Work can be completed within twelve (12) months of the damage to or destruction of the applicable individual Property (each, a “Substantial Casualty”), Lender shall have the option, in its sole discretion to apply any Insurance Proceeds it may receive pursuant to this Security Instrument (less any reasonable cost to Lender of recovering and paying out such proceeds incurred pursuant to the terms hereof and not otherwise reimbursed to Lender, including, without limitation, reasonable attorneys’ fees and expenses) to the payment of the Debt, without any prepayment fee or charge of any kind, or to allow such proceeds to be used for the Work pursuant to the terms and subject to the conditions of Section 3.04(b) hereof and the other applicable sections of this Article III.

(v) In the event that Lender elects or is obligated hereunder to allow Insurance Proceeds to be used for the Work, any excess proceeds remaining after completion of such Work shall be applied to the payment of the Debt without any prepayment fee or charge of any kind.

(b) If any Condemnation Proceeds in accordance with Section 6.01(a), or any Insurance Proceeds in accordance with Section 3.04(a), are to be applied to the repair, restoration or rebuilding of the Individual Property, then such proceeds shall be deposited into a segregated interest-bearing bank account at the Bank, which shall be an Eligible Account, held by Lender and shall be paid out from time to time to Mortgagor as the Work progresses (less any reasonable cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys’ fees and costs allocable to inspecting the Work and the plans and specifications therefor), subject to Section 5.13 hereof and to all of the following conditions:

(i) An Independent architect or engineer selected by Mortgagor and reasonably acceptable to Lender (an “Architect” or “Engineer”) or a Person otherwise reasonably acceptable to Lender, shall have delivered to Lender a certificate estimating the cost of completing the Work, and, if the amount set forth therein is more than the sum of the amount of Insurance Proceeds then being held by Lender in connection with a casualty and amounts agreed to be paid as part of a final settlement under the insurance policy upon or before completion of the Work, Mortgagor shall have delivered to Lender (A) cash collateral in an amount equal to such excess, or (B) an unconditional, irrevocable, clean sight draft letter of credit, in form, substance and issued by a bank reasonably acceptable to Lender, in the amount of such excess and draws on such letter of credit shall be made by Lender to make payments pursuant to this Article III following exhaustion of the Insurance Proceeds therefor or (C) a completion bond in form, substance and issued by a surety company reasonably acceptable to Lender.

(ii) If the cost of the Work is reasonably estimated by an Architect or Engineer in a certification reasonably acceptable to Lender to be equal to or exceed five percent (5%) of the Allocated Loan Amount for the Property, such Work shall be performed under the supervision of an Architect or Engineer, it being understood that the plans and specifications with respect thereto shall provide for Work so that, upon completion thereof, the Property shall be at least equal in replacement value and general utility to the Individual Property prior to the damage or destruction.

(iii) Each request for payment shall be made on not less than ten (10) days’ prior notice to Lender and shall be accompanied by a certificate of an Architect or Engineer, or, if the Work is not required to be supervised by an Architect or Engineer, by an Officer’s Certificate stating (A) that payment is for Work completed or materials delivered in compliance with the plans and specifications, if required under clause (ii) above, (B) that the sum requested is required to reimburse Mortgagor for payments by Mortgagor to date, or is due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the applicable Property, that title to the personal property items covered by the request for payment is vested in Mortgagor (unless Mortgagor is lessee of such personal property), and (D) that the Insurance Proceeds and other amounts deposited by Mortgagor held by Lender after such payment is equal to or more than the estimated remaining cost to complete such Work; provided, however, that if such certificate is given by an Architect or Engineer, such Architect or Engineer shall certify as to clause (A) above, and such Officer’s Certificate shall certify as to the remaining clauses above, and provided, further, that Lender shall not be obligated to disburse such funds if Lender determines, in Lender’s reasonable discretion, that Mortgagor shall not be in compliance with this Section 3.04(b). Additionally, each request for payment shall contain a statement signed by Mortgagor stating that the requested payment is for Work satisfactorily done to date or for materials for the Work.

(iv) Each request for payment shall be accompanied by waivers of lien, in customary form and substance, covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Lender that there has not been filed with respect to the applicable Individual Property any mechanic’s or other lien or instrument for retention of title relating to any part of the Work not discharged of record. Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of having incurred a payment obligation therefor and such further evidence reasonably satisfactory to assure Lender that UCC filings therefor provide a valid first lien on the personal property.

(v) Lender shall have the right to inspect the Work at all reasonable times upon reasonable prior notice and may condition any disbursement of Insurance Proceeds upon satisfactory compliance by Mortgagor with the provisions hereof. Neither the approval by Lender of any required plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications, or the compliance of such plans and specifications of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

(vi) Insurance Proceeds shall not be disbursed more frequently than once every thirty (30) days.

(vii) Until such time as the Work has been substantially completed, Lender shall not be obligated to disburse up to ten percent (10%) of the cost of the Work (the “Retention Amount”) to Mortgagor. Upon substantial completion of the Work, Mortgagor shall send notice thereof to Lender and, subject to the conditions of Section 3.04(b)(i)-(iv), Lender shall disburse one-half of the Retention Amount to Mortgagor; provided, however, that the remaining one-half of the Retention Amount shall be disbursed to Mortgagor when Lender shall have received copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Property in accordance with all Legal Requirements. Mortgagor hereby covenants to diligently seek to obtain any such certificates, licenses and permits. Notwithstanding the foregoing, Lender will release the portion of the Retention Amount being held with respect to any contractor, subcontractor or materialman engaged in the Work as of the date upon which the Architect or Engineer certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, provided, (A) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Lender’s title policy and (B) if required by Lender, the release of any such portion of the Retention Amount shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(viii) Upon failure on the part of Mortgagor promptly to commence the Work as provided for herein or to proceed diligently and continuously to completion of the Work, subject to Force Majeure, not to exceed sixty (60) days, which failure shall continue after notice for thirty (30) days, Lender may apply any Insurance Proceeds or Condemnation Proceeds it then or thereafter holds to the payment of the Debt in accordance with the provisions of the Note; provided, however, that Lender shall be entitled to apply at any time all or any portion of the Insurance Proceeds or Condemnation Proceeds it then holds to the extent necessary to cure any Event of Default.

(c) If Mortgagor (i) within ninety (90) days after the occurrence of any damage to the applicable Individual Property or any portion thereof (or such shorter period as may be required under any Major Space Lease) shall fail to submit to Lender for approval plans and specifications for the Work (approved by the Architect and by all Governmental Authorities whose approval is required), (ii) after any such plans and specifications are approved by all Governmental Authorities, the Architect and Lender, shall fail to promptly commence such Work as provided for herein or (iii) shall fail to diligently prosecute such Work to completion, then, in addition to all other rights available hereunder, at law or in equity, Lender, or any receiver of the Property or any portion thereof, upon five (5) days’ prior notice to Mortgagor (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as it reasonably deems advisable. Mortgagor hereby waives, for Mortgagor, any claim, other than for gross negligence or willful misconduct, against Lender and any receiver arising out of any act or omission of Lender or such receiver pursuant hereto, and Lender may apply all or any portion of the Insurance Proceeds (without the need to fulfill any other requirements of this Section 3.04) to reimburse Lender and such receiver, for all reasonable costs not reimbursed to Lender or such receiver upon demand together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Lender or the receiver.

(d) Subject to Section 3.04(a)(ii) above, Mortgagor hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to collect and receive any Insurance Proceeds paid with respect to any portion of the Property or the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any Insurance Proceeds whether payable by reason of loss thereunder or otherwise.

Section 3.05. Compliance with Insurance Requirements. Mortgagor promptly shall comply with, and shall cause the Property to comply with, all Insurance Requirements, even if such compliance requires structural changes or improvements or would result in interference with the use or enjoyment of the Property or any portion thereof provided Mortgagor shall have a right to contest in good faith and with diligence such Insurance Requirements provided (a) no Event of Default shall be continuing during such contest and such contest shall not subject the Property or any portion thereof to any lien or affect the priority of the lien of this Security Instrument, (b) failure to comply with such Insurance Requirements will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) such contest will not cause any reduction in insurance coverage, (d) such contest shall not affect the ownership, use or occupancy of the Property, (e) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Mortgagor, (f) Mortgagor has given Lender prompt notice of such contest and, upon request by Lender from time to time, notice of the status of such contest by Mortgagor and/or information of the continuing satisfaction of the conditions set forth in clauses (a) through (e) of this Section 3.05, (g) upon a final determination of such contest, Mortgagor shall promptly comply with the requirements thereof, and (h) prior to and during such contest, Mortgagor shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-compliance with such Insurance Requirement (and if such security is cash, Lender shall deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Security Instrument, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender). Upon completion of any contest, Lender shall return the security , if any, deposited with Lender pursuant to clause (h) of this Section 3.05. If Mortgagor shall use the Property or any portion thereof in any manner which could permit the insurer to cancel any insurance required to be provided hereunder, Mortgagor immediately shall obtain a substitute policy which shall satisfy the requirements of this Security Instrument and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled. Mortgagor shall not by any action or omission invalidate any insurance policy required to be carried hereunder unless such policy is replaced as aforesaid, or materially increase the premiums on any such policy above the normal premium charged for such policy. Mortgagor shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connection with the transaction contemplated hereby.

Section 3.06. Event of Default During Restoration. Notwithstanding anything to the contrary contained in this Security Instrument including, without limitation, the provisions of this Article III, if, at the time of any casualty affecting the Property or any part thereof, or at any time during any Work, or at any time that Lender is holding or is entitled to receive any Insurance Proceeds pursuant to this Security Instrument, a Default exists and is continuing (whether or not it constitutes an Event of Default), Lender shall then have no obligation to make such proceeds available for Work and Lender shall have the right and option, to be exercised in its sole and absolute discretion and election, with respect to the Insurance Proceeds, either to retain and apply such proceeds in reimbursement for the actual costs, fees and expenses incurred by Lender in accordance with the terms hereof in connection with the adjustment of the loss and any balance toward payment of the Debt in such priority and proportions as Lender, in its sole discretion, shall deem proper, or towards the Work, upon such terms and conditions as Lender shall determine, or to cure such Default, or to any one or more of the foregoing as Lender, in its sole and absolute discretion, may determine. If Lender shall receive and retain such Insurance Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received, after reimbursement to Lender of expenses of collection, and actually applied by Lender in reduction of the principal sum payable under the Note in accordance with the Note.

Section 3.07. Application of Proceeds to Debt Reduction. (a) No damage to the Property, or any part thereof, by fire or other casualty whatsoever, whether such damage be partial or total, shall relieve Mortgagor from its liability to pay in full the Debt and to perform its obligations under this Security Instrument and the other Loan Documents.

(b) If any Insurance Proceeds are applied to reduce the Debt, Lender shall apply the same in accordance with the provisions of the Note.

ARTICLE IV:   IMPOSITIONS

Section 4.01. Payment of Impositions, Utilities and Taxes, etc. (a) Mortgagor shall pay or cause to be paid all Impositions prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Lender, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Lender evidencing the payment thereof. If Mortgagor shall fail to pay any Imposition in accordance with this Section and is not contesting or causing a contesting of such Imposition in accordance with Section 4.04 hereof, or if there are insufficient funds in the Basic Carrying Costs Escrow Account to pay any Imposition, Lender shall have the right, but shall not be obligated, to pay that Imposition, and Mortgagor shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument and the other Cross-collateralized Mortgage.

(b) Mortgagor shall, prior to the date upon which any fine, penalty, interest or cost for the nonpayment is imposed, pay or cause to be paid all charges for electricity, power, gas, water and other services and utilities in connection with the Property, and shall, upon request, deliver to Lender receipts or other documentation reasonably satisfactory to Lender evidencing payment thereof. If Mortgagor shall fail to pay any amount required to be paid by Mortgagor pursuant to this Section 4.01 and is not contesting such charges in accordance with Section 4.04 hereof, Lender shall have the right, but shall not be obligated, to pay that amount, and Mortgagor will repay to Lender, on demand, any amount paid by Lender with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument and the other Cross-collateralized Mortgage.

(c) Mortgagor shall pay all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of or in connection with its ownership of any Loan Document or any other instrument related thereto, or resulting from the execution, delivery and recording of, or the lien created by, or the obligation evidenced by, any of them, other than income, franchise and other similar taxes imposed on Lender and shall pay all corporate stamp taxes, if any, and other taxes, required to be paid on the Loan Documents. If Mortgagor shall fail to make any such payment within ten (10) days after written notice thereof from Lender, Lender shall have the right, but shall not be obligated, to pay the amount due, and Mortgagor shall reimburse Lender therefor, on demand, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument and the other the Cross-collateralized Mortgage.

Section 4.02. Deduction from Value. In the event of the passage after the date of this Security Instrument of any Legal Requirement deducting from the value of the Property for the purpose of taxation, any lien thereon or changing in any way the Legal Requirements now in force for the taxation of this Security Instrument, the other the Cross-collateralized Mortgage and/or the Debt for federal, state or local purposes, or the manner of the operation of any such taxes so as to adversely affect the interest of Lender, or impose any tax or other charge on any Loan Document, then Mortgagor will pay such tax, with interest and penalties thereon, if any, within the statutory period; provided, however, such tax payments shall not include such taxes incurred more than ninety (90) days prior to the date Mortgagor receives Lender’s notice of payment. In the event the payment of such tax or interest and penalties by Mortgagor would be unlawful, or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than sixty (60) days, to declare the Debt immediately due and payable, with no prepayment fee or charge of any kind.

Section 4.03. No Joint Assessment. Mortgagor shall not consent to or initiate the joint assessment of the Premises or the Improvements (a) with any other real property constituting a separate tax lot and Mortgagor represents and covenants that the Premises and the Improvements are and shall remain a separate tax lot or (b) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property as a single lien.

Section 4.04. Right to Contest. Mortgagor shall have the right, after prior notice to Lender, at its sole expense, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender or any of its agents, employees, officers or directors, the validity, amount or application of any Imposition or any charge described in Section 4.01(b), provided that (a) no Default or Event of Default shall exist during such proceedings and such contest shall not (unless Mortgagor shall comply with clause (d) of this Section 4.04) subject the Property or any portion thereof to any lien or affect the priority of the lien of this Security Instrument, (b) failure to pay such Imposition or charge will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) the contest suspends enforcement of the Imposition or charge (unless Mortgagor first pays the Imposition or charge), (d) prior to and during such contest, Mortgagor shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such Imposition or charge (and if such security is cash, Lender may deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Security Instrument, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender), (e) such contest shall not affect the ownership, use or occupancy of the Property, (f) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Mortgagor, (g) Mortgagor has given Lender notice of the commencement of such contest and upon request by Lender, from time to time, notice of the status of such contest by Mortgagor and/or confirmation of the continuing satisfaction of clauses (a) through (f) of this Section 4.04, and (h) upon a final determination of such contest, Mortgagor shall promptly comply with the requirements thereof. Upon completion of any contest, Mortgagor shall immediately pay the amount due, if any, and deliver to Lender proof of the completion of the contest and payment of the amount due, if any, following which Lender shall return the security, if any, deposited with Lender pursuant to clause (d) of this Section 4.04. Mortgagor shall not pay any Imposition in installments unless permitted by applicable Legal Requirements, and shall, upon the request of Lender, deliver copies of all notices and bills relating to any Imposition or other charge covered by this Article IV to Lender.

Section 4.05. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions assessed against the Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Property, or any part thereof, by reason of this Security Instrument or the Debt. In the event such claim, credit or deduction shall be required by Legal Requirements, Lender shall have the option, by written notice of not less than forty-five (45) days, to declare the Debt immediately due and payable, and Mortgagor hereby agrees to pay such amounts not later than forty-five (45) days after such notice.

Section 4.06. Documentary Stamps. If, at any time, the United States of America, any State or Commonwealth thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument or any other Loan Document, or impose any other tax or charges on the same, Mortgagor will pay the same, with interest and penalties thereon, if any.

ARTICLE V: CENTRAL CASH MANAGEMENT

Section 5.01. Cash Flow. Mortgagor hereby acknowledges and agrees that (i) the Rents (which for the purposes of this Section 5.01 shall not include security deposits from tenants under Leases held by Mortgagor and not applied towards Rent) derived from the Property and (ii) Loss Proceeds (other than Loss Proceeds that Lender has elected to apply to reduce the Debt in accordance with the terms of Article III hereof) shall be utilized (a) to fund the Basic Carrying Costs Sub-Account, (b) to pay all amounts to become due and payable under the Note by funding the Debt Service Payment Sub-Account, (c) to fund the Recurring Replacement Reserve Sub-Account, (d) to fund the Reletting Reserve Sub-Account, (e) to fund the Operation and Maintenance Expense Sub-Account and (f) to fund the Curtailment Reserve Sub-Account, all to the extent provided for herein. Mortgagor shall collect all security deposits from tenants under valid Leases, which shall be held by Mortgagor, in accordance with applicable law and in a segregated demand deposit bank account at such commercial or savings bank or banks as may be reasonably satisfactory to Lender (the “Security Deposit Account”). Mortgagor shall notify Lender of any security deposits held as letters of credit and, upon Lender’s request, such letters of credit shall be promptly delivered to Lender. Mortgagor shall have no right to withdraw funds from the Security Deposit Account; provided that, prior to the occurrence of an Event of Default, Mortgagor may withdraw funds from the Security Deposit Account to refund or apply security deposits as required by the Leases or by applicable Legal Requirements. During the continuance of an Event of Default, all withdrawals from the Security Deposit Account must be approved by Lender. Mortgagor shall cause all Rent which is due and payable to Mortgagor pursuant to the terms of the Leases (other than security deposits under valid Leases which are held in the Security Deposit Account) to be paid through automated clearing house funds (“ACH”), a check drawn on an account in a bank located in the continental United States which is a member of the New York Clearing House Association or by Federal wire directly to the Rent Account. Mortgagor shall give each tenant under a Lease an irrevocable direction in the form of Exhibit E attached hereto and made a part hereof to deliver all rent payments made by tenants and other payments constituting Rent directly to the Rent Account and shall deliver copies of such letters to Lender, together with an Officer’s Certificate certifying that such letters were delivered to each tenant under the Leases within five (5) days of the Closing Date. Notwithstanding the foregoing, if any Rent is received by Mortgagor or Manager, then (a) such amounts shall be held in trust for the benefit, and as the property, of Lender, (b) such amounts shall not be commingled with any other funds or property of Mortgagor or Manager and (c) Mortgagor or Manager shall deposit such amounts in the Rent Account within one (1) Business Day of receipt. Mortgagor shall, or shall cause Manager to, give to the bank in which the Rent Account is located an irrevocable written instruction, in form and substance acceptable to, and acknowledged by, Lender, that all funds deposited in the Rent Account shall be automatically transferred through ACH or by Federal wire to the Central Account prior to 2:00 p.m. (New York City time) on each Business Day. Upon execution of any Space Lease after the Closing Date, Mortgagor shall deliver to Lender a copy of the irrevocable direction letter referred to above, the receipt of which has been acknowledged by the tenant under such Space Lease. Lender may elect to change the financial institution in which the Central Account or the Rent Account shall be maintained; however, Lender shall give Mortgagor and the bank in which the Rent Account is located not fewer than ten (10) Business Days’ prior notice of such change. Neither Mortgagor nor Manager shall change the bank in which the Rent Account is located or the Rent Account without the prior written consent of Lender. All fees and charges of the bank in which the Central Account is located shall be paid by Mortgagor.

Section 5.02. Establishment of Accounts. Lender has established the Escrow Accounts and the Central Account in the name of Lender as secured party and Mortgagor has established the Central Account in the joint names of Lender, as secured party, and Mortgagor. The Central Account, the Rent Account and the Escrow Accounts shall be under the sole dominion and control of Lender and funds held therein shall not constitute trust funds. Mortgagor hereby irrevocably directs and authorizes Lender to withdraw funds from the Central Account, the Rent Account and the Escrow Accounts, all in accordance with the terms and conditions of this Security Instrument. Mortgagor shall have no right of withdrawal in respect of the Central Account, the Rent Account or the Escrow Accounts. Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Central Account, the Rent Account or the affected Sub-Account or Escrow Account, and Lender shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. The Central Account shall contain the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Recurring Replacement Reserve Sub-Account, the Reletting Reserve Sub-Account, the Operation and Maintenance Expense Sub-Account and the Curtailment Reserve Sub-Account, each of which accounts shall be Eligible Accounts or book entry sub-accounts of an Eligible Account (each a “Sub-Account” and collectively, the “Sub-Accounts”) to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Security Instrument. In addition, on the date hereof, the Central Account shall also contain (x) a Sub-Account entitled the “Engineering Escrow Sub Account”, which shall be funded by Mortgagor at Closing with the Initial Engineering Deposit set forth on Exhibit B attached hereto (representing the sum applicable to the Required Engineering Work described in Section 5.12 below and on Exhibit D attached hereto. Disbursements from the Engineering Sub-Account shall be made in accordance with Section 5.12 hereof. Sums held in the Escrow Accounts may be commingled with other monies held by Lender.

Section 5.03. Permitted Investments. All sums deposited into the Curtailment Reserve Escrow Account, Recurring Replacement Reserve Sub-Account, the Reletting Reserve Escrow Account and the Operation and Maintenance Expense Escrow Account shall be held in an interest bearing account but Mortgagor acknowledges that Lender makes no representation or warranty as to the rate of return. Lender shall not have any liability for any loss in investments of funds in the Curtailment Reserve Escrow Account, Recurring Replacement Reserve Sub-Account, the Reletting Reserve Escrow and the Operation and Maintenance Expense Escrow Account and no such loss shall affect Mortgagor’s obligation to fund, or liability for funding, the Central Account and each Sub-Account and Escrow Account, as the case may be. Mortgagor agrees that Lender shall include all such earnings on the Curtailment Reserve Escrow Account, Recurring Replacement Reserve Sub-Account, the Reletting Reserve Escrow Account and the Operation and Maintenance Expense Escrow Account as income of Mortgagor (and, if Mortgagor is a partnership, limited liability company or other pass-through entity, the partners, members or beneficiaries of Mortgagor, as the case may be) for federal and applicable state and local tax purposes. All interest paid or other earnings on funds deposited into the Recurring Replacement Reserve Sub-Account, the Reletting Reserve Escrow Account and the Operation and Maintenance Expense Escrow Account made hereunder shall be deposited into the Central Account and shall be allocated to the Curtailment Reserve Escrow Account, Recurring Replacement Reserve Sub-Account, the Reletting Reserve Escrow Account and the Operation and Maintenance Expense Escrow Account. Mortgagor shall pay all costs, fees and expenses incurred in connection with the establishment and maintenance of, or the disbursement from the Curtailment Reserve Escrow Account, the Recurring Replacement Reserve Sub-Account, the Reletting Reserve Escrow Account and the Operation and Maintenance Expense Escrow Account, which sums shall be due and payable by Mortgagor upon demand and may be deducted by Lender from amounts on deposit in the Central Account or the Escrow Accounts.

Section 5.04. Servicing Fees. At the option of Lender, the Loan may be serviced by a servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Security Instrument to the Servicer. Provided that no Default has occurred and is continuing, Mortgagor shall have no obligation to reimburse Lender for servicing fees incurred in connection with the ordinary, routine servicing of the Loan; provided, however, that Mortgagor shall reimburse Lender for (a) any and all costs and expenses incurred after the occurrence of a Default and (b) as otherwise provided for in this Security Instrument. Additionally, Mortgagor shall pay all reasonable servicing fees of Servicer, if any, not to exceed $500.00 per month, charged in connection with any disbursement of funds from the Escrow Accounts pursuant to the Servicer’s then standard conditions and rates.

Section 5.05. Monthly Funding of Sub-Accounts and Escrow Accounts. (a) On or before each Payment Date during the term of the Loan, commencing on the first (1st) Payment Date occurring after the month in which the Loan is initially funded, Mortgagor shall pay or cause to be paid to the Central Account, Basic Carrying Costs Monthly Installment, the Required Debt Service Payment, the Recurring Replacement Monthly Installment, the Reletting Reserve Monthly Installment and all sums required to be deposited in the Operation and Maintenance Expense Sub-Account and the Curtailment Reserve Sub-Account, if any, pursuant to clauses (i) through (viii) of this Section 5.05(a) and all funds transferred or deposited into the Central Account shall be allocated among the Sub-Accounts as follows and in the following priority:

(i) first, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for such Current Month has been allocated to the Basic Carrying Costs Sub-Account;

(ii) second, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring in such Current Month has been allocated to the Debt Service Payment Sub-Account;

(iii) third, to the Recurring Replacement Reserve Sub-Account, until an amount equal to the Recurring Replacement Monthly Installment for such Current Month has been allocated to the Recurring Replacement Reserve Sub-Account;

(iv) fourth, to the Reletting Reserve Sub-Account, until an amount equal to the Reletting Reserve Monthly Installment for such Current Month has been allocated to the Reletting Reserve Sub-Account;

(v) fifth, but only during an O&M Operative Period, to the Operation and Maintenance Expense Sub-Account in an amount equal to the Cash Expenses, other than management fees payable to Affiliates of Mortgagor, for such Current Month pursuant to the related Approved Annual Budget;

(vi) sixth, but only during an O&M Operative Period, to the Operation and Maintenance Expense Sub-Account in an amount equal to the amount, if any, of the Net Capital Expenditures for such Current Month pursuant to the related Approved Annual Budget;

(vii) seventh, but only during an O&M Operative Period, to the Operation and Maintenance Expense Sub-Account in an amount equal to the amount, if any, of the Extraordinary Expenses approved by Lender for such Current Month;

(viii) eighth, but only during an O&M Operative Period, the balance, if any, to the Curtailment Reserve Sub-Account.

Provided that (I) no Event of Default has occurred and is continuing and (II) Lender has received the Manager Certification referred to in Section 2.09(d) hereof for the most recent period for which the same is due, Lender agrees that in each Current Month any amounts deposited into or remaining in the Central Account after the Sub-Accounts have been funded in accordance with clauses (i) through (viii) above with respect to the Current Month and any periods prior thereto, shall be disbursed by Lender to Mortgagor on the Payment Date and, to the extent that funds are available for such purpose, on the fifteenth and twenty-fifth day of each Current Month or, if such days are not Business Days, on the next succeeding Business Day in accordance with Mortgagor’s irrevocable written instruction delivered to Lender on the Closing Date. During the existence of an Event of Default, no funds held in the Central Account shall be distributed to Mortgagor and Lender shall have the right to apply all or any portion of the funds held in the Central Account or any Sub-Account or any Escrow Account to the Debt in Lender’s sole discretion.

(b)  On each Payment Date, (i) sums held in the Basic Carrying Costs Sub-Account shall be transferred to the Basic Carrying Costs Escrow Account, (ii) sums held in the Debt Service Payment Sub-Account, together with any amounts deposited into the Central Account that are either (x) Loss Proceeds that Lender has elected to apply to reduce the Debt in accordance with the terms of Article III hereof or (y) excess Loss Proceeds remaining after the completion of any restoration required hereunder, shall be transferred to Lender to be applied towards the Required Debt Service Payment, (iii) sums held in the Recurring Replacement Reserve Sub-Account shall be transferred to the Recurring Replacement Reserve Escrow Account, (iv) sums held in the Reletting Reserve Sub-Account shall be transferred to the Reletting Reserve Escrow Account, (v) sums held in the Operation and Maintenance Expense Sub-Account shall be transferred to the Operation and Maintenance Expense Escrow Account; and (vi) sums held in the Curtailment Reserve Sub-Account shall be transferred to the Curtailment Reserve Escrow Account.

(c)  While this Security Instrument is cross-collateralized with the other Cross-collateralized Mortgage, the monies in the Central Account relating to all of the Cross-collateralized Property(s) shall be commingled and the cash management arrangements hereunder and under the other Cross-collateralized Mortgage shall be administered as if it were under one waterfall.

Section 5.06. Payment of Basic Carrying Costs. Mortgagor hereby agrees to pay all Basic Carrying Costs (without regard to the amount of money in the Basic Carrying Costs Sub-Account or the Basic Carrying Costs Escrow Account). At least ten (10) Business Days prior to the due date of any Basic Carrying Costs, and not more frequently than once each month, Mortgagor may notify Lender in writing and request that Lender pay such Basic Carrying Costs on behalf of Mortgagor on or prior to the due date thereof, and, provided that no Event of Default has occurred and that there are sufficient funds available in the Basic Carrying Costs Escrow Account, Lender shall make such payments out of the Basic Carrying Costs Escrow Account before same shall be delinquent. Together with each such request, Mortgagor shall furnish Lender with bills and all other documents necessary, as reasonably determined by Lender, for the payment of the Basic Carrying Costs which are the subject of such request. Mortgagor’s obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Security Instrument shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender’s interests as provided for in this Security Instrument.

Provided that no Event of Default shall have occurred, all funds deposited into the Basic Carrying Costs Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Basic Carrying Costs in accordance with the terms hereof. Should an Event of Default occur, the sums on deposit in the Basic Carrying Costs Sub-Account and the Basic Carrying Costs Escrow Account may be applied by Lender in payment of any Basic Carrying Costs or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.07. Reletting Reserve Escrow Account. (a) Mortgagor hereby agrees to pay all Reletting Expenditures (without regard to the amount of money then available in the Reletting Reserve Sub-Account or the Reletting Reserve Escrow Account). Upon the execution of any Space Lease with respect to which Mortgagor is obligated to undertake or pay for any Reletting Expenditures, Mortgagor shall submit to Lender (i) an itemized line item budget (a “Budget”) reasonably acceptable to Lender outlining all of the Reletting Expenditures, (ii) a copy of the signed Lease for which said Reletting Expenditures relate, in each case which has an expiration date at least three (3) years after the commencement thereof and which is otherwise in compliance with the provisions of this Security Instrument, (iii) a copy of the plans and specifications, if any, for the proposed Reletting Expenditures and (iv) an Officer’s Certificate with respect to the items referred to in clauses (i) through (iii) and setting forth an anticipated completion date for the Reletting Expenditures. Thereafter, provided that no Event of Default has occurred and is continuing and that Lender has received a written request from Mortgagor for payment or reimbursement of any costs incurred in connection with any Reletting Expenditures, together with (i) unconditional lien waivers (subject only to payment), (ii) a statement from an Architect or Engineer, indicating that such portion of the Reletting Expenditures for which payment or reimbursement is sought has been substantially completed in compliance with all Legal Requirements, (iii) unless Mortgagor requests disbursement by means of check payable jointly to Mortgagor and the applicable vendor, copies of bills for such Reletting Expenditures marked “paid in full” (or such other documentation reasonably satisfactory to Lender to establish the payment of the Reletting Expenditures) for the portion due and for which payment or reimbursement is sought, (iv) upon final completion of such Reletting Expenditures, tenant estoppel certificates from the tenant leasing space in the Premises for whom the Reletting Expenditures are being made which indicate, among other things, that the tenant under such Space Lease has been in occupancy and open for business for at least one full calendar month and paid all rents due under the Space Lease without abatement, suspension, deferment, diminution, reduction or other allowances for at least one full calendar month, and (v) such other documentation as may be reasonably requested by Lender to establish that the Reletting Expenditures or portion thereof which are the subject of such request have been completed, all of which are reasonably acceptable in form and substance to Lender, Lender shall disburse to Mortgagor, to the extent of funds remaining in the Reletting Reserve Escrow Account, any actual expenses incurred in connection with such Reletting Expenditures which were set forth in the approved Budget provided that Mortgagor may make a request for disbursement of sums from the Reletting Reserve Escrow Account no more than once during any month and any request (other than the final request) shall be in a minimum amount of $5,000. With respect to any Reletting Expenditures which relate to brokerage commissions, upon the receipt of (i) copies of bills for such Reletting Expenditures marked “paid in full”, (ii) tenant estoppel certificates from the tenant leasing space in the Premises for which Lease the brokerage commissions are due which indicate, among other things, that the tenant under such Space Lease has been in occupancy and open for business for at least one full calendar month and paid all rents due under the Space Lease without abatement, suspension, deferment, diminution, reduction or other allowances for at least one full calendar month and (iii) a copy of the signed Lease for which said Reletting Expenditures relate, in each case which has an expiration date at least three (3) years, all of which are reasonably acceptable to Lender, Lender shall disburse to Mortgagor any actual expenses incurred in connection with such Reletting Expenditures out of the Reletting Reserve Escrow Account. Lender shall not be required to make any disbursements out of the Reletting Reserve Escrow Account if an Event of Default shall have occurred and is continuing, if more than one such request is made in any month or if sufficient funds are not available in the Reletting Reserve Escrow Account.

(b) In addition, Mortgagor shall pay to Lender for deposit with Lender all funds received by Mortgagor in excess of $50,000 in connection with any cancellation, termination or surrender of any Lease, including, but not limited to, any surrender or cancellation fees, buyout fees, or reimbursements for tenant improvements and leasing commissions (“Termination Payments”); provided, as long as no Event of Default exists, when the applicable space is re-leased pursuant to a Space Lease entered into in accordance with the terms of this Security Instrument, any such Termination Payments on deposit with Lender and remaining after payment of all tenant improvements and leasing commissions in connection with such new Space Lease pursuant to 5.07(a) above shall be paid to Mortgagor upon the occupancy and the payment of rents due under the new Space Lease for at least one full calendar month

(c) Provided that no Event of Default shall have occurred, all funds deposited into the Reletting Reserve Escrow Account relating to Reletting Expenditures shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Reletting Expenditures. Should an Event of Default occur, the sums on deposit in the Reletting Reserve Sub-Account and the Reletting Reserve Escrow Account may be applied by Lender in payment of any Reletting Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Property, as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

(d) In the event that Mortgagor holds any letters of credit as security for obligations under Leases, within thirty (30) days (or if any letters of credit may expire within such thirty (30) day period, prior to the expiration of such letter of credit) of the occurrence of a monetary event of default or a material non-monetary event of default under the related Lease, Mortgagor shall present for draw and use all commercially reasonable efforts to draw the full amount which it is entitled to draw under such letter of credit; provided, however, Mortgagor shall not be obliged to draw on such letter of credit if (i) Mortgagor has submitted to Lender a plan of action to resolve any event of default which gave rise to Mortgagor’s right to draw on the applicable letter of credit and Lender shall, in its reasonable discretion, have consented to such plan or Mortgagor is precluded from making a draw on the applicable letter of credit by applicable law, and (ii) the term of such letter of credit will not expire prior to the implementation of such submitted plan. Mortgagor shall deliver to Lender all security deposits which are applied against sums due to Mortgagor under Leases (including, without limitation, all sums drawn on letters of credits held as security for obligations of tenants under Leases) and Rent paid by or on behalf of any lessee under a Space Lease in whole or partial consideration for the termination, cancellation or surrender of any Space Lease including, without limitation, surrender or cancellation fees, buy-out fees or reimbursements for tenant improvements or leasing commissions, within five (5) Business Days of receipt thereof and all such sums shall be held in the Reletting Reserve Escrow Account and shall be disbursed therefrom as set forth above.

Section 5.08. Recurring Replacement Reserve Escrow Account. Mortgagor hereby agrees to pay all Recurring Replacement Expenditures with respect to the Property (without regard to the amount of money then available in the Recurring Replacement Reserve Sub-Account or the Recurring Replacement Reserve Escrow Account). Provided that Lender has received written notice from Mortgagor at least five (5) Business Days prior to the due date of any payment relating to Recurring Replacement Expenditures and not more frequently than once each month, and further provided that no Event of Default has occurred and is continuing, that there are sufficient funds available in the Recurring Replacement Reserve Escrow Account and that Mortgagor shall have theretofore furnished Lender with lien waivers, copies of bills, invoices and other reasonable documentation as may be required by Lender to establish that the Recurring Replacement Expenditures which are the subject of such request represent amounts due for completed or partially completed capital work and improvements performed at the Property, Lender shall make such payments out of the Recurring Replacement Reserve Escrow Account.

Provided that no Event of Default shall have occurred, all funds deposited into the Recurring Replacement Reserve Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Recurring Replacement Expenditures. Should an Event of Default occur, the sums on deposit in the Recurring Replacement Reserve Sub-Account and the Recurring Replacement Reserve Escrow Account may be applied by Lender in payment of any Recurring Replacement Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.09. Operation and Maintenance Expense Escrow Account. Mortgagor hereby agrees to pay all Operating Expenses with respect to the Property (without regard to the amount of money then available in the Operation and Maintenance Expense Sub-Account or the Operation and Maintenance Expense Escrow Account). All funds allocated to the Operation and Maintenance Expense Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument. Any sums held in the Operation and Maintenance Expense Escrow Account shall be disbursed to Mortgagor within five (5) Business Days of receipt by Lender from Mortgagor of (a) a written request for such disbursement which shall indicate the Operating Expenses (exclusive of Basic Carrying Costs and any management fees payable to Mortgagor or to Affiliates of Mortgagor) for which the requested disbursement is to pay and (b) an Officer’s Certificate stating that no Operating Expenses with respect to the Property are more than sixty (60) days past due; provided, however, in the event that Mortgagor legitimately disputes any invoice for an Operating Expense, and (i) no Event of Default has occurred and is continuing hereunder, (ii) Mortgagor shall have set aside adequate reserves for the payment of such disputed sums together with all interest and late fees thereon, (iii) Mortgagor has complied with all the requirements of this Security Instrument relating thereto, and (iv) the contesting of such sums shall not constitute a default under any other instrument, agreement, or document to which Mortgagor is a party, then Mortgagor may, after certifying to Lender as to items (i) through (iv) hereof, contest such invoice. Together with each such request, Mortgagor shall furnish Lender with bills and all other documents necessary for the payment of the Operating Expenses which are the subject of such request. Mortgagor may request a disbursement from the Operation and Maintenance Expense Escrow Account no more than one (1) time per calendar month. Should an Event of Default occur and be continuing, the sums on deposit in the Operation and Maintenance Expense Sub-Account or the Operation and Maintenance Expense Escrow Account may be applied by Lender in payment of any Operating Expenses for the Property or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Property as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.10. Intentionally Deleted

Section 5.11. Curtailment Reserve Escrow Account. Funds deposited into the Curtailment Reserve Escrow Account during an O&M Operative Period shall be held by Lender in the Curtailment Reserve Escrow Account as additional security for the Loan until the Loan has been paid in full. Notwithstanding anything herein to the contrary, provided that no Event of Default and no O&M Operative Period has occurred and is continuing, Lender shall, upon written request from Mortgagor, disburse all sums contained in the Curtailment Reserve Escrow Account to Mortgagor. Should an Event of Default occur, the sums on deposit in the Curtailment Reserve Sub-Account and the Curtailment Reserve Escrow Account may be applied by Lender to the payment of the Debt or other charges affecting all or any portion of the Property, as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. Lender shall calculate the Debt Service Coverage as of the end of each fiscal quarter. Such calculation shall be completed within ten (10) Business Days of Lender’s receipt of the quarterly financial statements required under Section 2.09(b) with respect to such fiscal quarter.

Section 5.12. Performance of Engineering Work. (a) Mortgagor shall promptly commence and diligently thereafter pursue to completion (without regard to the amount of money then available in the Engineering Escrow Account) the Required Engineering Work prior to the twelve (12) month anniversary of the Closing Date. After Mortgagor completes an item of Required Engineering Work, Mortgagor may submit to Lender an invoice therefor with lien waivers and a statement from the Engineer, reasonably acceptable to Lender, indicating that the portion of the Required Engineering Work in question has been completed in compliance with all Legal Requirements, and Lender shall, within twenty (20) days thereafter, although in no event more frequently than once each month, reimburse such amount to Mortgagor from the Engineering Escrow Account; provided, however, that Mortgagor shall not be reimbursed more than the amount set forth on Exhibit D hereto as the amount allocated to the portion of the Required Engineering Work for which reimbursement is sought.

(b) From and after the date all of the Required Engineering Work is completed, Mortgagor may submit a written request, which request shall be delivered together with final lien waivers and a statement from the Engineer, as the case may be, reasonably acceptable to Lender, indicating that all of the Required Engineering Work has been completed in compliance with all Legal Requirements, and Lender shall, within twenty (20) days thereafter, disburse any balance of the Engineering Escrow Account to Mortgagor. Should an Event of Default occur, the sums on deposit in the Engineering Escrow Account may be applied by Lender in payment of any Required Engineering Work or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Property as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.13. Loss Proceeds. In the event of a casualty to the Property, unless Lender elects or is required pursuant to Article III hereof to make all of the Insurance Proceeds available to Mortgagor for restoration, Lender and Mortgagor shall cause all such Insurance Proceeds to be paid by the insurer directly to the Central Account, whereupon Lender shall, after deducting Lender’s reasonable costs of recovering and paying out such Insurance Proceeds, including without limitation, reasonable attorneys’ fees, apply the same to reduce the Debt in accordance with the terms of the Note; provided, however, that if Lender elects, or is deemed to have elected, or is required to make the Insurance Proceeds available for restoration, all Insurance Proceeds in respect of rent loss, business interruption or similar coverage shall be maintained in the Central Account, to be applied by Lender in the manner as Rent received with respect to the operation of the Property; provided, further, however, that in the event that the Insurance Proceeds with respect to rent loss, business interruption or similar insurance policy are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account, shall estimate, in Lender’s reasonable discretion, the number of months required for Mortgagor to restore the damage caused by the casualty, shall divide the aggregate rent loss, business interruption or similar Insurance Proceeds by such number of months, and shall disburse from such bank account into the Central Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds. In the event that Insurance Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof. Unless Lender elects, or is required pursuant to Section 6.01 hereof to make all of the Condemnation Proceeds available to Mortgagor for restoration, Lender and Mortgagor shall cause all such Condemnation Proceeds to be paid to the Central Account, whereupon Lender shall, after deducting Lender’s reasonable costs of recovering and paying out such Condemnation Proceeds, including without limitation, reasonable attorneys’ fees, apply same to reduce the Debt in accordance with the terms of the Note; provided, however, that any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Central Account, to be applied by Lender in the same manner as Rent received with respect to the operation of the Property; provided, further, however, that in the event that the Condemnation Proceeds of any temporary Taking are paid in a lump sum in advance, Lender shall hold such Condemnation Proceeds in a segregated interest-bearing bank account, which shall be an Eligible Account, shall estimate, in Lender’s reasonable discretion, the number of months that the Property shall be affected by such temporary Taking, shall divide the aggregate Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such bank account into the Central Account each month during the pendency of such temporary Taking such monthly installment of said Condemnation Proceeds. In the event that Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof. If any Loss Proceeds are received by Mortgagor, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Mortgagor, and shall be forthwith paid into the Central Account, or paid to Lender to hold in a segregated bank account at the Bank, in each case to be applied or disbursed in accordance with the foregoing. Any Loss Proceeds made available to Mortgagor for restoration in accordance herewith, to the extent not used by Mortgagor in connection with, or to the extent they exceed the cost of, such restoration, shall be paid to Mortgagor promptly following the completion of the Work.

ARTICLE VI:   CONDEMNATION

Section 6.01. Condemnation. (a) Mortgagor shall notify Lender promptly of the commencement or threat of any Taking of any Individual Property or any portion thereof. Lender is hereby irrevocably appointed as Mortgagor’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the proceeds of any such Taking and to make any compromise or settlement in connection with such proceedings (subject to Mortgagor’s reasonable approval, except after the occurrence of an Event of Default, in which event Mortgagor’s approval shall not be required), subject to the provisions of this Security Instrument; provided, however, that Mortgagor may participate in any such proceedings and shall be authorized and entitled to compromise or settle any such proceeding with respect to Condemnation Proceeds in an amount less than five percent (5%) of the Allocated Loan Amount. Mortgagor shall execute and deliver to Lender any and all instruments reasonably required in connection with any such proceeding promptly after request therefor by Lender. Except as set forth above, Mortgagor shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Lender. All Condemnation Proceeds are hereby assigned to and shall be paid to Lender. With respect to Condemnation Proceeds in an amount in excess of five percent (5%) of the Allocated Loan Amount, Mortgagor hereby authorizes Lender to compromise, settle, collect and receive such Condemnation Proceeds, and to give proper receipts and acquittance therefor. Subject to the provisions of this Article VI, Lender may apply such Condemnation Proceeds (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys’ fees and disbursements and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Debt or to allow such proceeds to be used for the Work.

(b) “Substantial Taking” shall mean (i) a Taking of such portion of the applicable Individual Property that would, in Lender’s reasonable discretion, leave remaining a balance of the applicable Individual Property which would not under then current economic conditions, applicable Development Laws and other applicable Legal Requirements, permit the restoration of the applicable individual Property so as to constitute a complete, rentable facility of the same type as existed prior to the Taking, having adequate ingress and egress to the applicable individual Property, the Leases of which covering 75% of the square footage of the Individual Property immediately prior to such Taking will not be terminated due to the Taking during and following the restoration of such individual Property and being capable of producing a projected Net Operating Income (as reasonably determined by Lender) yielding a projected Debt Service Coverage therefrom for the next two (2) years of not less than the Required Debt Service Coverage or (ii) a Taking which occurs less than two (2) years prior to the Maturity Date or (iii) a Taking which Lender is not reasonably satisfied could be repaired within twelve (12) months and at least six (6) months prior to the Maturity Date or (iv) a Taking of fifteen percent (15%) or more of the Individual Property.

(c) In the case of a Substantial Taking, Condemnation Proceeds shall be payable to Lender in reduction of the Debt but without any prepayment fee or charge of any kind and, if Mortgagor elects to apply any Condemnation Proceeds it may receive pursuant to this Security Instrument to the payment of the Debt, Mortgagor may prepay the balance of the Debt without any prepayment fee or charge of any kind.

(d) In the event of a Taking which is less than a Substantial Taking, Mortgagor at its sole cost and expense (whether or not the award shall have been received or shall be sufficient for restoration) shall proceed diligently to restore, or cause the restoration of, the remaining Improvements not so taken, to maintain a complete, rentable, self-contained fully operational facility of the same sort as existed prior to the Taking in as good a condition as is reasonably possible. In the event of such a Taking, Lender shall receive the Condemnation Proceeds and shall pay over the same:

(i) first, provided no Default shall have occurred and be continuing, to Mortgagor to the extent of any portion of the award as may be necessary to pay the reasonable cost of restoration of the Improvements remaining, and

(ii) second, to Lender, in reduction of the Debt without any prepayment premium or charge of any kind.

If one or more Takings in the aggregate create a Substantial Taking, then, in such event, the sections of this Article VI above applicable to Substantial Takings shall apply.

(e) In the event Lender is obligated to or elects to make Condemnation Proceeds available for the restoration or rebuilding of the Property, such proceeds shall be disbursed in the manner and subject to the conditions set forth in Section 3.04(b) hereof. If, in accordance with this Article VI, any Condemnation Proceeds are used to reduce the Debt, they shall be applied in accordance with the provisions of the Note and, with no prepayment fee or charge of any kind. Mortgagor shall promptly execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the Condemnation Proceeds to Lender. Application of all or any part of the Condemnation Proceeds to the Debt shall be made in accordance with the provisions of Sections 3.06 and 3.07 hereof. No application of the Condemnation Proceeds to the reduction of the Debt shall have the effect of releasing the lien of this Security Instrument until the remainder of the Debt has been paid in full. In the case of any Taking, Lender, to the extent that Lender has not been reimbursed by Mortgagor, shall be entitled, as a first priority out of any Condemnation Proceeds, to reimbursement for all costs, fees and expenses reasonably incurred in the determination and collection of any Condemnation Proceeds. All Condemnation Proceeds deposited with Lender pursuant to this Section, until expended or applied as provided herein, shall be held in accordance with Section 3.04(b) hereof and shall constitute additional security for the payment of the Debt and the payment and performance of Mortgagor’s obligations, but Lender shall not be deemed a trustee or other fiduciary with respect to its receipt of such Condemnation Proceeds or any part thereof. All awards so deposited with Lender shall be held by Lender in an Eligible Account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any such deposit and shall have no liability in connection therewith. For purposes hereof, any reference to the award shall be deemed to include interest, if any, which has accrued thereon.

ARTICLE VII:   LEASES AND RENTS

Section 7.01.  Assignment. (a) Mortgagor does hereby bargain, sell, assign and set over unto Lender, all of Mortgagor’s interest in the Leases and Rents. The assignment of Leases and Rents in this Section 7. 01 is a collateral and conditional assignment from Mortgagor to Lender and the existence or exercise of Mortgagor’s license (revocable by Lender only during the continuance of an Event of Default) to collect Rent shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Lender of any of its rights or remedies pursuant to this Section 7.01 shall not be deemed to make Lender a Lender-in-possession. In addition to the provisions of this Article VII, Mortgagor shall comply with all terms, provisions and conditions of the Assignment.

(b) So long as there shall exist and be continuing no Event of Default, Mortgagor shall have a revocable license to take all actions with respect to all Leases and Rents, present and future, including the right to collect and use the Rents, subject to the terms of this Security Instrument and the Assignment.

(c) In a separate instrument Mortgagor shall, as requested from time to time by Lender, assign to Lender or its nominee by specific or general assignment, any and all Leases, such assignments to be in form and content reasonably acceptable to Lender, but subject to the provisions of Section 7.01(b) hereof. Mortgagor agrees to deliver to Lender, within thirty (30) days after Lender’s request, a true and complete copy of every Lease and, within ten (10) Business Days after Lender’s request, a complete list of the Leases, certified by Mortgagor to be true, accurate and complete and stating the demised premises, the names of the lessees, the Rent payable under the Leases, the date to which such Rents have been paid, the material terms of the Leases, including, without limitation, the dates of occupancy, the dates of expiration, any Rent concessions, work obligations or other inducements granted to the lessees thereunder, and any renewal options.

(d) The rights of Lender contained in this Article VII, the Assignment or any other assignment of any Lease shall not result in any obligation or liability of Lender to Mortgagor or any lessee under a Lease or any party claiming through any such lessee or constitute an assumption by Lender of any such liability or obligation.

(e) At any time during the continuance of an Event of Default, the license granted hereinabove may be revoked by Lender, and Lender or a receiver appointed in accordance with this Security Instrument may enter upon the Property, and collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper.

(f) In addition to the rights which Lender may have herein, upon the occurrence and during the continuance of any Event of Default, Lender, at its option, may require Mortgagor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be used and occupied by Mortgagor and may require Mortgagor to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise.

Section 7.02.  Management of Property.

(a) Mortgagor shall manage the Property or cause the Property to be managed in a manner which is consistent with the Approved Manager Standard. The Manager (other than Mortgagor) shall at all times meet the Minimum Manager Credentials. All Space Leases shall provide for rental rates comparable to then existing local market rates and terms and conditions which constitute good and prudent business practice and are consistent with prevailing market terms and conditions, and shall be arm’s length transactions. All Space Leases shall be on a form previously approved by Lender with such commercially reasonable changes as are consistent with the standards of other similarly situated owners when compared with terms and conditions of leases in similarly situated industrial centers in similar context at the time in question, taking into account, inter alia, the type, creditworthiness and bargaining power of the prospective tenant and the location and size of the space covered by the proposed Lease, and shall provide that they are subordinate to this Security Instrument and that the lessees thereunder attorn to Lender. Mortgagor shall deliver copies of all Leases, amendments, modifications and renewals thereof to Lender. All proposed Space Leases for the Property shall be subject to the prior written approval of Lender, not to be unreasonably withheld or delayed, provided, however that Mortgagor may enter into new Space Leases with unrelated third parties without obtaining the prior consent of Lender provided that: (i) the leases conform with the requirements of this Section 7.02; (ii) the space to be leased pursuant to such proposed Lease, together with any other space which is leased to the proposed tenant or an Affiliate thereof, is not a Major Space Lease; and (iii) the term of the proposed lease does not exceed six (6) years and, inclusive of all extensions and renewals, does not exceed ten (10) years. Lender’s consent to any Lease shall be deemed given, if the first correspondence from Mortgagor to Lender requesting such approval is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous legend at the top of the first page thereof stating that “IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR APPROVAL MAY BE DEEMED GIVEN”, and is accompanied by the information and documents required above and any other information reasonably requested by Lender in writing prior to the expiration of such five (5) Business Day period in order to adequately review the same has been delivered and, if Lender fails to respond or to expressly deny such request for approval in writing within the five (5) Business Day period a second notice is delivered to Lender from Mortgagor in an envelope marked “PRIORITY” requesting approval containing a bold-faced, conspicuous legend at the top of the first page thereof stating that “IF YOU FAIL TO RESPOND TO OR EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN” and Lender fails to respond or to expressly deny each request for approval within the five (5) Business Day period.

(b) Mortgagor (i) shall observe and perform all of its material obligations under the Leases pursuant to applicable Legal Requirements and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Mortgagor shall receive under the Leases; (iii) shall, consistent with the Approved Manager Standard, enforce all of the terms, covenants and conditions contained in the Leases to be observed or performed; (iv) shall not collect any of the Rents under the Leases more than one (1) month in advance (except that Mortgagor may collect in advance (A) such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market and (B) all rent deemed “additional rent” under the Leases); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents except as otherwise expressly permitted pursuant to this Security Instrument; (vi) shall not cancel or terminate any of the Space Leases or accept a surrender thereof in any manner inconsistent with the Approved Manager Standard; (vii) shall not convey, transfer or suffer or permit a conveyance or transfer of all or any part of the Premises or the Improvements or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (viii) shall not alter, modify or change the terms of any guaranty of any Major Space Lease or cancel or terminate any such guaranty in any manner inconsistent with the Approved Manager Standard; (ix) shall, in accordance with the Approved Manager Standard, make all reasonable efforts to seek lessees for space as it becomes vacant and enter into Leases in accordance with the terms hereof; (x) shall not materially modify, alter or amend any Major Space Lease or Property Agreement without Lender’s consent, which consent will not be unreasonably withheld or delayed; (xi) shall notify Lender promptly if any Pad Owner shall cease business operations or of the occurrence of any event of which it becomes aware affecting a Pad Owner or its property which might have any material effect on the Property; and (xii) shall, without limitation to any other provision hereof, execute and deliver at the reasonable request of Lender all such further assurances, confirmations and assignments in connection with the Property as are required herein and as Lender shall from time to time reasonably require.

(c) All security deposits of lessees, whether held in cash or any other form, shall be treated by Mortgagor as trust funds, shall not be commingled with any other funds of Mortgagor and, if cash, shall be deposited by Mortgagor in the Security Deposit Account. Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described shall, if permitted pursuant to Legal Requirements, at Lender’s option, name Lender as payee or mortgagee thereunder or be fully assignable to Lender and shall, in all respects, comply with applicable Legal Requirements and otherwise be reasonably satisfactory to Lender. Mortgagor shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Mortgagor’s compliance with the foregoing. During the continuance of any Event of Default, Mortgagor shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over the security deposits (and any interest thereon) to Lender to be held by Lender in accordance with the terms of the Leases and all Legal Requirements.

(d) Lender shall, upon request of Mortgagor, enter into a subordination, nondisturbance and attornment agreement (“SNDA”) with respect to each proposed tenant entering into a Lease in compliance with the requirements of this Security Instrument provided that such Lease is (i) with a tenant under a Major Space Lease at an Individual Property or is with an existing tenant pursuant to a Lease dated prior to the Closing Date which provides that the tenant thereunder is entitled to an SNDA or with any tenant which is renting space on a national basis which leases at least 2,000 square feet of the Premises, (ii) with a tenant reasonably approved by Lender in writing prior to Mortgagor’s execution of any such Lease and (iii) on the standard form of Lease previously approved in writing by Lender with such commercially reasonable changes as are consistent with the Approved Manager Standard. Any SNDA executed by Lender shall be in Lender’s then standard form with such changes as Lender shall agree to and provide that in the event Lender or any purchaser at foreclosure shall succeed to Mortgagor’s interest in the Property, the Leases of such tenants will remain in full force and effect and be binding upon Lender or such purchaser and such tenant as though each were original parties thereto.

(e) Mortgagor covenants and agrees with Lender that (i) the Property will be managed at all times by Mortgagor in accordance with Mortgagor’s organizational documents or by a Manager pursuant to a management agreement approved by Lender (the “Management Agreement”), (ii) after Mortgagor has knowledge of a fifty percent (50%) or more change in control of the ownership of Manager, Mortgagor will promptly give Lender notice thereof (a “Manager Control Notice”) and (iii) the Management Agreement (or in the case Mortgagor is acting as Manager, Mortgagor’s right to manage the Property) may be terminated by Lender at any time for cause (including, but not limited to, Manager’s gross negligence, misappropriation of funds, willful misconduct or fraud) or at any time following (A) the occurrence of an Event of Default, or (B) the receipt of a Manager Control Notice, or (C) the date upon which the Debt Service Coverage is 1.10:1.0 or less. In the event of any such termination, a substitute managing agent shall be appointed by Mortgagor, subject to Lender’s prior written approval, which may be given or withheld in Lender’s sole discretion and which may be conditioned on, inter alia, a letter from each Rating Agency confirming that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn. Mortgagor may from time to time appoint a successor manager to manage the Property with Lender’s prior written consent which consent shall not be unreasonably withheld or delayed, provided that any such successor manager shall be a reputable management company which meets the Minimum Manager Credentials and each Rating Agency shall have confirmed in writing that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn. Mortgagor further covenants and agrees that Mortgagor shall require Manager (or any successor managers) to maintain at all times during the term of the Loan worker’s compensation insurance as required by Governmental Authorities.

ARTICLE VIII:   MAINTENANCE AND REPAIR

Section 8.01. Maintenance and Repair of the Property; Alterations; Replacement of Equipment. Mortgagor hereby covenants and agrees:

(a) Mortgagor shall not (i) desert or abandon the Property, (ii) change the use of the Property or cause or permit the use or occupancy of any part of the Property to be discontinued if such discontinuance or use change would violate any zoning or other law, ordinance or regulation; (iii) consent to or seek any lowering of the zoning classification, or greater zoning restriction affecting the Property; or (iv) take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of ownership.

(b) Mortgagor shall, at its expense, (i) take good care of the Property including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Legal Requirements, (ii) promptly make or cause to be made all repairs to the Property, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Property in a manner appropriate for the facility and (iii) not commit or suffer to be committed any waste of the Property or do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or impair the value thereof. Mortgagor shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Property, clean and free from dirt, snow, ice, rubbish and obstructions. All repairs made by Mortgagor shall be made with first-class materials, in a good and workmanlike manner, shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and Insurance Requirements. To the extent any of the above obligations are obligations of tenants under Space Leases or other Persons under Property Agreements, Mortgagor may fulfill its obligations hereunder by causing such tenants or other Persons, as the case may be, to perform their obligations thereunder. As used herein, the terms “repair” and “repairs” shall be deemed to include all necessary replacements.

(c) Mortgagor shall, except in connection with tenant improvement work under Space Leases entered into in accordance with the terms of this Security Instrument, not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Property or any portion thereof which could diminish the value of the Property nor consent to or permit any such demolition, removal, construction, restoration, addition or alteration which would diminish the value of the Property without Lender’s prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

(d) Mortgagor represents and warrants to Lender that (i) there are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on the Property, except for the Equipment and equipment leased by Mortgagor for the management, operation or maintenance of the Property in accordance with the Loan Documents; (ii) the Equipment and the leased equipment constitute all of the fixtures, machinery, apparatus, tools, equipment and articles of personal property necessary to the proper operation and maintenance of the Property; and (iii) all of the Equipment is free and clear of all liens, except for the lien of this Security Instrument and the Permitted Encumbrances. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals and appurtenances to the Property hereafter acquired by, or released to, Mortgagor or constructed, assembled or placed by Mortgagor in the Property, and all changes and substitutions of the security constituted thereby, shall be and, in each such case, without any further mortgage, encumbrance, conveyance, assignment or other act by Lender or Mortgagor, shall become subject to the lien and security interest of this Security Instrument as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in this Security Instrument, but at any and all times Mortgagor shall execute and deliver to Lender any documents Lender may reasonably deem necessary or appropriate for the purpose of specifically subjecting the same to the lien and security interest of this Security Instrument.

(e) Notwithstanding the provisions of this Security Instrument to the contrary, Mortgagor shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Property. Mortgagor shall promptly replace any such Equipment so disposed of or removed with other Equipment of equal value and utility, free of any security interest or superior title, liens or claims; except that, if replacement of the Equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Property, Mortgagor shall not be required to replace the same. All such replacements or additional equipment shall be deemed to constitute “Equipment” and shall be covered by the security interest herein granted.

(f) Mortgagor shall diligently take all actions required to cause the temporary certificate of occupancy relating to the Property known as 5405 Bandera Road to be renewed prior to each and every expiration thereof until the permanent, unconditional certificate of occupancy is issued. Borrower shall provide quarterly updates to Lender of the progress of the work required to obtain the permanent, unconditional certificate of occupancy, inspections or approval processes and shall promptly provide Lender with copies of evidence of the removal of any and all violations affecting the Property, if any, and any new temporary certificates of occupancy and the permanent, unconditional certificate of occupancy upon issuance of same.

ARTICLE IX:   TRANSFER OR ENCUMBRANCE OF THE PROPERTY

Section 9.01. Other Encumbrances. Mortgagor shall not further encumber or permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of the Property or any part thereof or interest therein, including, without limitation, of the Rents therefrom. In addition, Mortgagor shall not further encumber and shall not permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of Mortgagor or any direct or indirect interest in Mortgagor except as expressly permitted pursuant to this Security Instrument.

Section 9.02. No Transfer. (a) Mortgagor acknowledges that Lender has examined and relied on the expertise of Mortgagor and, if applicable, each General Partner, in owning and operating properties such as the Property in agreeing to make the Loan and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and Mortgagor acknowledges that Lender has a valid interest in maintaining the value of the Property. Mortgagor shall not Transfer, nor permit any Transfer, without the prior written consent of Lender, which consent Lender may withhold in its sole and absolute discretion other than pursuant to Space Leases as provided herein. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

(b) Notwithstanding any provision of this Security Instrument to the contrary, no person or entity may, after the date hereof, become an owner of a direct or indirect interest in any entity comprising Mortgagor, which interest exceeds forty-nine percent (49%), without Lender’s written consent in each instance and receipt by Lender of (x) written confirmation that any rating issued by such Rating Agency in connection with the Securitization will not, as a result of the proposed Transfer, be downgraded from the then current ratings thereof, qualified or withdrawn, and (y) a substantive non-consolidation opinion in form and substance acceptable to Lender.

Section 9.03. Due on Sale. Lender may declare the Debt immediately due and payable upon any Transfer or further encumbrance without Lender’s consent without regard to whether any impairment of its security or any increased risk of default hereunder can be demonstrated. This provision shall apply to every Transfer or further encumbrance of the Property or any part thereof or interest in the Property or in Mortgagor regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer or further encumbrance of the Property or interest in Mortgagor.

Section 9.04. Permitted Transfer. Notwithstanding the foregoing provisions of this Article IX, the sale, conveyance or transfer of the Cross-collateralized Properties in their entirety, except as otherwise set forth in Section 9.04(B) (hereinafter, “Sale”) shall be permitted hereunder provided that each of the following terms and conditions are satisfied:

(a) no Event of Default is then continuing hereunder or under any of the other Loan Documents and no O&M Operative Period shall have commenced and be continuing;

(b) Lender shall have consented to the Sale, provided, however, such consent shall not be unreasonably withheld and, if the proposed Sale is to occur at any time after a Securitization, each Rating Agency shall have delivered written confirmation that any rating issued by such Rating Agency in connection with the Securitization will not, as a result of the proposed Sale, be downgraded from the then current ratings thereof, qualified or withdrawn; provided, however, that no request for consent to the Sale will be entertained by Lender if the proposed Sale is to occur within sixty (60) days of any contemplated sale of the Loan by Lender, whether in connection with a Securitization or otherwise;

(c) Mortgagor gives Lender written notice of the terms of the proposed Sale not less than forty-five (45) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender (i) all such information concerning the proposed transferee of the Property (hereinafter, “Buyer”) as Lender would require in evaluating an initial extension of credit to a borrower and Lender determines, in its reasonable discretion that the Buyer is acceptable to Lender in all respects and (ii) a non-refundable application fee equal to $7,500;

(d) Mortgagor pays Lender, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to (x) one half of one percent (.5%) of the then outstanding Loan Amount for the first such Sale and (y) one percent (1.0%) of the then outstanding Loan Amount for each Sale thereafter, together with all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in connection with the Sale;

(e) Buyer assumes all of the obligations under the Loan Documents and, prior to or concurrently with the closing of such Sale, Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Lender may require;

(f) Mortgagor and Buyer execute, without any cost or expense to Lender, new financing statements or financing statement amendments and any additional documents reasonably requested by Lender;

(g) Mortgagor delivers to Lender, without any cost or expense to Lender, such endorsements to Lender’s title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance reasonably satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s title insurance policy insuring the lien of this Security Instrument, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (e) of this Section, with no additional exceptions added to such policy, and insuring that fee simple title to the Property is vested in Buyer;

(h) Mortgagor executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance reasonably satisfactory to Lender and shall be binding upon Buyer;

(i) subject to the provisions of Section 18.32 hereof, such Sale is not construed so as to relieve Mortgagor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and Mortgagor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability; provided that, upon the closing of such Sale, if Mortgagor and Buyer have satisfied each of the terms of this Section 9.04, as reasonably determined by Lender, Lender shall release Mortgagor from all obligations arising after the closing of such Sale. Additionally, if a replacement guarantor acceptable to Lender in its reasonable discretion executes a guaranty identical in substance to the Indemnity and Guaranty, Lender shall release the existing Guarantor from any liabilities under the Indemnity and Guaranty arising after the closing of such Sale;

(j) such Sale is not construed so as to relieve any Guarantor of its obligations under any guaranty or indemnity agreement executed in connection with the Loan and each such Guarantor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty agreement, provided that if Buyer or a party associated with Buyer approved by Lender in its sole discretion assumes the obligations of the current Guarantor under its guaranty and Buyer or such party associated with Buyer, as applicable, executes, without any cost or expense to Lender, a new guaranty in similar form and substance to the existing guaranty and otherwise satisfactory to Lender, then Lender shall release the current Guarantor from all obligations arising under its guaranty after the closing of such Sale; and

(k) Buyer is a Single Purpose Entity and Lender receives a non-consolidation opinion relating to Buyer from Buyer’s counsel, which opinion is in form and substance acceptable to Lender.

ARTICLE X:   CERTIFICATES

Section 10.01. Estoppel Certificates. (a) After request by Lender, Mortgagor, within fifteen (15) days and at its expense, will furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (ii) the rate of interest of the Note, (iii) the date payments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and if any are alleged, the nature thereof, (v) that the Note and this Security Instrument have not been modified or if modified, giving particulars of such modification and (vi) to the best of Mortgagor’s knowledge, that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

(b) Within fifteen (15) days after written request by Mortgagor, Lender shall furnish to Mortgagor a written statement confirming the amount of the Debt, the maturity date of the Note and the date to which interest has been paid.

(c) Mortgagor shall use all commercially reasonable efforts to obtain estoppel certificates from tenants in form and substance reasonably acceptable to Lender or in form and substance as provided in the applicable Leases, but, provided no Event of Default has occurred and is continuing, in no event shall Mortgagor be required to deliver estoppel certificates more than twice during any Loan Year.

ARTICLE XI:   NOTICES

Section 11.01.   Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when delivered personally or one (1) Business Day after being deposited with Federal Express or such other nationally recognized delivery service:

If to Lender: To Lender, at the address first written above,

with a copy to:	Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attention: Corey A. Tessler, Esq.

If to Mortgagor:	To Mortgagor, at the address first written above,

with a copy to:	Herrick Feinstein LLP 2 Park Avenue New York, New York 10016 Attention: Sheldon Chanales, Esq.

and	c/o The Lightstone Group 326 Third Street Lakewood, New Jersey 08701 Attention: Joseph Teichman Facsimile No.: (732) 363-7183

or such other address as either Mortgagor or Lender shall hereafter specify by not less than ten (10) days prior written notice as provided herein; provided, however, that notwithstanding any provision of this Article to the contrary, such notice of change of address shall be deemed given only upon actual receipt thereof. Rejection or other refusal to accept or the inability to deliver because of changed addresses of which no notice was given as herein required shall be deemed to be receipt of the notice, demand, statement, request or consent.

ARTICLE XII:   INDEMNIFICATION

Section 12.01. Indemnification Covering Property. In addition, and without limitation, to any other provision of this Security Instrument or any other Loan Document, Mortgagor shall protect, indemnify and save harmless Lender and its successors and assigns, and each of their agents, employees, officers, directors, stockholders, partners and members (collectively, “Indemnified Parties”) for, from and against any claims, demands, penalties, fines, actual liabilities, settlements, actual damages, actual costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements imposed upon or incurred by or asserted against any of the Indemnified Parties by reason of (a) ownership of this Security Instrument, the Assignment, the Property or any part thereof or any interest therein or receipt of any Rents; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Security Instrument or the Assignment; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien, security interest, or claim arising on or against the Property or any part thereof under any Legal Requirement or any liability asserted against any of the Indemnified Parties with respect thereto; (i) any claim arising out of or in any way relating to any tax or other imposition on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents unless otherwise set forth herein; (j) a Default under Sections 2.02(f) or 2.02(g) hereof, (k) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Loan, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the Loan; or (l) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease prior to the time Lender may have taken possession of the Property. Notwithstanding the foregoing provisions of this Section 12.01 to the contrary, Mortgagor shall have no obligation to indemnify the Indemnified Parties pursuant to this Section 12.01 for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result from Lender’s, and its successors’ or assigns’, willful misconduct or gross negligence. Any amounts payable to Lender by reason of the application of this Section 12.01 shall constitute a part of the Debt secured by this Security Instrument and the other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by Lender, as applicable, until paid. The provisions of this Section 12.01 shall survive the termination of this Security Instrument whether by repayment of the Debt, foreclosure or delivery of a deed in lieu thereof, assignment or otherwise. In case any action, suit or proceeding is brought against any of the Indemnified Parties by reason of any occurrence of the type set forth in (a) through (l) above, Mortgagor shall, at Mortgagor’s expense, resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Mortgagor’s expense for the insurer of the liability or by counsel designated by Mortgagor (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any other Indemnified Party) to appoint its own counsel at Mortgagor’s expense for its defense with respect to any action which, in the reasonable opinion of Lender or such other Indemnified Party, as applicable, presents a conflict or potential conflict between Lender or such other Indemnified Party that would make such separate representation advisable. Any Indemnified Party will give Mortgagor prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to, and provided that no Event of Default has occurred and is continuing, consultation with, Mortgagor.

ARTICLE XIII:   DEFAULTS

Section 13.01. Events of Default. The Debt shall become immediately due at the option of Lender upon any one or more of the following events (“Event of Default”):

(a) if the final payment or prepayment premium, if any, due under the Note shall not be paid on Maturity;

(b) if any monthly payment of interest and/or principal due under the Note (other than the sums described in (a) above) shall not be fully paid on the date upon which the same is due and payable thereunder;

(c) if payment of any sum (other than the sums described in (a) above or (b) above) required to be paid pursuant to the Note, this Security Instrument or any other Loan Document shall not be paid within seven (7) Business Days after Lender delivers written notice to Mortgagor that same is due and payable thereunder or hereunder;

(d) if Mortgagor, Guarantor or, if Mortgagor or Guarantor is a partnership, any general partner of Mortgagor or Guarantor, or, if Mortgagor or Guarantor is a limited liability company, any member of Mortgagor or Guarantor, shall institute or cause to be instituted any proceeding for the termination or dissolution of Mortgagor, Guarantor or any such general partner or member;

(e) if the insurance policies required hereunder are not kept in full force and effect, or if the insurance policies are not assigned and delivered to Lender as herein provided;

(f) if Mortgagor or Guarantor attempts to assign its rights under this Security Instrument or any other Loan Document or any interest herein or therein, or if any Transfer occurs other than in accordance with the provisions hereof;

(g) if any representation or warranty of Mortgagor or Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Lender shall prove false or misleading in any material respect as of the date the representation or warranty was made;

(h) if Mortgagor, Guarantor or any general partner of Mortgagor or Guarantor shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

(i) if a receiver, liquidator or trustee of Mortgagor, Guarantor or any general partner of Mortgagor or Guarantor shall be appointed or if Mortgagor, Guarantor or their respective general partners shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to by, or acquiesced in by, Mortgagor, Guarantor or their respective general partners or if any proceeding for the dissolution or liquidation of Mortgagor, Guarantor or their respective general partners shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor, Guarantor or their respective general partners, as applicable, upon the same not being discharged, stayed or dismissed within sixty (60) days or if Mortgagor, Guarantor or their respective general partners shall generally not be paying its debts as they become due;

(j) if Mortgagor shall be in default beyond any notice or grace period, if any, under any other mortgage or deed of trust or security agreement covering any part of the Property without regard to its priority relative to this Security Instrument; provided, however, this provision shall not be deemed a waiver of the provisions of Article IX prohibiting further encumbrances affecting the Property or any other provision of this Security Instrument;

(k) if the Property becomes subject (i) to any lien or security interest which is superior to the lien of this Security Instrument, other than a lien for real estate taxes and assessments not due and payable, or (ii) to any mechanic’s, materialman’s or other lien which is or is asserted to be superior to the lien of this Security Instrument, and such lien shall remain undischarged (by payment, bonding, or otherwise) for ten (10) days unless contested in accordance with the terms hereof;

(l) if Mortgagor discontinues the operation of the Property or any part thereof for reasons other than repair or restoration arising from a casualty or condemnation for ten (10) days or more;

(m) except as permitted in this Security Instrument, any material alteration, demolition or removal by, on behalf or with the consent of Mortgagor of any of the Improvements without the prior consent of Lender;

(n) if Mortgagor consummates a transaction which would cause this Security Instrument or Lender’s rights under this Security Instrument, the Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state statute regulating government plans subjecting Lender to liability for a violation of ERISA or a state statute;

(o) if an Event of Default shall occur under the other the Cross-collateralized Mortgage;

(p) if Mortgagor breaches any provision of Article IX or Section 2.02(g) of this Security Instrument; or

(q) if a default shall occur under any of the other terms, covenants or conditions of the Note, this Security Instrument or any other Loan Document, other than as set forth in (a) through (p) above, for ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default or an additional ninety (90) days if Mortgagor is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth in (a) through (p) above.

Section 13.02. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Lender may, in addition to any other rights or remedies available to it hereunder or under any other Loan Document, at law or in equity, take such action, to the extent permitted by law, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Mortgagor and in and to any Property or any one or more of the Cross-collateralized Properties including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity: (i) declare all or any portion of the unpaid Debt to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 13.01(i), the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable; or (ii) bring, an action to foreclose this Security Instrument and without applying for a receiver for the Rents, but subject to the rights of the tenants under the Leases, enter into or upon the Property or any part thereof, either personally or by its agents, nominees or attorneys, and dispossess Mortgagor and its agents and servants therefrom, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat, (B) make alterations, additions, renewals, replacements and improvements to or on the Property or any part thereof, (C) exercise all rights and powers of Mortgagor with respect to the Property or any part thereof, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Property and every part thereof, and (D) apply the receipts from the Property or any part thereof to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, insurance and other charges in connection with the Property or any part thereof, as well as just and reasonable compensation for the services of Lender’s third-party agents; or (iii) have an appraisal or other valuation of the Property or any part thereof performed by an Appraiser (and Mortgagor covenants and agrees it shall cooperate in causing any such valuation or appraisal to be performed) and any cost or expense incurred by Lender in connection therewith shall constitute a portion of the Debt and be secured by this Security Instrument and shall be immediately due and payable to Lender with interest, at the Default Rate, until the date of receipt by Lender; or (iv), sell the Property or institute , proceedings for the complete foreclosure of this Security Instrument, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Security Instrument in which case the Property or any part thereof may be sold for cash or credit in one or more parcels; or (v) with or without entry, and to the extent permitted and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Security Instrument, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Security Instrument for the portion of the Debt then due and payable, subject to the lien of this Security Instrument continuing unimpaired and without loss of priority so as to secure the balance of the Debt not then due; or (vi) sell the Property or any part thereof and any or all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, in any order or manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, at the discretion of Lender, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien on the remaining portion of the Property; or (vii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents, or any of them; or (viii) recover judgment on the Note or any guaranty either before, during or after (or in lieu of) any proceedings for the enforcement of this Security Instrument; or (ix) apply, ex parte, for the appointment of a custodian, trustee, receiver, keeper, liquidator or conservator of the Property or any part thereof, irrespective of the adequacy of the security for the Debt and without regard to the solvency of Mortgagor or of any Person liable for the payment of the Debt, to which appointment Mortgagor does hereby consent and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Rent with respect to any of the Property pursuant to this Security Instrument or the Assignment; or (x) require, at Lender’s option, Mortgagor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Property occupied by Mortgagor and may require Mortgagor to vacate and surrender possession to Lender of the Property or to such receiver and Mortgagor may be evicted by summary proceedings or otherwise; or (xi) without notice to Mortgagor (A) apply all or any portion of the cash collateral in any Sub-Account and Escrow Account, including any interest and/or earnings therein, to carry out the obligations of Mortgagor under this Security Instrument and the other Loan Documents, to protect and preserve the Property and for any other purpose permitted under this Security Instrument and the other Loan Documents and/or (B) have all or any portion of such cash collateral immediately paid to Lender to be applied against the Debt in the order and priority set forth in the Note; or (xii) pursue any or all such other rights or remedies as Lender may have under applicable law or in equity; provided, however, that the provisions of this Section 13.02(a) shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents. Mortgagor hereby waives, to the fullest extent permitted by Legal Requirements, any defense Mortgagor might otherwise raise or have by the failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights in any proceeding instituted by Lender.

(b) Any time after an Event of Default Lender, shall have the power, to the extent permitted by applicable law, to sell the Property or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as Lender may deem best for the interest of Lender, or as may be required or permitted by applicable law, consisting of advertisement (if required by law) in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such methods, if any, as may be required or permitted by law to convey the Property or portions thereof in one or more sales in fee simple by Lender's deed to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money. The proceeds or avails of any sale made under or by virtue of this Section 13.02, together with any other sums which then may be held by Lender under this Security Instrument, whether under the provisions of this Section 13.02 or otherwise, shall, to the extent permitted by applicable law, be applied as follows:

First: To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, title service guaranty fees, reasonable fees and expenses of Lender’s legal counsel as applicable, of the title company and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Lender under this Security Instrument, together with interest as provided herein on all such advances made by Lender, and all Impositions, except any Impositions or other charges subject to which the Property shall have been sold;

Second: To the payment of the whole amount then due, owing and unpaid under the Note for principal and interest thereon, with interest on such unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid;

Third: To the payment of any other portion of the Debt required to be paid by Mortgagor pursuant to any provision of this Security Instrument, the Note, or any of the other Loan Documents; and

Fourth: The surplus, if any, to Mortgagor or such other Persons as may be legally entitled thereto, unless otherwise required by Legal Requirements.

Lender and any receiver or custodian of the Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

(c) Lender, to the extent permitted by law, may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of Legal Requirements, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Upon the completion of any sale or sales made by Lender under or by virtue of this Section 13.02, Lender or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Mortgagor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold pursuant to this Section 13.02 and for that purpose Lender may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if so requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgment of Lender, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 13.02, whether made under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the property and rights so sold, and shall, to the fullest extent permitted under Legal Requirements, be a perpetual bar, both at law and in equity against Mortgagor and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor.

(e) In the event of any sale made under or by virtue of this Section 13.02 (whether made under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), the entire Debt immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

(f) Upon any sale made under or by virtue of this Section 13.02 (whether made under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

(g) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Property or any part thereof or upon any other property of Mortgagor shall release the lien of this Security Instrument upon the Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired until all amounts due under the Note, this Security Instrument and the other Loan Documents are paid in full.

(h) Upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Security Instrument which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Mortgagor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments and other documents and papers that Lender or any purchaser of the Property may be required to obtain for such governmental consent, approval, registration, qualification, or authorization and Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Mortgagor (coupled with an interest), in its name and stead, to execute all such applications, certificates, instruments, assignments and other documents and papers.

Section 13.03. Payment of Debt After Default. If, following the occurrence of any Event of Default, Mortgagor shall tender payment of an amount sufficient to satisfy the Debt in whole or in part at any time prior to a foreclosure sale of the Property, and if at the time of such tender prepayment of the principal balance of the Note is not permitted by the Note or this Security Instrument, Mortgagor shall, in addition to the entire Debt, also pay to Lender all amounts due Lender under Section 1.5(b) of the Note. If at the time of such tender, prepayment of the principal balance of the Note is permitted, such tender by Mortgagor shall be deemed to be a voluntary prepayment of the principal balance of the Note and Mortgagor shall, in addition to the entire Debt, also pay to Lender the applicable prepayment consideration specified in the Note and this Security Instrument.

Section 13.04. Possession of the Property. Upon the occurrence of any Event of Default hereunder and the acceleration of the Debt or any portion thereof, Mortgagor, if an occupant of the Property or any part thereof, upon demand of Lender, shall immediately surrender possession of the Property (or the portion thereof so occupied) to Lender, and if Mortgagor is permitted to remain in possession, the possession shall be as a month-to-month tenant of Lender and, on demand, Mortgagor shall pay to Lender monthly, in advance, a reasonable rental for the space so occupied and in default thereof Mortgagor may be dispossessed. The covenants herein contained may be enforced by a receiver of the Property or any part thereof. Nothing in this Section 13.04 shall be deemed to be a waiver of the provisions of this Security Instrument making the Transfer of the Property or any part thereof without Lender’s prior written consent an Event of Default.

Section 13.05. Interest After Default. If any amount due under the Note, this Security Instrument or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Mortgagor shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Security Instrument. All unpaid and accrued interest shall be secured by this Security Instrument as part of the Debt. Nothing in this Section 13.05 or in any other provision of this Security Instrument shall constitute an extension of the time for payment of the Debt.

Section 13.06. Mortgagor’s Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Lender to obtain judgment for the Debt, or of any other nature in aid of the enforcement of the Loan Documents, Mortgagor will (a) after receipt of notice of the institution of any such action, waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Lender, consent to the appointment of a receiver or receivers of the Property or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof.

Section 13.07. Control by Lender After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Property or any part thereof, to the extent permitted by Legal Requirements, Lender shall be entitled to obtain possession and control of all property now and hereafter covered by this Security Instrument and the Assignment following the occurrence of an Event of Default in accordance with the terms hereof.

Section 13.08. Right to Cure Defaults. (a) Upon the occurrence of any Event of Default, Lender or its agents may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender and its agents are authorized to enter upon the Property or any part thereof for such purposes, or appear in, defend, or bring any action or proceedings to protect Lender’s interest in the Property or any part thereof or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 13.08, shall constitute a portion of the Debt and shall be immediately due and payable to Lender upon demand. All such costs and expenses incurred by Lender or its agents in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from the date so demanded to the date of payment to Lender. All such costs and expenses incurred by Lender or its agents together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument.

(b) If Lender makes any payment or advance that Lender is authorized by this Security Instrument to make in the place and stead of Mortgagor (i) relating to the Impositions or tax liens asserted against the Property, Lender may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any of the Impositions or the tax liens or claims thereof; (ii) relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim or charge, Lender will be the sole judge of the legality or validity of same; or (iii) relating to any other purpose authorized by this Security Instrument but not enumerated in this Section 13.08, Lender may do so whenever, in its judgment and discretion, the payment or advance seems necessary or desirable to protect the Property and the full security interest intended to be created by this Security Instrument. In connection with any payment or advance made pursuant to this Section 13.08, Lender has the option and is authorized, but in no event shall be obligated, to obtain a continuation report of title prepared by a title insurance company. The payments and the advances made by Lender pursuant to this Section 13.08 and the cost and expenses of said title report will be due and payable by Mortgagor on demand, together with interest at the Default Rate, and will be secured by this Security Instrument.

Section 13.09. Late Payment Charge. If any portion of the Debt is not paid in full on or before the day on which it is due and payable hereunder Mortgagor shall pay to Lender an amount equal to five percent (5%) of such unpaid portion of the Debt (“Late Charge”) to defray the expense incurred by Lender in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt; provided, that no late charge shall be due and payable if Mortgagor fails to repay the Loan evidenced hereby upon the Maturity Date (whether by acceleration or otherwise).

Section 13.10. Recovery of Sums Required to Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

Section 13.11. Marshalling and Other Matters. Mortgagor hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Nothing herein or in any other Loan Document shall be construed as requiring Lender to resort to any particular Cross-collateralized Property for the satisfaction of the Debt in preference or priority to any other Cross-collateralized Property but Lender may seek satisfaction out of all the Cross-collateralized Properties or any part thereof in its absolute discretion. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, whether equitable or statutory and on behalf of each and every Person acquiring any interest in or title to the Property or any part thereof subsequent to the date of this Security Instrument and on behalf of all Persons to the fullest extent permitted by applicable law.

Section 13.12. Tax Reduction Proceedings. After an Event of Default, Mortgagor shall be deemed to have appointed Lender as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Property for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Debt remains unpaid and any Event of Default shall be continuing.

Section 13.13. General Provisions Regarding Remedies.

(a) Right to Terminate Proceedings. Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 13.02 at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender.

(b) No Waiver or Release. The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents. No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any payment or obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default. No sale of all or any portion of the Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Mortgagor or any other Person, shall operate to release or in any manner affect the interest of Lender in the Property or the liability of Mortgagor to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

(c) No Impairment; No Releases. The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

(d) Effect on Judgment. No recovery of any judgment by Lender and no levy of an execution under any judgment upon any Property or any portion thereof shall affect in any manner or to any extent the lien of the other Cross-collateralized Mortgage upon the remaining Cross-collateralized Properties or any portion thereof, or any rights, powers or remedies of Lender hereunder or thereunder. Such lien, rights, powers and remedies of Lender shall continue unimpaired as before.

ARTICLE XIV:   COMPLIANCE WITH REQUIREMENTS

Section 14.01. Compliance with Legal Requirements. (a) Mortgagor shall promptly comply with all present and future Legal Requirements, foreseen and unforeseen, ordinary and extraordinary, whether requiring structural or nonstructural repairs or alterations including, without limitation, all zoning, subdivision, building, safety and environmental protection, land use and development Legal Requirements, all Legal Requirements which may be applicable to the curbs adjoining the Property or to the use or manner of use thereof, and all rent control, rent stabilization and all other similar Legal Requirements relating to rents charged and/or collected in connection with the Leases. Mortgagor represents and warrants that the Property to the best of Mortgagor’s knowledge is in compliance in all material respects with all Legal Requirements as of the date hereof, no notes or notices of violations of any Legal Requirements have been entered or received by Mortgagor and there is no basis for the entering of such notes or notices.

(b) Mortgagor shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender, the validity or application of any Legal Requirement and to suspend compliance therewith if permitted under applicable Legal Requirements, provided (i) failure to comply therewith may not subject Lender to any civil or criminal liability, (ii) prior to and during such contest, Mortgagor shall furnish to Lender security reasonably satisfactory to Lender, in its discretion, against loss or injury by reason of such contest or non-compliance with such Legal Requirement, (iii) no Default or Event of Default shall exist during such proceedings and such contest shall not otherwise violate any of the provisions of any of the Loan Documents, (iv) such contest shall not (unless Mortgagor shall comply with the provisions of clause (ii) of this Section 14.01(b)) subject the Property to any lien or encumbrance the enforcement of which is not suspended or otherwise affect the priority of the lien of this Security Instrument; (v) such contest shall not affect the ownership, use or occupancy of the Property; (vi) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Mortgagor; (vii) Mortgagor shall give Lender prompt notice of the commencement of such proceedings and, upon request by Lender, notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) - (vi) of this Section 14.01(b); and (viii) upon a final determination of such proceeding, Mortgagor shall take all steps necessary to comply with any requirements arising therefrom.

(c) Mortgagor shall at all times comply with all applicable Legal Requirements with respect to the construction, use and maintenance of any vaults adjacent to the Property. If by reason of the failure to pay taxes, assessments, charges, permit fees, franchise taxes or levies of any kind or nature, the continued use of the vaults adjacent to Property or any part thereof is discontinued, Mortgagor nevertheless shall, with respect to any vaults which may be necessary for the continued use of the Property, take such steps (including the making of any payment) to ensure the continued use of vaults or replacements.

Section 14.02. Compliance with Recorded Documents; No Future Grants. Mortgagor shall promptly perform and observe or cause to be performed and observed, all of the terms, covenants and conditions of all Property Agreements and all things necessary to preserve intact and unimpaired any and all appurtenances or other interests or rights affecting the Property.

ARTICLE XV:   PREPAYMENT

Section 15.01. Prepayment.  Except as set forth in Section 1.5 of the Note, no prepayment of the Debt may be made in whole or in part.

ARTICLE XVI:   ENVIRONMENTAL COMPLIANCE

Section 16.01.   Covenants, Representations and Warranties. (a) Mortgagor has not, at any time, and, to Mortgagor’s best knowledge after due inquiry and investigation, except as set forth in the Environmental Report, no other Person has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials on, to or from the Premises or any other real property owned and/or occupied by Mortgagor (other than in compliance with all Legal Requirements), and Mortgagor does not intend to and shall not use the Property or any part thereof or any such other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for use and storage for use of heating oil, cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or Environmental Statutes or be the basis for a lien against the Property or any part thereof. In addition, without limitation to the foregoing provisions, Mortgagor represents and warrants that, to the best of its knowledge, after due inquiry and investigation, except as previously disclosed in writing to Lender or in the Environmental Report or Engineering Report, there is no asbestos in, on, over, or under all or any portion of the fire-proofing or any other portion of the Property.

(b) Mortgagor, after due inquiry and investigation, knows of no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Property or any part thereof or any other real property owned and/or occupied by Mortgagor, or onto lands from which such Hazardous Materials might seep, flow or drain into such waters, except as disclosed in the Environmental Report.

(c) Mortgagor shall not permit any Hazardous Materials to be handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or to be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with on, under, to or from the Property or any portion thereof at any time, except for use and storage for use of heating oil, ordinary cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or be the basis for a lien against the Property or any part thereof.

(d) Mortgagor represents and warrants that no actions, suits, or proceedings have been commenced, or are pending, or to the best knowledge of Mortgagor, are threatened with respect to any Legal Requirement governing the use, manufacture, storage, treatment, transportation, or processing of Hazardous Materials with respect to the Property or any part thereof. Mortgagor has received no notice of, and, except as disclosed in the Environmental Report, after due inquiry, has no knowledge of any fact, condition, occurrence or circumstance which with notice or passage of time or both would give rise to a claim under or pursuant to any Environmental Statute pertaining to Hazardous Materials on, in, under or originating from the Property or any part thereof or any other real property owned or occupied by Mortgagor or arising out of the conduct of Mortgagor, including, without limitation, pursuant to any Environmental Statute.

(e) Mortgagor has not waived any Person’s liability with regard to Hazardous Materials in, on, under or around the Property, nor has Mortgagor retained or assumed, contractually or by operation of law, any other Person’s liability relative to Hazardous Materials or any claim, action or proceeding relating thereto.

(f) In the event that there shall be filed a lien against the Property or any part thereof pursuant to any Environmental Statute pertaining to Hazardous Materials, Mortgagor shall, within sixty (60) days or, in the event that the applicable Governmental Authority has commenced steps to cause the Premises or any part thereof to be sold pursuant to the lien, within fifteen (15) days, from the date that Mortgagor receives notice of such lien, either (i) pay the claim and remove the lien from the Property, or (ii) furnish (A) a bond satisfactory to Lender in the amount of the claim out of which the lien arises, (B) a cash deposit in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Lender in an amount sufficient to discharge the claim out of which the lien arises.

(g) Mortgagor represents and warrants that (i) except as disclosed in the Environmental Report, Mortgagor has no knowledge of any violation of any Environmental Statute or any Environmental Problem in connection with the Property, nor has Mortgagor been requested or required by any Governmental Authority to perform any remedial activity or other responsive action in connection with any Environmental Problem and (ii) neither the Property nor any other property owned by Mortgagor is included or, to Mortgagor’s best knowledge, after due inquiry and investigation, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on the inventory of other potential “Problem” sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or, to Mortgagor’s knowledge, after due inquiry and investigation, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute, if any, or issued by any other Governmental Authority. Mortgagor covenants that Mortgagor will comply with all Environmental Statutes affecting or imposed upon Mortgagor or the Property.

(h) Mortgagor covenants that it shall promptly notify Lender of the presence and/or release of any Hazardous Materials and of any request for information or any inspection of the Property or any part thereof by any Governmental Authority with respect to any Hazardous Materials and provide Lender with copies of such request and any response to any such request or inspection. Mortgagor covenants that it shall, in compliance with applicable Legal Requirements, conduct and complete all investigations, studies, sampling and testing (and promptly shall provide Lender with copies of any such studies and the results of any such test) and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof in accordance with all such Legal Requirements applicable to the Property or any part thereof to the satisfaction of Lender.

(i) Following the occurrence of an Event of Default that is continuing hereunder, and without regard to whether Lender shall have taken possession of the Property or a receiver has been requested or appointed or any other right or remedy of Lender has or may be exercised hereunder or under any other Loan Document, Lender shall have the right (but no obligation) to conduct such investigations, studies, sampling and/or testing of the Property or any part thereof as Lender may, in its discretion, determine to conduct, relative to Hazardous Materials. All costs and expenses incurred in connection therewith including, without limitation, consultants’ fees and disbursements and laboratory fees, shall constitute a part of the Debt and shall, upon demand by Lender, be immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Lender until reimbursed. Mortgagor shall, at its sole cost and expense, fully and expeditiously cooperate in all such investigations, studies, samplings and/or testings including, without limitation, providing all relevant information and making knowledgeable people available for interviews.

(j) Mortgagor represents and warrants that, except as disclosed in the Environmental Report, all paint and painted surfaces existing within the interior or on the exterior of the Improvements are not flaking, peeling, cracking, blistering, or chipping, and do not contain lead or are maintained in a condition that prevents exposure of young children to lead-based paint, as of the date hereof, and that the current inspections, operation, and maintenance program at the Property with respect to lead-based paint is consistent with FNMA guidelines and sufficient to ensure that all painted surfaces within the Property shall be maintained in a condition that prevents exposure of tenants to lead-based paint. To Mortgagor’s knowledge, there have been no claims for adverse health effects from exposure on the Property to lead-based paint or requests for the investigation, assessment or removal of lead-based paint at the Property.

(k) Mortgagor represents and warrants that except in accordance with all applicable Environmental Statutes and as disclosed in the Environmental Report, (i) no underground treatment or storage tanks or pumps or water, gas, or oil wells are or have been located about the Property, (ii) no PCBs or transformers, capacitors, ballasts or other equipment that contain dielectric fluid containing PCBs are located about the Property, (iii) no insulating material containing urea formaldehyde is located about the Property and (iv) no asbestos-containing material is located about the Property.

(l) For the properties known as 100 James Drive, 120 Mallard Street, 6565 Exchequer Drive, 7042 Alamo Downs Parkway, 11301 Industriplex Blvd., 11441 Industriplex Blvd. and 1701-1759 Grandstand Drive, Mortgagor covenants and agrees to institute, within thirty (30) days after the date hereof, an operations and maintenance program (the "Maintenance Program") designed by an environmental consultant, satisfactory to the Lender, with respect to asbestos containing materials ("ACM's"), consistent with "Guidelines for Controlling Asbestos-Containing Materials in Buildings" (USEPA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the indebtedness secured hereby is repaid in full. In furtherance of the foregoing, Mortgagor shall inspect and maintain all ACM's on a regular basis and ensure that all ACM's shall be maintained in a condition that prevents exposure of residents to ACM's at all times. Without limiting the generality of the preceding sentence, Lender may reasonably require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (ii) an amendment to such Maintenance Program to address changing circumstances, laws or other matters, (iii) at Mortgagor's sole expense, supplemental examination of the Property by consultants specified by Lender, and (iv) variation of the Maintenance Program in response to the reports provided by any such consultants.

Section 16.02. Environmental Indemnification. Mortgagor shall defend, indemnify and hold harmless the Indemnified Parties for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ and consultants’ fees and disbursements and investigations and laboratory fees arising out of, or in any way related to any Environmental Problem, including without limitation:

(a) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof whether or not disclosed by the Environmental Report;

(b) any personal injury (including wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Materials) or property damage (real or personal) arising out of or related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof whether or not disclosed by the Environmental Report;

(c) any action, suit or proceeding brought or threatened, settlement reached, or order of any Governmental Authority relating to such Hazardous Material whether or not disclosed by the Environmental Report; and/or

(d) any violation of the provisions, covenants, representations or warranties of Section 16.01 hereof or of any Legal Requirement which is based on or in any way related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof including, without limitation, the cost of any work performed and materials furnished in order to comply therewith whether or not disclosed by the Environmental Report.

Notwithstanding the foregoing provisions of this Section 16.02 to the contrary, Mortgagor shall have no obligation to indemnify Lender for liabilities, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result directly from Lender’s willful misconduct or gross negligence. Any amounts payable to Lender by reason of the application of this Section 16.02 shall be secured by this Security Instrument and shall, upon demand by Lender, become immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Lender until paid.

This indemnification shall survive the termination of this Security Instrument whether by repayment of the Debt, foreclosure or deed in lieu thereof, assignment, or otherwise. The indemnity provided for in this Section 16.02 shall not be included in any exculpation of Mortgagor or its principals from personal liability provided for in this Security Instrument or in any of the other Loan Documents. Nothing in this Section 16.02 shall be deemed to deprive Lender of any rights or remedies otherwise available to Lender, including, without limitation, those rights and remedies provided elsewhere in this Security Instrument or the other Loan Documents. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Materials which are initially placed on, in or under any of the Properties after foreclosure or other taking of title of such Properties by Lender or its successors or assigns.

ARTICLE XVII:   ASSIGNMENTS

Section 17.01. Participations and Assignments. Lender shall have the right to assign this Security Instrument and/or any of the Loan Documents, and to transfer, assign or sell participations and subparticipations (including blind or undisclosed participations and subparticipations) in the Loan Documents and the obligations hereunder to any Person; provided, however, that no such participation shall increase, decrease or otherwise affect either Mortgagor’s or Lender’s obligations under this Security Instrument or the other Loan Documents or increase the Debt.

ARTICLE XVIII:   MISCELLANEOUS

Section 18.01. Right of Entry. Lender and its agents shall have the right to enter and inspect the Property or any part thereof at all reasonable times, and, except in the event of an emergency, upon reasonable notice and to inspect Mortgagor’s books and records and to make abstracts and reproductions thereof (but in no event more frequently than two (2) times per calendar year provided no Event of Default has occurred).

Section 18.02. Cumulative Rights. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Security Instrument, to every right and remedy now or hereafter afforded by law.

Section 18.03. Liability. If Mortgagor consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

Section 18.04. Exhibits Incorporated. The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Security Instrument with the same effect as if set forth in the body hereof.

Section 18.05. Severable Provisions. If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Security Instrument, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

Section 18.06. Duplicate Originals. This Security Instrument may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

Section 18.07. No Oral Change. The terms of this Security Instrument, together with the terms of the Note and the other Loan Documents, constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Mortgagor and Lender with respect to the Loan. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Mortgagor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 18.08. Waiver of Counterclaim, Etc. MORTGAGOR HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY LENDER OR ITS AGENTS, AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM MORTGAGOR MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS, AGAINST MORTGAGOR, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SECURITY INSTRUMENT OR THE DEBT.

Section 18.09. Headings; Construction of Documents; etc. The table of contents, headings and captions of various paragraphs of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Mortgagor acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Security Instrument and the other Loan Documents and that neither this Security Instrument nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

Section 18.10. Sole Discretion of Lender. Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.

Section 18.11. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Mortgagor and except with respect to matters for which Mortgagor is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 18.12. Covenants Run with the Land. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises, shall be binding upon Mortgagor and shall inure to the benefit of Lender, subsequent holders of this Security Instrument and their successors and assigns. Without limitation to any provision hereof, the term “Mortgagor” shall include and refer to Mortgagor named herein, any subsequent owner of the Property, and its respective heirs, executors, legal representatives, successors and assigns. The representations, warranties and agreements contained in this Security Instrument and the other Loan Documents are intended solely for the benefit of the parties hereto, shall confer no rights hereunder, whether legal or equitable, in any other Person and no other Person shall be entitled to rely thereon.

Section 18.13. Applicable Law. THIS SECURITY INSTRUMENT WAS NEGOTIATED IN NEW YORK, AND MADE BY MORTGAGOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PREMISES IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS, AND THE DEBT OR OBLIGATIONS ARISING HEREUNDER.

Section 18.14. Security Agreement. (a) (i) This Security Instrument is both a real property mortgage, deed to secure debt or deed of trust, as applicable, and a “security agreement” within the meaning of the UCC. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property, and Mortgagor hereby grants to Lender a security interest in all portions of the Property constituting personal property or fixtures under the UCC. This Security Instrument is filed as a fixture filing and covers goods which are or are to become fixtures on the Property. Mortgagor by executing and delivering this Security Instrument has granted to Lender, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the UCC (said portion of the Property so subject to the UCC being called in this Section 18.14 the “Collateral”). If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, to the extent allowed by Legal Requirements. the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender following an Event of Default, Mortgagor shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Mortgagor shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any disposition pursuant to the UCC of so much of the Collateral as may constitute personal property shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper in which sheriff’s sales are advertised in the county where the Premises is located. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral given to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. It is not necessary that the Collateral be present at any disposition thereof. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for disposition.

(ii) The mention in a financing statement filed in the records normally pertaining to personal property of any portion of the Property shall not derogate from or impair in any manner the intention of this Security Instrument. Lender hereby declares that all items of Collateral are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items. Specifically, the mention in any such financing statement of any items included in the Property shall not be construed to alter, impair or impugn any rights of Lender as determined by this Security Instrument or the priority of Lender’s lien upon and security interest in the Property in the event that notice of Lender’s priority of interest as to any portion of the Property is required to be filed in accordance with the UCC to be effective against or take priority over the interest of any particular class of persons, including the federal government or any subdivision or instrumentality thereof. No portion of the Collateral constitutes or is the proceeds of “Farm Products”, as defined in the UCC.

(iii) If Mortgagor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Mortgagor, Mortgagor shall promptly notify Lender thereof and, at the request and option of Lender, Mortgagor shall, pursuant to an agreement in form and substance satisfactory to Lender, either (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (B) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Security Instrument.

(iv) Mortgagor and Lender acknowledge that for the purposes of Article 9 of the UCC, the law of the State of New York shall be the law of the jurisdiction of the bank in which the Central Account is located.

(v) Lender may comply with any applicable Legal Requirements in connection with the disposition of the Collateral, and Lender’s compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(vi) Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title, possession, quiet enjoyment or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(vii) If Lender sells any of the Collateral upon credit, Mortgagor will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of Mortgagor. In the event the purchaser of the Collateral fails to fully pay for the Collateral, Lender may resell the Collateral and Mortgagor will be credited with the proceeds of such sale.

(b) Mortgagor hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as secured party, or, to the extent permitted under the UCC, unsigned, in connection with the Collateral covered by this Security Instrument.

Section 18.15. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property in its own name or, if required by Legal Requirements or, if in Lender’s reasonable judgment, it is necessary, in the name and on behalf of Mortgagor, which Lender believes will adversely affect the Property or this Security Instrument and to bring any action or proceedings, in its name or in the name and on behalf of Mortgagor, which Lender, in its reasonable discretion, decides should be brought to protect its interest in the Property.

Section 18.16. Usury Laws. This Security Instrument and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Mortgagor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Mortgagor is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. No application to the principal balance of the Note pursuant to this Section 18.16 shall give rise to any requirement to pay any prepayment fee or charge of any kind due hereunder, if any.

Section 18.17. Remedies of Mortgagor. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Security Instrument or the Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Mortgagor’s remedies shall be limited to injunctive relief or declaratory judgment.

Section 18.18. Offsets, Counterclaims and Defenses. Any assignee of this Security Instrument, the Assignment and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note, the Assignment or this Security Instrument which Mortgagor may otherwise have against any assignor of this Security Instrument, the Assignment and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Mortgagor in any action or proceeding brought by any such assignee upon this Security Instrument, the Assignment or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mortgagor.

Section 18.19. No Merger. If Mortgagor’s and Lender’s estates become the same including, without limitation, upon the delivery of a deed by Mortgagor in lieu of a foreclosure sale, or upon a purchase of the Property by Lender in a foreclosure sale, this Security Instrument and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event Lender shall continue to have and enjoy all of the rights and privileges of Lender as to the separate estates; and, as a consequence thereof, upon the foreclosure of the lien created by this Security Instrument, any Leases or subleases then existing and created by Mortgagor shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure unless Lender or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Lender or any such purchaser shall constitute a termination of any Lease or sublease unless Lender or such purchaser shall give written notice thereof to such lessee or sublessee.

Section 18.20. Restoration of Rights. In case Lender shall have proceeded to enforce any right under this Security Instrument by foreclosure sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Mortgagor and Lender shall be restored to their former positions and rights hereunder with respect to the Property subject to the lien hereof.

Section 18.21. Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Security Instrument are hereby waived to the full extent permitted by Legal Requirements.

Section 18.22. Advances. This Security Instrument shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Debt and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Security Instrument shall not impair or affect any other security which may be given to secure the payment of the Debt, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Debt shall not diminish the force, effect or lien of this Security Instrument and shall not affect or impair the liability of Mortgagor and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Debt.

Section 18.23. Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Security Instrument, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

Section 18.24. Intervening Lien. To the fullest extent permitted by law, any agreement hereafter made pursuant to this Security Instrument shall be superior to the rights of the holder of any intervening lien or security interest.

Section 18.25. No Joint Venture or Partnership. Mortgagor and Lender intend that the relationship created hereunder be solely that of mortgagor and mortgagee or grantor and beneficiary or borrwoer and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mortgagor and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

Section 18.26. Time of the Essence. Time shall be of the essence in the performance of all obligations of Mortgagor hereunder.

Section 18.27. Mortgagor’s Obligations Absolute. Mortgagor acknowledges that Lender and/or certain Affiliates of Lender are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition (financial or otherwise) of Mortgagor. Except as set forth to the contrary in the Loan Documents, all sums payable by Mortgagor hereunder shall be paid without notice or demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any Taking of the Property or any portion thereof or any other Cross-collateralized Property; (b) any restriction or prevention of or interference with any use of the Property or any portion thereof or any other Cross-collateralized Property; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Mortgagor, any General Partner, or any guarantor or indemnitor, or any action taken with respect to this Security Instrument or any other Loan Document by any trustee or receiver of Mortgagor or any other Cross-collateralized Mortgagor or any such General Partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Mortgagor has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Mortgagor or any other Cross-collateralized Mortgagor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Mortgagor shall have notice or knowledge of any of the foregoing.

Section 18.28. Publicity. All promotional news releases, publicity or advertising by Manager, Mortgagor or their respective Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender or to any of its Affiliates without the prior written approval of Lender or such Affiliate, as applicable, in each instance, such approval not to be unreasonably withheld or delayed. Lender shall be authorized to provide information relating to the Property, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law.

Section 18.29. Securitization Opinions. In the event the Loan is included as an asset of a Securitization by Lender or any of its Affiliates, Mortgagor shall, within fifteen (15) Business Days after Lender’s written request therefor, at Lender’s sole cost and expense, deliver opinions in form and substance and delivered by counsel reasonably acceptable to Lender and each Rating Agency, as may be reasonably required by Lender and/or each Rating Agency in connection with such securitization. Mortgagor’s failure to deliver the opinions required hereby within such ten (10) Business Day period shall constitute an “Event of Default” hereunder.

Section 18.30. Intentionally Deleted.

Section 18.31. Securitization Financials. Mortgagor covenants and agrees that, upon Lender’s written request therefor in connection with a Securitization, Mortgagor shall, at Lender’s sole cost and expense, promptly deliver audited financial statements and related documentation prepared by an Independent certified public accountant that satisfy securities laws and requirements for use in a public registration statement (which may include up to three (3) years of historical audited financial statements).

Section 18.32. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this Section 18.32 to the contrary, Lender shall not enforce the liability and obligation of Mortgagor or (a) if Mortgagor is a partnership, its constituent partners or any of their respective partners, (b) if Mortgagor is a trust, its beneficiaries or any of their respective Partners (as hereinafter defined), (c) if Mortgagor is a corporation, any of its shareholders, directors, principals, officers or employees, or (d) if Mortgagor is a limited liability company, any of its members, managers, officers or directors (the Persons described in the foregoing clauses (a) - (d), as the case may be, are hereinafter referred to as the “Partners”) to perform and observe the obligations contained in this Security Instrument or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Mortgagor or the Partners, except that Lender may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, an action to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon (i) Mortgagor’s interest in the Property, (ii) the Rent to the extent received by Mortgagor (or received by its Partners) after the occurrence of an Event of Default and not either delivered to Lender (or Lender’s agent) or applied to ordinary and necessary expenses of owning and operating the Property (the “Recourse Distributions”) and (iii) any other collateral given to Lender under the Loan Documents (the collateral described in the foregoing clauses (i) - (iii) is hereinafter referred to as the “Default Collateral”); provided, however, that any judgment in any such action or proceeding shall be enforceable against Mortgagor or the Partners, as the case may be, only to the extent of any such Default Collateral. The provisions of this Section shall not, however, (a) impair the validity of the Debt evidenced by the Note or in any way affect or impair the lien of this Security Instrument or any of the other Loan Documents or the right of Lender to foreclose this Security Instrument following the occurrence of an Event of Default; (b) impair the right of Lender to name Mortgagor as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) affect the validity or enforceability of the Note, this Security Instrument, or any of the other Loan Documents, or impair the right of Lender to seek a personal judgment against the Guarantor; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment; (f) impair the right of Lender to bring suit for a monetary judgment against Mortgagor with respect to any losses resulting from fraud, material misrepresentation, or failure to disclose a material fact, any untrue statement of a material fact or omission to state a material fact in the written materials and/or information provided to Lender or any of its affiliates by or on behalf of Mortgagor, Guarantor or any of their Affiliates in connection with this Security Instrument, the Note or the other Loan Documents, and the foregoing provisions shall not modify, diminish or discharge the liability of Mortgagor, Guarantor or any of their Affiliates with respect to same; (g) impair the right of Lender to bring suit for a monetary judgment against Mortgagor to obtain the Recourse Distributions received by Mortgagor including, without limitation, the right to bring suit for a monetary judgment to proceed against Guarantor to the extent of Guarantor’s liability under any guaranty delivered by Guarantor and the foregoing provisions shall not modify, diminish or discharge the liability of Mortgagor or Guarantor with respect to same; (h) impair the right of Lender to bring suit for a monetary judgment against Mortgagor with respect to any losses resulting from Mortgagor’s misappropriation of tenant security deposits or Rent (other than rent deemed “additional rent” under the Leases) collected more than one (1) month in advance, and the foregoing provisions shall not modify, diminish or discharge the liability of Mortgagor with respect to same; (i) impair the right of Lender to obtain Loss Proceeds due to Lender pursuant to this Security Instrument to the extent actually paid by the insurer; (j) impair the right of Lender to enforce the provisions of Sections 2.02(g), 16.01 or 16.02, inclusive of this Security Instrument, even after repayment in full by Mortgagor of the Debt or to bring suit for a monetary judgment against Mortgagor with respect to any losses resulting from any obligation set forth in said Sections; (k) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (l) impair the right of Lender to bring suit for a monetary judgment against Mortgagor with respect to any losses resulting from any misappropriation or conversion of Loss Proceeds, and the foregoing provisions shall not modify, diminish or discharge the liability of Mortgagor with respect to same; (m) impair the right of Lender to sue for, seek or demand a deficiency judgment against Mortgagor solely for the purpose of foreclosing the Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (m) shall be enforceable against Mortgagor and Guarantor only to the extent of any of the Default Collateral; (n) impair the ability of Lender to bring suit for a monetary judgment against Mortgagor with respect to any losses resulting from arson or physical waste to or of the Property or damage to the Property in each case resulting from the intentional acts or intentional omissions of Mortgagor, Guarantor or any of their Affiliates; (o) impair the right of Lender to bring a suit for a monetary judgment against Mortgagor in the event of the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss of the lien of this Security Instrument, or the priority thereof, against the Property; (p) be deemed a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt; (q) impair the right of Lender to bring suit for monetary judgment against Mortgagor with respect to any losses resulting from any claims, actions or proceedings initiated by Mortgagor (or any Affiliate of Mortgagor) alleging that the relationship of Mortgagor and Lender is that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor; (r) impair the right of Lender to bring suit for a monetary judgment with respect to any losses resulting from a Transfer in violation of the provisions of Article IX hereof; or (s) impair the right of Lender to bring suit against Mortgagor for Mortgagor’s failure to pay any valid taxes, assessments, mechanic’s liens, materialmen’s liens or other liens which could create liens on any portion of the Property superior to the lien or security title of this Security Instrument or the other Loan Documents, except, (1) with respect to any such taxes or assessments, to the extent that funds have been deposited with Lender pursuant to the terms of this Security Instrument specifically for the applicable taxes or assessments and not applied by Lender to pay such taxes and assessments, and (2) to the extent that there is insufficient available cash flow at any time to enable Mortgagor to pay all operating expenses (including taxes and assessments) then due and payable, necessary property improvement expenditures and amounts due and payable under the Loan Documents (as demonstrated to the reasonable satisfaction of Lender) and Mortgagor applies all available cash flow to the payment of any one or more of the foregoing items. The provisions of this Section 18.32 shall be inapplicable to Mortgagor if (a) any proceeding, action, petition or filing under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, shall be filed by, consented to or acquiesced in by or with respect to Mortgagor, or if Mortgagor shall institute any proceeding for its dissolution or liquidation, or shall make an assignment for the benefit of creditors or (b) Mortgagor or any Affiliate contests or interferes with Lender’s enforcement of its rights and remedies hereunder or under the Loan Documents by asserting any defense (x) as to the validity of the obligations under the Loan Documents or in any way relating to the structure of the Mortgagor or the enforceability of Lender’s rights and remedies under the Loan Documents, or (y) for the purpose of delaying, hindering or impairing Lender’s rights and remedies under the Loan Documents (collectively, a “Contest”) (provided that if any such Person obtains a non-appealable order successfully asserting a Contest, Mortgagor shall have no liability under this clause (b)), in which event Lender shall have recourse against all of the assets of Mortgagor including, without limitation, any right, title and interest of Mortgagor in and to the Property.

Section 18.33. Intentionally Deleted

Section 18.34. Intentionally Deleted

Section 18.35. Release of Security Instrument. If all of the Debt is paid, then and in that event only, all rights under this Security Instrument, except for those provisions hereof which by their terms survive, shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record by Lender at Grantor’s sole cost and expense.

Section 18.36. Cooperation. (a) Mortgagor covenants and agrees that in the event the Loan is to be included as an asset of a Securitization, Mortgagor shall (a) gather any information reasonably required by the Rating Agencies in connection with such a Securitization, (b) at Lender’s request, meet with representatives of the Rating Agency to discuss the business and operations of the Property, and (c) cooperate with the reasonable requests of each Rating Agency and Lender in connection with all of the foregoing as well as in connection with all other matters and the preparation of any offering documents with respect thereof, including, without limitation, entering into any amendments or modifications to this Security Instrument or to any other Loan Document which may be requested by Lender to conform to Rating Agency or market standards for a Securitization provided that no such modification shall modify (a) the interest rate payable under the Note, (b) the stated maturity of the Note, (c) the amortization of principal under the Note, (d) Section 18.32 hereof, (e) any other material economic term of the Loan or (f) any provision, the effect of which would materially increase Mortgagor’s obligations or materially decrease Mortgagor’s rights under the Loan Documents. Mortgagor acknowledges that the information provided by Mortgagor to Lender may be incorporated into the offering documents for a Securitization. Lender and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor and Mortgagor indemnifies and holds harmless the Indemnified Parties, their Affiliates and each Person who controls such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as same may be amended from time to time, for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements (including, without limitation, reasonable attorney’s fees and expenses, whether incurred within or outside the judicial process) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading.

(b) Further, Mortgagor shall cooperate at no cost to Mortgagor, with Lender and its affiliates in connection with any such sale of the Loan by mortgage backed pass through certificates, participations, securities or pari passu notes evidencing whole or component interests therein through one of more public or private offerings, including, but not limited to:

(i) separating the Loan into two or more separate notes (or components that correspond to one or more tranches of the certificates/securities created in a Securitization) or participation interests. Such notes or components or participation interests may be assigned different interest rates, so long as the weighted average of such interest rates equals the interest rate on the Note. Additionally, Lender may split the Loan into a senior/subordinated participation structure;

(ii) obtaining ratings from two or more Rating Agencies;

(iii) making or causing to be made reasonable changes or modifications to the loan documentation, organizational documentation, opinion letters and other documentation;

(iv) reviewing prepared offering materials relating to the Property, Mortgagor, Guarantor and the Loan;

(v) delivering updated information on the Mortgagor, Guarantor and the Property;

(vi) participating in investor or Rating Agency meetings if requested by Lender;

(vii) permitting adjustment of Lender’s security interest to permit a senior/subordinate or other structure to enhance a Securitization, participation interest or a distribution of the Loan;

(viii) restructuring of the Loan and/or a reduction of the Loan Amount with the imposition of a mezzanine loan in the corresponding amount to be reduced, which mezzanine loan shall be secured by a pledge of ownership interests in Mortgagor or the members of Mortgagor. Such notes or components may be assigned different interest rates, so long as the weighted average of such interest rates equals the interest rate on the Note; and

(ix) uncrossing the Loan and each Cross-collateralized Mortgage to two (2) or more separate loans.

Section 18.37. Regulation A/B. (a) If requested by Lender, Mortgagor shall furnish, or shall cause the applicable tenant to furnish, to Lender financial data and/or financial statements in accordance with Regulation AB (as defined herein) for any tenant of any Property if, in connection with a securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in such securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor (as defined herein); provided, however, that in the event the related lease does not require the related tenant to provide the foregoing information, Mortgagor shall use commercially reasonable efforts to cause the applicable tenant to furnish such information.

(b) If, at the time one or more Disclosure Documents are being prepared for a securitization, Lender expects that Mortgagor alone or Mortgagor and one or more affiliates of Mortgagor collectively, or the Property alone or the Property and any other parcel(s) of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to the Property (a “Related Property”) collectively, will be a Significant Obligor, Mortgagor shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan, together with any loans made to an affiliate of Mortgagor or secured by a Related Property that is included in a securitization with the Loan (a “Related Loan”), as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Mortgagor and (C) not later than seventy-five (75) days after the end of each fiscal year of Mortgagor; provided, however, that Mortgagor shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Securities Exchange Act of 1934 in connection with or relating to the securitization (an “Exchange Act Filing”) is not required. As used herein, “Regulation AB” shall mean Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934 (as amended). As used herein, “Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, in each case in preliminary or final form, used to offer securities in connection with a securitization. As used herein, “Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB.

ARTICLE XIX: STATE SPECIFIC PROVISIONS

Section 19.01. Louisiana Remedies. If any Event of Default shall occur and be continuing, Lender may, in addition to and not in lieu of any other rights and remedies hereunder or provided by law, exercise any and all remedies provided in any of the other Loan Documents, or exercise one or more of the following rights and remedies:

(a) Acceleration; Foreclosure. Lender shall have the right, at its sole option, to accelerate the maturity and demand payment in full of the secured indebtedness. Lender shall then have the right to commence appropriate foreclosure proceedings against the Property as provided in this Mortgage.

(b) Seizure and Sale of Property. In the event that the Lender elects to commence appropriate Louisiana foreclosure proceedings under this Mortgage, Lender may cause the Property, or any part or parts thereof, to be immediately seized and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying Mortgagor or placing Mortgagor in default, all of which are expressly waived.

(c) Confession of Judgment. For purposes of foreclosure under Louisiana executory process procedures, Mortgagor confesses judgment and acknowledges to be indebted unto and in favor of the Lender, up to the full amount of the secured indebtedness, in principal, interest, costs, expenses, and attorneys’ fees. To the extent permitted under applicable Louisiana law, Mortgagor additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Article 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above.

(d) Keeper. Should any or all of the Property be seized as an incident to an action for the recognition or enforcement of this Mortgage, by executory process, sequestration, attachment, writ of fieri facias or otherwise, Mortgagor hereby agrees that the court issuing any such order shall, if requested by Lender, appoint Lender, or any agent designated by Lender, or any person or entity named by Lender at the time such seizure is requested, or any time thereafter, as Keeper of the Property as provided under La. R.S. 9:5136 et seq. Such a Keeper shall be entitled to reasonable compensation. Mortgagor agrees to pay the reasonable fees of such Keeper, which are hereby fixed at the greater of market rate or $50.00 per hour, which compensation to the Keeper shall also be secured by this Mortgage.

(e) Declaration of Fact. Should it become necessary for Lender to foreclose under this Mortgage, all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-629, where applicable.

(f) Specific Performance. Lender may, in addition to the foregoing remedies, or in lieu thereof, in Lender’s sole discretion, pursuant to Louisiana Civil Code Article 1986, commence an appropriate action against Mortgagor seeking specific performance of any covenant contained herein, or in aid of the execution or enforcement of any power herein granted.

(g) Cumulative Remedies. Lender’s remedies as provided herein shall be cumulative in nature and nothing under this Mortgage shall be construed as to limit or restrict the options and remedies available to Lender following any Event of Default, or to in any way limit or restrict the rights and ability of Lender to proceed directly against Mortgagor and/or any guarantor or endorser of Mortgagor's secured indebtedness, or to proceed against other collateral directly or indirectly securing any such secured indebtedness.

(h) Assignment of Leases. Upon the occurrence of an Event of Default hereunder, then the assignment of Rents and Profits granted in this Mortgage shall automatically become absolute as provided in La. R.S. 9:4401, and Lender, without in any way waiving such default, at its option, upon notice and without regard to the adequacy of the security for the secured indebtedness or to whether it has exercised any of its other rights or remedies hereunder, shall have the right to directly collect and receive all rents and any other proceeds and/or payments arising under or in any way accruing under the leases assigned herein, as such amounts become due and payable and to apply the same to the secured indebtedness as provided herein. Nothing herein shall be construed to limit the exercise of any remedies otherwise granted to Lender in this instrument. Mortgagor unconditionally agrees to deliver to Lender, immediately following demand, any and all of Mortgagor’s records, ledger sheets, and other documentation, in the form requested by Lender, with regard to the Leases and the Rents and any and all proceeds and/or payments applicable thereto. Lender shall have the further right, upon the occurrence of an Event of Default, where appropriate and within Lender’s sole discretion, to file suit, either in Mortgagor’s own name or in the name of Lender, to collect any and all Rents and other proceeds and payments that may then and/or in the future be due and owing under and/or as a result of the Leases assigned herein. Where it is necessary for Lender to attempt to collect any such Rents and other proceeds and/or payments from the obligors therefor, Lender may compromise, settle, extend, or renew for any period (whether or not longer than the original period) any obligation or indebtedness thereunder or evidenced thereby, or surrender, release, or exchange all or any part of said obligation or indebtedness, without affecting the liability of Lender under this Mortgage or under the Debt. To that end, Mortgagor hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, coupled with an interest and with full power of substitution, to take any and all such actions and any and all other actions permitted hereby, either in the name of Mortgagor or Lender. In order to permit the foregoing, Lender shall have the additional irrevocable right, coupled with an interest, to: (a) remove any and all of Mortgagor’s documents, instruments, files and records relating or pertaining to the Leases and/or the Rents from any premises where the same shall then be located; (b) at Mortgagor’s sole cost and expense, use such of Mortgagor’s personnel, supplies and space at Mortgagor’s place or places of business as may be necessary and proper within Lender’s sole discretion, to administer collection of such proceeds and/or payments; (c) receive, open and dispose of all mail addressed to Mortgagor pertaining to any of the Leases and/or the Rents and proceeds and/or payments thereunder; (d) notify the postal authorities to change the address the delivery of mail addressed to Mortgagor pertaining to any of the Leases and/or Rents and proceeds and/or payments thereunder, to such address as Lender may designate; (e) endorse Mortgagor’s name on any and all notes, acceptances, checks, drafts, money orders, or other evidences of payment of such proceeds and/or payments that may come into Lender’s possession, and to deposit or otherwise collect the same; (f) prepare and mail invoices and/or statements to such obligors and/or debtors; (g) send verifications of amounts owed to such obligors; and (h) execute in Mortgagor’s name affidavits and/or notices with regard to lien rights available to Mortgagor in connection with such Leases and/or Rents. In the event that Mortgagor should, for any reason whatsoever, receive any proceeds derived from the sale, lease, insurance loss, damage and/or condemnation, of all or any part of said premises and/or the Leases or Rents, or should Mortgagor receive any other payments under the Leases or Rents as provided hereunder (with such proceeds and/or payments being hereinafter individually, collectively and interchangeably referred to as Mortgagor’s “Rent Funds”), following notice to the obligors thereunder to make their respective payments directly to Mortgagor, Mortgagor shall hold such Rent Funds in trust for and on behalf of Lender, and Mortgagor hereby unconditionally agrees to remit or to otherwise turn over such Rent Funds to Lender immediately following demand. Should Mortgagor deposit any such Rent Funds into one or more of Mortgagor’s deposit accounts, no matter where located, Lender shall have the additional right to attach any and all of Mortgagor’s deposit accounts in which Lender may prove such Rent Funds were deposited, whether or not such Rent Funds are or were commingled with other moneys of Mortgagor, and whether or not such Rent Funds then remain on deposit in such an account or accounts. Anything to the contrary in this Mortgage notwithstanding, Lender will not be deemed or construed to have taken possession of said premises or to be managing it by reason of its exercise of any of its rights or remedies under this Paragraph.

The term “lien” will also mean a privilege, mortgage, security interest, assignment, or other encumbrance. The term “real property” will mean “immovable property” as that term is used in the Louisiana Civil Code. The term “personal property” will mean “movable property” as that term is used in the Louisiana Civil Code. The term “easement” will mean “servitude” as that term is used in the Louisiana Civil Code. The term “building” will also include “other constructions” as that term is used in the Louisiana Civil Code. The term “tangible” will mean “corporeal” as that term is used in the Louisiana Civil Code. The term “intangible” will mean “incorporeal” as that term is used in the Louisiana Civil Code. The term “Uniform Commercial Code” will mean Louisiana Commercial Laws, La. R.S. 10:1-101 et seq. The term “fee estate” will mean “full ownership interest” as that term is used in the Louisiana Civil Code. The term “condemnation” will include “expropriation” as that term is used in Louisiana law. The term “receiver” will include “keeper” as that term is used in Louisiana law. The term “conveyance in lieu of foreclosure” or “action in lieu thereof” will mean “giving in payment” as that term is used in the Louisiana Civil Code and “dation en paiment”. The term “joint and several” will mean “solidary” as that term is used in the Louisiana Civil Code. The term “county” will mean “parish” as that term is used in Louisiana.

(i) Automatic Transfer of Rights. In the event of foreclosure under this Mortgage, or other transfer of title or assignment of the Property, or any part or parts thereof, in lieu of payment of the Debt, whether in whole or in part, all policies of insurance and other incorporeal rights applicable to the foreclosed upon or transferred Property (collectively, the “Rights”) shall automatically inure to the benefit of and shall pass to the purchaser(s) or transferee)s) thereof, subject to the rights of the purchaser(s) or transferee(s) to reject such insurance coverage and/or Rights at its or their sole option and election.

(j) Public or Private Sale of Collateral. To the extent that any of the Property is then in Lender’s possession, Lender shall have full power to sell, lease, transfer, or otherwise deal with the Property or proceeds thereof in its own name or that of Mortgagor. Lender may sell the Property at public auction or private sale. Unless the Property threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Mortgagor reasonable notice of the time after which any private sale or any other intended disposition of the Property is to be made. All expenses relating to the disposition of the Property, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Property, shall become a part of the Debt secured hereby and shall be payable on demand, with interest at the Default Interest Rate from date of expenditure until repaid. Mortgagor agrees that any such sale shall be conclusively deemed to be conducted in a commercially reasonable manner if it is made consistent with the standard of similar sales of collateral by commercial banks in Louisiana.

(k) Collect Revenues, Apply Accounts. Lender shall have the right, at its sole option and election, to directly collect and receive all proceeds and/or payments arising under or in any way accruing from the Property, as such amounts become due and payable. In order to permit the foregoing, Mortgagor unconditionally agrees to deliver to Lender, immediately following demand, any and all of Mortgagor’s records, ledger sheets, and other documentation, in the form requested by Lender, with regard to the Property and any and all proceeds and/or payments applicable thereto. Lender shall have the further right within Lender’s sole discretion, to file suit, either in Lender’s own name or in the name of Mortgagor, to collect any and all proceeds and payments that may then and/or in the future be due and owing under this Mortgage, and if as a result of such it is necessary for Lender to attempt to collect any such proceeds and/or payments from the obligors therefor, Lender may compromise, settle, extend, or renew for any period (whether or not longer than the original period) any obligation or indebtedness thereunder or evidenced thereby, or surrender, release, or exchange all or any part of said obligation or indebtedness, without affecting the liability of Mortgagor under this Mortgage or under the Obligations. To that end, Mortgagor hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, coupled with an interest and with full power of substitution, to take any and all such actions and any and all other actions permitted hereby, either in the name of Mortgagor or Lender.

(l) Additional Expenses. In the event that it should become necessary for Lender to conduct a search for any of the Property in connection with any foreclosure action, or should it be necessary to remove the Property, or any part or parts thereof, from the premises in which or on which the Property is then located, and/or to store and/or refurbish such Property, Mortgagor agrees to reimburse Lender for the cost of conducting such a search and/or removing and/or storing and/or refurbishing such Property, which additional expense shall also be secured by the lien of this Mortgage and the assignments and security interests created herein.

Section 19.02. Waiver and Release. The parties to this Security Instrument hereby waive the production of mortgage, conveyance, tax, paving and other certificates and relive and release the Notary Public before whom this Security Instrument was passed from all responsibilities and liabilities in connection therewith.

Section 19.03. No Paraph. Mortgagor declares that none of the secured indebtedness secured by this Mortgage has been “paraphed” for identification with this Mortgage.

Section 19.04. The parties to this Security Instrument hereby waive the production of mortgage, conveyance, tax, paying, assignment of accounts receivable and other certificates and relieve and release the Notary before whom this Mortgage was passed from all responsibilities and liabilities in connection therewith

Section 19.05. This Security Instrument secures any and all present and future loans, advances, and/or other extensions of credit or other indebtedness now owing or which hereafter be owing by Mortgagor to Lender, as well as Lender’s successors and assigns, from time to time, one or more times, now and in the future, and any and all promissory notes evidencing such present and/or future loans, advances and/or other extensions of credit, as well as any and all other obligations, including, without limitation, Mortgagor’s covenants and agreements in any present or future loan or credit agreement or any other agreement, document or instrument executed by Mortgagor, and liabilities that Mortgagor may now and/or in the future owe to and/or incur in favor of Lender, as well as Lender’s successors and assigns, whether direct or indirect, or by way of assignment or purchase of a participation interest, and whether related or unrelated, or whether committed or purely discretionary, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof, whether Mortgagor is obligated alone or with others on a “solidary” or “joint and several” basis, as a principal obligor or as a surety, guarantor, or endorser, of every nature and kind whatsoever, whether or not any such indebtedness may be barred under any statute of limitations or prescriptive period or may be or become otherwise unenforceable or voidable for any reason whatsoever, up to the Maximum Amount. Notwithstanding any other provision of this Mortgage, the maximum amount of indebtedness secured hereby at any time and from time to time shall be limited to the Maximum Amount.

Section 19.06. This Security Instrument has been executed by Mortgagor pursuant to Article 3298 of the Louisiana Civil Code and other applicable law for the purpose of securing the secured indebtedness that may now be existing and/or that may arise in the future as provided herein, with the preferences and priorities provided under applicable Louisiana law. However, nothing under this Security Instrument shall be construed as limiting the duration of this Mortgage or the purpose or purposes for which the secured indebtedness may be requested or extended.

Section 19.07. Forfeiture. There has not been and shall never be committed by Mortgagor or any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Mortgagor’s obligations under any of the Loan Document.

Section 19.08. Rents and Leases. In order to secure the secured indebtedness up to the Maximum Amount and to the extent permitted by La. R.S. 9:4401 et seq., as additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby collaterally and conditionally assigns to Lender all existing and future Rents and Leases, such assignment to become absolute upon the occurrence of an Event of Default.

Section 19.09. As used in this Security Instrument, the definition of "Environmental Statutes" includes the Louisiana Environmental Quality Act (Louisiana Revised Statutes § 30:2001, et seq.), as amended and any other laws of the State of Louisiana governing the handling of hazardous materials, and the regulations promulgated thereunder as used in this Security Instrument the term "Environmental Statute" included.

Section 19.10. Foreclosure. At any time after an Event of Default, Lender has immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions or any of the indebtedness secured hereby pursuant to the statutes in such case made and provided and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Lender.

(1)
In the event foreclosure proceedings are filed by Lender, all expenses incident to such proceeding, including, but not limited to, reasonable attorneys' fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), attorneys' fees and any other amounts due and unpaid to Lender under the Loan Documents, may be bid by Lender in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Lender or its assigns may become the purchaser of the Property or any part thereof.

(2)
Lender may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Mortgage on the remaining portion of the Property foreclosed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THUS DONE AND SIGNED in ________________, ________________on this 31st day of January, 2007, in the presence of the undersigned witnesses and Notary Public after due reading of the whole.

LVP GULF COAST INDUSTRIAL PORTFOLIO LLC, a Delaware limited liability company

By:	/s/ Michael Schurer
Name: Michael Schurer Title: Vice President

EXHIBIT A-1

(Legal Description)
PARCEL 1

100 JAMES DRIVE EAST.

THAT CERTAIN PORTION OF GROUND, situated in the State of Louisiana, Parish of St. Charles, in that part thereof know as James Business Park, and shown on a plan of resubdivision of J.J. Krebs & Sons, Inc., dated April 14, 1983, approved by the St. Charles Parish Planning Commission on June 1, 1983, and registered in COB 298, folio 297 on June 2, 1983, and identified as Lot 15-A, Square 4, and said lot is more particularly described as follows:

Commence at the intersection of the northerly right of way of James Drive East and the easterly right of way of James Drive West a near point of curvature on James Drive East, thence along the northerly right of way line of James Drive East North 72 degrees 46 minutes 00 seconds East a distance of 175.38 feet to the point of beginning;

Thence North 00 degrees 11 minutes 00 seconds West a distance of 564.18 feet to a point on the line common to Lots 15-A and 15-B;

Thence along said common line North 89 degrees 49 minutes 00 seconds East a distance of 466.87 feet tot a point;

Thence South 00 degrees 11 minutes 00 seconds East a distance of 421.00 feet to a point on the northerly right of way of James Drive East;

Thence South 72 degrees 46 minutes 00 seconds West along said right of way line a distance of 488.33 feet to the point of beginning.

Lot 15-A is a portion of former Lot 15, James Business Park.

The improvements thereon bear the municipal no. 100 James Drive East.

EXHIBIT A-2
PARCEL 2

120 MALLARD STREET

THAT CERTAIN PORTION OF GROUND, situated in the State of Louisiana, Parish of St. Charles, in that part thereof known as James Business Park, and shown on a plan of resubdivision of J.J. Krebs & Sons, Inc., dated April 14, 1983, approved by the St. Charles Parish Planning Commission on June 1, 1983, and registered in COB 298, folio 297 on June 2, 1983, and identified as Lot 15-B, Square 4, and said lot is more particularly described as follows:

Lot 15-B begins 133.13 feet from the near point of curvature of the intersection of the easterly right of way of James Drive West and the southerly right of way of Mallard Street and measures thence along the southerly right of way of Mallard Street North 89 degrees 49 minutes 00 seconds East a distance of 440 feet to a point;

Thence South 00 degrees 11 minutes 00 seconds East, a distance of 200 feet to a point;

Thence North 89 degrees 49 minutes 00 seconds East, a distance of 26.87 feet to a point;

Thence South 00 degrees 11 minutes 00 seconds East, a distance of 129.00 feet to the line common to Lots 15-A and 15-B;

Thence South 89 degrees 49 minutes 00 seconds West along said common line a distance of 466.87 feet to a point;

Thence North 00 degrees 11 minutes 00 seconds West a distance of 329.00 feet to the point of beginning.

Said Lot 15-B is composed of a portion of former Lot 15 and all of Lots 6, 7, 8 and 9, Square 4, James Business Park.

The improvements thereon bear the municipal no. 120 Mallard Street.

EXHIBIT A-3

PARCEL 3

150 CANVASBACK DRIVE

THAT CERTAIN PORTION OF GROUND, situated in the Parish of St. Charles, State Louisiana, in that part thereof known as James Business Park Extension No. 2 in Square No. 11 thereof, bounded by James Drive East, Pintail Street, James West and Canvasback Drive, designated as Lot 10-A, according to a resubdivision plan made by J.J. Krebs & Sons, Inc., dated December 9, 1986, approved by St. Charles Parish Planning Director April 10, 1987, recorded at Entry No. 127655, COB 371, folio 8 on April 23, 1987, and which lot is described as follows:

Begin at the intersection of the westerly right of way of James Drive East and the southerly right of way of Canvasback Drive, the point of curvature on James Drive East;

Thence South 00 degrees 11 minutes 00 seconds East, a distance of 329.53 feet to a point;

Thence South 89 degrees 49 minutes 00 seconds West, a distance of 325.00 feet to a point;

Thence North 00 degrees 11 minutes 00 seconds West a distance of 354.53 feet to a point on the southerly right of way of Canvasback Drive;

Thence along said right of way North 89 degrees 49 minutes 00 seconds East a distance of 300.00 feet to a point of curve;

Thence along a curve to the right having a radius of 25.00 feet, a distance of 39.27 feet to the Point of Beginning.

Improvements thereon bear Municipal Number 150 Canvasback Drive.

Together with those certain servitudes established as follows:

1.
COB 366, folio 626 - Servitude by Destination of Owner as established by St. Charles Three, Limited Partnership, by act before Frank J. Stitch, Jr., N.P. , dated January 13, 1987, filed January 14, 1987, under Entry No. 125464, as shown on the Lot 10-A Survey.

(the “Insured Servitudes”)

EXHIBIT A-4

PARCEL 4

107 MALLARD STREET

THAT CERTAIN PORTION OF GROUND, situated in the State of Louisiana, Parish of St. Charles, in that part thereof known as James Business Park, in accordance with a plan of resubdivision prepared by J. J. Krebs & Sons, Inc., dated June 13, 1978, last revised August 14, 1979, approved under St. Charles Parish Policy Jury Ordinance No. 66-3-544 and registered in COB 234, folio 490 on October 2, 1979, and identified as Lots 1, 2, and 3, Square 5, and said lots are more particularly described as follows:

Begin at a near point of curvature at the northeast intersection of Mallard Street and James Drive West; thence along the east right of way of James Drive West North 00 degrees 11 minutes 00 seconds West a distance of 175.00 feet to a point;

Thence North 89 degrees 49 minutes 00 seconds East a distance of 325.00 feet to a point on the line common to Lots 3 and 4;

Thence South 00 degrees 11 minutes 00 seconds East a distance of 200.00 feet to the northerly right of way of Mallard Street;

Thence along said right of way South 89 degrees 49 minutes 00 seconds West a distance of 300 feet to a point on a curve to the right at the northeast intersection of Mallard Street and James Drive West;

Thence along said curve, having a radius of 25.00 feet a distance of 39.27 feet to the point of beginning.

The improvements thereon bear the municipal no. 107 Mallard Street.

Together with those servitudes benefiting the land and established as follows:

1.	COB 305, folio 4 - Destination of the Owner with Respect to Driveway, dated October 20,
2.	1983 and establishing non-exclusive driveway servitudes across Lots 1 through 18, Square 5, filed October 20, 1983.
3.
COB 305, folio 8 - Destination of the Owner with Respect to Non-Exclusive Parking Areas dated October 20, 1983, and establishing non-exclusive parking areas across Lots 1 through 18, Square 5, filed October 20, 1983.

4.	COB 507, folio 148 - Supplement to Act of Destination by T.L. James & Company, Inc., dated April 9, 1996.
(the “Insured Servitudes”)

EXHIBIT A-5

PARCEL 5

143 MALLARD STREET

THAT CERTAIN PORTION OF GROUND, situated in the State of Louisiana, Parish of St. Charles, in that part thereof known as James Business Park, in accordance with a plan of resubdivision prepared by J. J. Krebs & Sons, Inc., dated June 13, 1978, last revised August 14, 1979, approved under St. Charles Parish Police Jury Ordinance No. 66-3-544 and registered in COB 234, folio 490 on October 2, 1979, and identified as Lots 7, 8 and 9, Square 5, and said lots are more particularly described as follows:

Begin at the northwest intersection of James Drive East and Mallard Street, a near point of curvature on Mallard Street;

Thence along the northerly right of way of Mallard Street South 89 degrees 49 minutes 00 West a distance of 300.00 feet to a point on the line common to Lots 6 and 7;
Thence along said line North 00 degrees 11 minutes 00 seconds West a distance of 200.00 feet to a point;

Thence North 89 degrees 49 minutes 00 seconds East a distance of 325.00 feet to a point on the westerly right of way of James Drive East;

Thence along said right of way South 00 degrees 11 minutes 00 seconds East a distance of 175.00 feet to a point of curve;

Thence along the arc of a curve to the right having a radius of 25.00 feet a distance of 39.27 feet to the point of beginning.

The improvements thereon bear municipal no. 143 Mallard Street.

Together with those servitudes benefiting the land and established as follows:
1.
COB 305, folio 4 - Destination of the Owner with Respect to Driveway, dated October 20, 1983, and establishing non-exclusive driveway servitudes across Lots 1 through 18, Square 5, filed October 20, 1983.

2.
COB 305, folio 8 - Destination of the Owner with Respect to Non-Exclusive Parking Areas dated October 20, 1983, and establishing non-exclusive parking areas across Lots 1 through 18, Square 5, filed October 20, 1983.

3.	COB 507, folio 148 - Supplement to Act of Destination by T.L. James & Company, Inc., dated April 9, 1996.
(the “Insured Servitudes”).

EXHIBIT A-6

PARCEL 6

150 TEAL STREET

A CERTAIN PIECE OR PORTION OF GROUND, situated in Section 39, Township 12 South, Range 9 East, St. Charles Parish, La., that part thereof known as James Business Park, designated as Lot 10-A, Square 5, on a plan of Resubdivision by Krebs, LaSalle, LeMieuz Consultants, Inc. entitled Resubdivision of Lots 10, 11, 12, 13, 14, 15 & 16, Square 5 into Lot 10-A, James Business Park in Section 39, Township 12 South, Range 9 East, dated October 29, 1998, approved by Director, St. Charles Parish Planning and Zoning on November 2, 1998, filed November 10, 1998, registered at COB 546, folio 226, Parish of St. Charles, State of Louisiana, and Lot 10-A is more particularly described as follows:

Commence at the point of curvature on the southerly right of way line of Teal Street at the intersection of James Drive West;

Thence along the southerly right of way line of Teal Street, North 89 degrees 49 minutes 00 seconds East a distance of 200.00 feet to the Point of beginning;

Thence continue along the southerly right of way line of Teal Street, North 89 degrees 49 minutes 00 seconds East, a distance of 700.00 feet to a point of curvature;

Thence along a curve to the right, having a radius of 25.00 feet, an arc length of 39.27 feet, a chord bearing of South 45 degrees 11 minutes 00 seconds East, a chord distance of 35.36 feet to a point on the westerly right of way line of James Drive East;

Thence along the westerly right of way line of James Drive East, South 00 degrees 11 minutes 00 seconds East, a distance of 175.00 feet to a point;

Thence South 89 degrees 49 minutes 00 seconds West, a distance of 725.00 to a point;

Thence North 00 degrees 11 minutes 00 seconds West a distance of 200.00 feet to a point of beginning.

Improvements bear municipal number 150 Teal Street.

Together with those servitudes benefiting the land and established as follows:

1.
COB 305, folio 4 - Destination of the Owner with Respect to Driveway, dated October 20, 1983, and establishing non-exclusive driveway servitudes across Lots 1 through 18, Square 5, filed October 20, 1983.

2.
COB 305, folio 8 - Destination of the Owner with Respect to Non-Exclusive Parking Areas, dated October 20, 1983, and establishing non-exclusive parking areas across Lots 1 through 18, Square 5, filed October 20, 1983.

3.	COB 507, folio 148 - Supplement to Act of Destination by T.L. James & Company, Inc., dated April 9, 1996.

(the “Insured Servitudes”)

EXHIBIT A-7

PARCEL 7

520 AND 524 ELMWOOD PARK BOULEVARD

A CERTAIN PIECE OR PORTION OF GROUND, situated in the Parish of Jefferson, State of Louisiana, in that portion thereof known as Elmwood Industrial Park, designated as Parcel 16-C-2, per plan of Michael W. Flores, C.E. and L.S., dated April 3, 1985 last revised November 21, 1985, approved by Jefferson Parish Council Ordinance No. 16704 on December 18, 1985 filed in COB 1396, folio 307. Parcel 16-C-2 is described as follows:

Commence at the intersection of the west right of way line of Jefferson Highway and the south right of way line of Elmwood Park Boulevard, thence North 47 degrees 25 minutes 41 seconds West along the south right of way line of Elmwood Park Boulevard, a distance of 405.37 feet to the Point of Beginning; thence South 42 degrees 33 minutes 47 seconds West a distance of 521.05 feet to a point; thence North 47 degrees 26 minutes 11 seconds West, a distance of 445.00 feet to the point; thence North 42 degrees 33 minutes 47 seconds East a distance of 521.12 feet to a point on the south right of way line of Elmwood Park Boulevard; thence along said right of way line South 47 degrees 25 minutes 41 seconds East a distance of 445.00 feet to the Point of Beginning.

Address: 520 and 524 Elmwood Park Boulevard.

Together with those certain servitudes benefiting the land and established as follows:

1.
COB 1916, folio 275 - Servitude of Destination of the Owner as established by Crow-Coleman, New Orleans, #1, a Louisiana General Partnership by act dated March 21, 1988, registered as Entry No. 88-12359. This is a non-exclusive servitude of common drive and passage, affecting a portion of Parcels 16-C-2 and 16-C-3.

2.
COB 1913, folio 221 - Servitude of Destination of the Owner established by Crow-Coleman New Orleans #1, a Louisiana General Partnership, by act last dated March 16, 1988, filed as Entry No. 88-11515. This is a non-exclusive servitude of common drive affecting a portion of Parcels 16-C-1 and 16-C-2. (Collectively the “Insured Servitudes”)

EXHIBIT A-8

PARCEL 8

11301 INDUSTRIPLEX BOULEVARD

A CERTAIN PIECE OR PORTION OF GROUND, situated in that subdivision of East Baton Rouge Parish, Louisiana, known as Baton Rouge Industriplex Subdivision, Fourth Filing, and designated as Lot No. 99-A, and according to Map Showing Resubdivision of Lots 98-101, Baton Rouge Industriplex Subdivision, Fourth Filing, creating Lots 99-A and 101-A, by James R. Clary, Sr., P.L.S., dated March 3, 1988, approved by East Baton Rouge Planning Commissions on March 9, 1988, recorded as Original 85, Bundle 9987, Lot 99-A is more particularly described as follows:

Begin at the intersection of the northerly right of way of Industriplex Boulevard and the easterly right of way of Fieldstone Drive;

Thence North 13 degrees 14 minutes 11 seconds East along the east right of way of Fieldstone Drive, a distance of 291.70 feet to a point;

Thence South 81 degrees 13 minutes 20 seconds East a distance of 377.15 feet to a point;

Thence South 13 degrees 14 minutes 11 seconds West a distance of 321.02 feet to a point on the north right of way of Industriplex Boulevard;

Thence North 76 degrees 45 minutes 49 seconds West along the north right of way of Industriplex Boulevard a distance of 376.01 feet to the Point of Beginning.

Improvements thereon bear Municipal No. 11301 Industriplex Boulevard.

Together with those certain servitudes established as follows:

1.
Original 586, Bundle 9988 - Servitude of Destination of the Owner as established by Baton Rouge Trade Center Partnership by act dated March 21, 1988, filed March 22, 1988. This is a non-exclusive servitude of common drive and passage, affecting a portion of Lots 99-A and 101-A.

(the “Insured Servitude”)

EXHIBIT A-9

PARCEL 9

11441 INDUSTRIPLEX BOULEVARD

A CERTAIN PIECE OR PORTION OF GROUND, situated in the that subdivision of East Baton Rouge Parish known as Baton Rouge Industriplex Subdivision, Fourth Filing and Baton Rouge Industriplex Subdivision, Fifth Filing and designated as Lot 104-A-1, and according to Map Showing Resubdivision of Lots 103, 104-A and 105 Baton Rouge Industriplex Subdivision Fourth Filing and Lots 106-A and 107-A, Baton Rouge Industriplex Subdivision, Fifth Filing, creating Lots 103-A, 104-A-1 and 107-A-1, by James R. Clary, Sr., P.L.S., dated March 7, 1988, approved by East Baton Rouge Planning Commission March 9, 1988, recorded as Original 86, Bundle 9987, said Lot 104-A-1 is more described as follows:

Begin at the northeast intersection of Industriplex Boulevard and Sunbelt Court:

Thence along the northeasterly right of way of Industriplex Boulevard along a curve having a radius of 290.20 feet, a distance of 286.42 feet to point;

Thence continue along said right of way line North 76 degrees 45 minutes 49 seconds West a distance of 10.49 feet to a point;

Thence North 13 degrees 14 minutes 11 seconds East a distance of 343.42 feet to a point;

Thence South 81 degrees 13 minutes 20 seconds East a distance of 239.57 feet to a point;

Thence South 09 degrees 04 minutes 39 seconds West a distance of 275.02 feet to a point;

Thence South 19 degrees 56 minutes 22 seconds East a distance of 8.89 feet to a point;

Thence South 50 degrees 55 minutes 59 seconds East a distance of 165.01 feet to a point;

Thence South 34 degrees 24 minutes 55 seconds East a distance of 28.62 feet to a point on the north right of way line of Sunbelt Court;

Thence South 69 degrees 47 minutes 07 seconds West the north right of way line of Sunbelt Court a distance of 216.58 feet to the Point of Beginning.

Improvements thereon bear Municipal No. 11441 Industriplex Boulevard.

EXHIBIT A-10

PARCEL 10

6565 EXCHEQUER DRIVE

TWO (2) CERTAIN PIECES OR PORTIONS OF GROUND, situated in the subdivision of East Baton Rouge Parish, Louisiana known as Baton Rouge Industriplex Subdivision, First and Second Filing, designated as Lot Nos. 33-A and 34-A and according to a map prepared by Dawson Engineers Incorporated, Consulting Civil Engineers, dated August 2, 1982, entitled “Map Showing Survey of a Resubdivision of Lot 18 of the Baton Rouge Industriplex Subdivision (First filing) into Lot 18A and Lot 33 of the Baton Rouge Industriplex Subdivision (Second filing) into Lot 33-A and Lot 34 of the Baton Rouge Industriplex Subdivision (Second Filing) into Lot 34-A, located in Section 6, T8S, R2E, Greensburg Land District, Parish of East Baton Rouge, Louisiana”, approved by East Baton Rouge Planning Commission August 11, 1982, recorded on Original 557, Bundle 9514, said Lots 33-A and 34-A are more particularly described as follows:

Commence at the north right of way line of Industriplex Boulevard and last right of way line of Exchequer Drive;

Thence North 18 degrees 17 minutes 07 seconds East along the east right of way of Exchequer Drive a distance of 300.00 feet to the Point of Beginning;

Thence continuing along the east right of way of Exchequer Drive North 18 degrees 17 minutes 07 seconds East a distance of 291.13 feet to a point;
Thence North 89 degrees 41 minutes 35 seconds East a distance of 456.21 feet to a point;

Thence South 36 degrees 53 minutes 09 seconds East a distance of 327.29 feet to a point;

Thence South 01 degrees 22 minutes 42 seconds West a distance of 260.94 feet to a point;

Thence North 71 degrees 42 minutes 53 seconds West a distance of 776.95 feet to the Point of Beginning.

Improvements thereon bear Municipal No. 6565 Exchequer Drive.

EXHIBIT B

SUMMARY OF RESERVES

Reserve Items	Initial Deposit Amount	Monthly Installment Amount
Basic Carrying Costs • Taxes • Insurance Premiums	• Taxes $139,237,51 • Insurance Premium $139,422.18	• Taxes $59,132.84 • Insurance Premiums 12,582.09
Initial Engineering/Environmental Deposits • Immediate Repairs • Environmental Remediation	• Immediate Repairs $843,241.25 • Environmental Remediation	N/A
Recurring Monthly Replacement Reserve Deposit	N/A	$12,584.40 Capped at $528,544.80
Reletting Reserve	N/A	$29,363.61 Capped at 1,233,271.20

EXHIBIT C

CASH FLOW STATEMENT

Property:____________________________
Location:____________________________
Cash Flow Statement for Month of:____________	Year:

	Current Month	Year to Date
REVENUE Net Rental Revenue Other Revenue Effective Gross Income	________	________

OPERATING EXPENSES
Common Area Maintenance
Payroll
Administration
Leasing
Service
Clean & Decorate
Utilities
Repairs & Maintenance
Taxes
Insurance
Management Fees
Other
Total Operating Expenses
Net Operating Income
	________ ________	________ ________
RECURRING EXPENSES To Include Expenses for: Carpet Replacement, Appliance Replacement, HVAC/Water Heater Replacement; Miniblinds/Drapes/Ceiling Fans:	________	________

NON-RECURRING EXPENSES
To Include Capital Expenses for: Playground, Major Signage, Lawns/Trees/Shrubs, Paving/Parking, Roof Replacement, Carpentry/Siding/Balconies, Exterior Paint, Major Concrete/Sidewalks, Foundations, Major Exterior, Boiler Replacement, Major HVAC Replacement, Plumbing Replace, Electrical Replace, Other Major, Fire & Storm, Ins. Loss Recovery:
Net Cash Flow
	________	________
Certified By:_____________________________
Name:_____________________________
Title:_____________________________
                              Management Company:_____________________________

EXHIBIT D

Required Engineering Work for100 James Drive

ITEM	AMOUNT

1. Provide 2 ADA Parking Spaces	$0.00
2. Concrete Pavement Repair	$0.00
3. Roof Surfacing	$150,693.00
Subtotal	$150,693.00
Plus 25% Contingency
TOTAL	$188,366.25

Required Engineering Work for120 Mallard Street

ITEM	AMOUNT

1. Replace Roof	$36,000.00
2. Striping of Parking Lot	$0.00
3. Replace 4-Ton Heat Pumps	$144,000.00
Subtotal	$180,000.00
Plus 25% Contingency
TOTAL	$225,000.00

Required Engineering Work 1700 Grandstand Drive

ITEM	AMOUNT

1. Remove and Replace Exterior Sealants	$0.00
2. Allowance for roof repair indicated in the roof inspection report provided for our review. The opinion of cost is based upon estimated repair budget reported in the inspection report	$15,000.00
Subtotal	$15,000.00
Plus 25% Contingency
TOTAL	$18,750.00

Required Engineering Work 5405 Bandera Road

ITEM	AMOUNT

1. Remove and Replace Exterior Sealants	$0.00
2. Allowance to have concrete wall panel cracking issue evaluated by a structural engineer. This allowance does not include any repairs that may be required based upon the results of the evaluation.	$10,000.00
3. Allowance to repair the distressed stairs in the loading dock area.	$2,500.00
4. Allowance to seal creaking and replace distressed sections in the concrete pavement.	$0.00
5. Allowance to have the fire sprinkler system inspected. This allowance does not include any repairs that may be required based upon the results of the inspection.	Routine Maintenance
Subtotal	$12,500.00
Plus 25% Contingency
TOTAL	$15,625.00

Required Engineering Work 7402-7648 Reindeer Trail

ITEM	AMOUNT

1. Remove and Replace Exterior Sealants	$0.00
2. Allowance to seal cracks and repair distressed sections of the concrete pavements	$0.00
3. Allowance to make fence repairs.	Routine Maintenance
4. Allowance for roof repairs indicated in the roof inspection report provided for our review. The opinion of cost is based upon the estimated repair budget reported in the inspection report.	$16,400.00
5. Replace roof of 7402-7424 building. Estimate is based upon replacement cost indicated in roof condition report provided for our review.	$300,000.00
Subtotal	$316,400.00
Plus 25% Contingency
TOTAL	$395,500.00

EXHIBIT E

Form of Direction Letter

[Letterhead of Landlord]

[Name and Address of tenant]

Re: [Address of Premises]

Dear tenant:

You are hereby directed to make all future payments of rent and other sums due to Landlord under the Lease payable as follows:

Payable To: [____________] and Wachovia Bank, National Association

If by federal wire transfer:

Bank:	Wachovia Bank, NA
ABA #:	053-000-219
Acct Name:	[__________]
Acct #:
Ref Loan #:	___________________

If by US Mail:

_________________
PO Box _____
Charlotte, NC 28260-1443

If by Overnight Courier:

Wachovia Bank, NA 1525 West WT Harris Blvd Bldg 2C2 (Ref # ______) Charlotte, NC 28262 Ref Loan #:_____________________

Please take particular care in making the check payable only to the above-mentioned names because only checks made payable to the referenced names will be credited against sums due by you to landlord. Until otherwise advised in writing by Landlord and the above-mentioned bank (or its successor), you should continue to make your payments for rent and other sums as directed by the terms of this letter.

Thank you in advance for your cooperation with this change in payment procedures.

By: _________________________________
_______________________________

EXHIBIT F

Allocated Loan Amount and
Individual Properties

Individual Property	The Allocated Loan Amount
100 James Drive	$2,025,000
5405 Bandera Road	$5,475,000
120 Mallard Street	$3,112,500
150 Canvasback Drive	$1,612,500
107 Mallard Street	$2,062,500
143 Mallard Street	$1,762,500
150 Teal Street	$3,787,500
520-524 Elmwood Park	$7,912,500
7042 Alamo Drive	$1,837,500
7402-7648 Reindeer Trail	$9,375,000
11301 Industriplex Blvd.	$2,662,500
11441 Industriplex Blvd.	$2,962,500
1700 Grandstand Drive	$3,975,000
6565 Exchequer Dr.	$4,462,500

EXHIBIT G-1

(Legal Description)
PARCEL 1

100 JAMES DRIVE EAST.

THAT CERTAIN PORTION OF GROUND, situated in the State of Louisiana, Parish of St. Charles, in that part thereof know as James Business Park, and shown on a plan of resubdivision of J.J. Krebs & Sons, Inc., dated April 14, 1983, approved by the St. Charles Parish Planning Commission on June 1, 1983, and registered in COB 298, folio 297 on June 2, 1983, and identified as Lot 15-A, Square 4, and said lot is more particularly described as follows:

Commence at the intersection of the northerly right of way of James Drive East and the easterly right of way of James Drive West a near point of curvature on James Drive East, thence along the northerly right of way line of James Drive East North 72 degrees 46 minutes 00 seconds East a distance of 175.38 feet to the point of beginning;

Thence North 00 degrees 11 minutes 00 seconds West a distance of 564.18 feet to a point on the line common to Lots 15-A and 15-B;

Thence along said common line North 89 degrees 49 minutes 00 seconds East a distance of 466.87 feet tot a point;

Thence South 00 degrees 11 minutes 00 seconds East a distance of 421.00 feet to a point on the northerly right of way of James Drive East;

Thence South 72 degrees 46 minutes 00 seconds West along said right of way line a distance of 488.33 feet to the point of beginning.

Lot 15-A is a portion of former Lot 15, James Business Park.

The improvements thereon bear the municipal no. 100 James Drive East.

EXHIBIT G-2
PARCEL 2

120 MALLARD STREET

THAT CERTAIN PORTION OF GROUND, situated in the State of Louisiana, Parish of St. Charles, in that part thereof known as James Business Park, and shown on a plan of resubdivision of J.J. Krebs & Sons, Inc., dated April 14, 1983, approved by the St. Charles Parish Planning Commission on June 1, 1983, and registered in COB 298, folio 297 on June 2, 1983, and identified as Lot 15-B, Square 4, and said lot is more particularly described as follows:

Lot 15-B begins 133.13 feet from the near point of curvature of the intersection of the easterly right of way of James Drive West and the southerly right of way of Mallard Street and measures thence along the southerly right of way of Mallard Street North 89 degrees 49 minutes 00 seconds East a distance of 440 feet to a point;

Thence South 00 degrees 11 minutes 00 seconds East, a distance of 200 feet to a point;

Thence North 89 degrees 49 minutes 00 seconds East, a distance of 26.87 feet to a point;

Thence South 00 degrees 11 minutes 00 seconds East, a distance of 129.00 feet to the line common to Lots 15-A and 15-B;

Thence South 89 degrees 49 minutes 00 seconds West along said common line a distance of 466.87 feet to a point;

Thence North 00 degrees 11 minutes 00 seconds West a distance of 329.00 feet to the point of beginning.

Said Lot 15-B is composed of a portion of former Lot 15 and all of Lots 6, 7, 8 and 9, Square 4, James Business Park.

The improvements thereon bear the municipal no. 120 Mallard Street.

EXHIBIT G-3

PARCEL 3

150 CANVASBACK DRIVE

THAT CERTAIN PORTION OF GROUND, situated in the Parish of St. Charles, State Louisiana, in that part thereof known as James Business Park Extension No. 2 in Square No. 11 thereof, bounded by James Drive East, Pintail Street, James West and Canvasback Drive, designated as Lot 10-A, according to a resubdivision plan made by J.J. Krebs & Sons, Inc., dated December 9, 1986, approved by St. Charles Parish Planning Director April 10, 1987, recorded at Entry No. 127655, COB 371, folio 8 on April 23, 1987, and which lot is described as follows:

Begin at the intersection of the westerly right of way of James Drive East and the southerly right of way of Canvasback Drive, the point of curvature on James Drive East;

Thence South 00 degrees 11 minutes 00 seconds East, a distance of 329.53 feet to a point;

Thence South 89 degrees 49 minutes 00 seconds West, a distance of 325.00 feet to a point;

Thence North 00 degrees 11 minutes 00 seconds West a distance of 354.53 feet to a point on the southerly right of way of Canvasback Drive;

Thence along said right of way North 89 degrees 49 minutes 00 seconds East a distance of 300.00 feet to a point of curve;

Thence along a curve to the right having a radius of 25.00 feet, a distance of 39.27 feet to the Point of Beginning.

Improvements thereon bear Municipal Number 150 Canvasback Drive.

Together with those certain servitudes established as follows:

2.
COB 366, folio 626 - Servitude by Destination of Owner as established by St. Charles Three, Limited Partnership, by act before Frank J. Stitch, Jr., N.P. , dated January 13, 1987, filed January 14, 1987, under Entry No. 125464, as shown on the Lot 10-A Survey.

(the “Insured Servitudes”)

EXHIBIT G-4

PARCEL 4

107 MALLARD STREET

THAT CERTAIN PORTION OF GROUND, situated in the State of Louisiana, Parish of St. Charles, in that part thereof known as James Business Park, in accordance with a plan of resubdivision prepared by J. J. Krebs & Sons, Inc., dated June 13, 1978, last revised August 14, 1979, approved under St. Charles Parish Policy Jury Ordinance No. 66-3-544 and registered in COB 234, folio 490 on October 2, 1979, and identified as Lots 1, 2, and 3, Square 5, and said lots are more particularly described as follows:

Begin at a near point of curvature at the northeast intersection of Mallard Street and James Drive West; thence along the east right of way of James Drive West North 00 degrees 11 minutes 00 seconds West a distance of 175.00 feet to a point;

Thence North 89 degrees 49 minutes 00 seconds East a distance of 325.00 feet to a point on the line common to Lots 3 and 4;

Thence South 00 degrees 11 minutes 00 seconds East a distance of 200.00 feet to the northerly right of way of Mallard Street;

Thence along said right of way South 89 degrees 49 minutes 00 seconds West a distance of 300 feet to a point on a curve to the right at the northeast intersection of Mallard Street and James Drive West;

Thence along said curve, having a radius of 25.00 feet a distance of 39.27 feet to the point of beginning.

The improvements thereon bear the municipal no. 107 Mallard Street.

Together with those servitudes benefiting the land and established as follows:

5.	COB 305, folio 4 - Destination of the Owner with Respect to Driveway, dated October 20,
6.	1983 and establishing non-exclusive driveway servitudes across Lots 1 through 18, Square 5, filed October 20, 1983.
7.
COB 305, folio 8 - Destination of the Owner with Respect to Non-Exclusive Parking Areas dated October 20, 1983, and establishing non-exclusive parking areas across Lots 1 through 18, Square 5, filed October 20, 1983.

8.	COB 507, folio 148 - Supplement to Act of Destination by T.L. James & Company, Inc., dated April 9, 1996.
(the “Insured Servitudes”)

EXHIBIT G-5

PARCEL 5

143 MALLARD STREET

THAT CERTAIN PORTION OF GROUND, situated in the State of Louisiana, Parish of St. Charles, in that part thereof known as James Business Park, in accordance with a plan of resubdivision prepared by J. J. Krebs & Sons, Inc., dated June 13, 1978, last revised August 14, 1979, approved under St. Charles Parish Police Jury Ordinance No. 66-3-544 and registered in COB 234, folio 490 on October 2, 1979, and identified as Lots 7, 8 and 9, Square 5, and said lots are more particularly described as follows:

Begin at the northwest intersection of James Drive East and Mallard Street, a near point of curvature on Mallard Street;

Thence along the northerly right of way of Mallard Street South 89 degrees 49 minutes 00 West a distance of 300.00 feet to a point on the line common to Lots 6 and 7;
Thence along said line North 00 degrees 11 minutes 00 seconds West a distance of 200.00 feet to a point;

Thence North 89 degrees 49 minutes 00 seconds East a distance of 325.00 feet to a point on the westerly right of way of James Drive East;

Thence along said right of way South 00 degrees 11 minutes 00 seconds East a distance of 175.00 feet to a point of curve;

Thence along the arc of a curve to the right having a radius of 25.00 feet a distance of 39.27 feet to the point of beginning.

The improvements thereon bear municipal no. 143 Mallard Street.

Together with those servitudes benefiting the land and established as follows:
4.
COB 305, folio 4 - Destination of the Owner with Respect to Driveway, dated October 20, 1983, and establishing non-exclusive driveway servitudes across Lots 1 through 18, Square 5, filed October 20, 1983.

5.
COB 305, folio 8 - Destination of the Owner with Respect to Non-Exclusive Parking Areas dated October 20, 1983, and establishing non-exclusive parking areas across Lots 1 through 18, Square 5, filed October 20, 1983.

6.	COB 507, folio 148 - Supplement to Act of Destination by T.L. James & Company, Inc., dated April 9, 1996.
(the “Insured Servitudes”).

EXHIBIT G-6

PARCEL 6

150 TEAL STREET

A CERTAIN PIECE OR PORTION OF GROUND, situated in Section 39, Township 12 South, Range 9 East, St. Charles Parish, La., that part thereof known as James Business Park, designated as Lot 10-A, Square 5, on a plan of Resubdivision by Krebs, LaSalle, LeMieuz Consultants, Inc. entitled Resubdivision of Lots 10, 11, 12, 13, 14, 15 & 16, Square 5 into Lot 10-A, James Business Park in Section 39, Township 12 South, Range 9 East, dated October 29, 1998, approved by Director, St. Charles Parish Planning and Zoning on November 2, 1998, filed November 10, 1998, registered at COB 546, folio 226, Parish of St. Charles, State of Louisiana, and Lot 10-A is more particularly described as follows:

Commence at the point of curvature on the southerly right of way line of Teal Street at the intersection of James Drive West;

Thence along the southerly right of way line of Teal Street, North 89 degrees 49 minutes 00 seconds East a distance of 200.00 feet to the Point of beginning;

Thence continue along the southerly right of way line of Teal Street, North 89 degrees 49 minutes 00 seconds East, a distance of 700.00 feet to a point of curvature;

Thence along a curve to the right, having a radius of 25.00 feet, an arc length of 39.27 feet, a chord bearing of South 45 degrees 11 minutes 00 seconds East, a chord distance of 35.36 feet to a point on the westerly right of way line of James Drive East;

Thence along the westerly right of way line of James Drive East, South 00 degrees 11 minutes 00 seconds East, a distance of 175.00 feet to a point;

Thence South 89 degrees 49 minutes 00 seconds West, a distance of 725.00 to a point;

Thence North 00 degrees 11 minutes 00 seconds West a distance of 200.00 feet to a point of beginning.

Improvements bear municipal number 150 Teal Street.

Together with those servitudes benefiting the land and established as follows:

4.
COB 305, folio 4 - Destination of the Owner with Respect to Driveway, dated October 20, 1983, and establishing non-exclusive driveway servitudes across Lots 1 through 18, Square 5, filed October 20, 1983.

5.
COB 305, folio 8 - Destination of the Owner with Respect to Non-Exclusive Parking Areas, dated October 20, 1983, and establishing non-exclusive parking areas across Lots 1 through 18, Square 5, filed October 20, 1983.

6.	COB 507, folio 148 - Supplement to Act of Destination by T.L. James & Company, Inc., dated April 9, 1996.

(the “Insured Servitudes”)

EXHIBIT G-7

PARCEL 7

520 AND 524 ELMWOOD PARK BOULEVARD

A CERTAIN PIECE OR PORTION OF GROUND, situated in the Parish of Jefferson, State of Louisiana, in that portion thereof known as Elmwood Industrial Park, designated as Parcel 16-C-2, per plan of Michael W. Flores, C.E. and L.S., dated April 3, 1985 last revised November 21, 1985, approved by Jefferson Parish Council Ordinance No. 16704 on December 18, 1985 filed in COB 1396, folio 307. Parcel 16-C-2 is described as follows:

Commence at the intersection of the west right of way line of Jefferson Highway and the south right of way line of Elmwood Park Boulevard, thence North 47 degrees 25 minutes 41 seconds West along the south right of way line of Elmwood Park Boulevard, a distance of 405.37 feet to the Point of Beginning; thence South 42 degrees 33 minutes 47 seconds West a distance of 521.05 feet to a point; thence North 47 degrees 26 minutes 11 seconds West, a distance of 445.00 feet to the point; thence North 42 degrees 33 minutes 47 seconds East a distance of 521.12 feet to a point on the south right of way line of Elmwood Park Boulevard; thence along said right of way line South 47 degrees 25 minutes 41 seconds East a distance of 445.00 feet to the Point of Beginning.

Address: 520 and 524 Elmwood Park Boulevard.

Together with those certain servitudes benefiting the land and established as follows:

3.
COB 1916, folio 275 - Servitude of Destination of the Owner as established by Crow-Coleman, New Orleans, #1, a Louisiana General Partnership by act dated March 21, 1988, registered as Entry No. 88-12359. This is a non-exclusive servitude of common drive and passage, affecting a portion of Parcels 16-C-2 and 16-C-3.

4.
COB 1913, folio 221 - Servitude of Destination of the Owner established by Crow-Coleman New Orleans #1, a Louisiana General Partnership, by act last dated March 16, 1988, filed as Entry No. 88-11515. This is a non-exclusive servitude of common drive affecting a portion of Parcels 16-C-1 and 16-C-2. (Collectively the “Insured Servitudes”)

EXHIBIT G-8

PARCEL 8

11301 INDUSTRIPLEX BOULEVARD

A CERTAIN PIECE OR PORTION OF GROUND, situated in that subdivision of East Baton Rouge Parish, Louisiana, known as Baton Rouge Industriplex Subdivision, Fourth Filing, and designated as Lot No. 99-A, and according to Map Showing Resubdivision of Lots 98-101, Baton Rouge Industriplex Subdivision, Fourth Filing, creating Lots 99-A and 101-A, by James R. Clary, Sr., P.L.S., dated March 3, 1988, approved by East Baton Rouge Planning Commissions on March 9, 1988, recorded as Original 85, Bundle 9987, Lot 99-A is more particularly described as follows:

Begin at the intersection of the northerly right of way of Industriplex Boulevard and the easterly right of way of Fieldstone Drive;

Thence North 13 degrees 14 minutes 11 seconds East along the east right of way of Fieldstone Drive, a distance of 291.70 feet to a point;

Thence South 81 degrees 13 minutes 20 seconds East a distance of 377.15 feet to a point;

Thence South 13 degrees 14 minutes 11 seconds West a distance of 321.02 feet to a point on the north right of way of Industriplex Boulevard;

Thence North 76 degrees 45 minutes 49 seconds West along the north right of way of Industriplex Boulevard a distance of 376.01 feet to the Point of Beginning.

Improvements thereon bear Municipal No. 11301 Industriplex Boulevard.

Together with those certain servitudes established as follows:

2.
Original 586, Bundle 9988 - Servitude of Destination of the Owner as established by Baton Rouge Trade Center Partnership by act dated March 21, 1988, filed March 22, 1988. This is a non-exclusive servitude of common drive and passage, affecting a portion of Lots 99-A and 101-A.

(the “Insured Servitude”)

EXHIBIT G-9

PARCEL 9

11441 INDUSTRIPLEX BOULEVARD

A CERTAIN PIECE OR PORTION OF GROUND, situated in the that subdivision of East Baton Rouge Parish known as Baton Rouge Industriplex Subdivision, Fourth Filing and Baton Rouge Industriplex Subdivision, Fifth Filing and designated as Lot 104-A-1, and according to Map Showing Resubdivision of Lots 103, 104-A and 105 Baton Rouge Industriplex Subdivision Fourth Filing and Lots 106-A and 107-A, Baton Rouge Industriplex Subdivision, Fifth Filing, creating Lots 103-A, 104-A-1 and 107-A-1, by James R. Clary, Sr., P.L.S., dated March 7, 1988, approved by East Baton Rouge Planning Commission March 9, 1988, recorded as Original 86, Bundle 9987, said Lot 104-A-1 is more described as follows:

Begin at the northeast intersection of Industriplex Boulevard and Sunbelt Court:

Thence along the northeasterly right of way of Industriplex Boulevard along a curve having a radius of 290.20 feet, a distance of 286.42 feet to point;

Thence continue along said right of way line North 76 degrees 45 minutes 49 seconds West a distance of 10.49 feet to a point;

Thence North 13 degrees 14 minutes 11 seconds East a distance of 343.42 feet to a point;

Thence South 81 degrees 13 minutes 20 seconds East a distance of 239.57 feet to a point;

Thence South 09 degrees 04 minutes 39 seconds West a distance of 275.02 feet to a point;

Thence South 19 degrees 56 minutes 22 seconds East a distance of 8.89 feet to a point;

Thence South 50 degrees 55 minutes 59 seconds East a distance of 165.01 feet to a point;

Thence South 34 degrees 24 minutes 55 seconds East a distance of 28.62 feet to a point on the north right of way line of Sunbelt Court;

Thence South 69 degrees 47 minutes 07 seconds West the north right of way line of Sunbelt Court a distance of 216.58 feet to the Point of Beginning.

Improvements thereon bear Municipal No. 11441 Industriplex Boulevard.

EXHIBIT G-10

PARCEL 10

6565 EXCHEQUER DRIVE

TWO (2) CERTAIN PIECES OR PORTIONS OF GROUND, situated in the subdivision of East Baton Rouge Parish, Louisiana known as Baton Rouge Industriplex Subdivision, First and Second Filing, designated as Lot Nos. 33-A and 34-A and according to a map prepared by Dawson Engineers Incorporated, Consulting Civil Engineers, dated August 2, 1982, entitled “Map Showing Survey of a Resubdivision of Lot 18 of the Baton Rouge Industriplex Subdivision (First filing) into Lot 18A and Lot 33 of the Baton Rouge Industriplex Subdivision (Second filing) into Lot 33-A and Lot 34 of the Baton Rouge Industriplex Subdivision (Second Filing) into Lot 34-A, located in Section 6, T8S, R2E, Greensburg Land District, Parish of East Baton Rouge, Louisiana”, approved by East Baton Rouge Planning Commission August 11, 1982, recorded on Original 557, Bundle 9514, said Lots 33-A and 34-A are more particularly described as follows:

Commence at the north right of way line of Industriplex Boulevard and last right of way line of Exchequer Drive;

Thence North 18 degrees 17 minutes 07 seconds East along the east right of way of Exchequer Drive a distance of 300.00 feet to the Point of Beginning;

Thence continuing along the east right of way of Exchequer Drive North 18 degrees 17 minutes 07 seconds East a distance of 291.13 feet to a point;
Thence North 89 degrees 41 minutes 35 seconds East a distance of 456.21 feet to a point;

Thence South 36 degrees 53 minutes 09 seconds East a distance of 327.29 feet to a point;

Thence South 01 degrees 22 minutes 42 seconds West a distance of 260.94 feet to a point;

Thence North 71 degrees 42 minutes 53 seconds West a distance of 776.95 feet to the Point of Beginning.

Improvements thereon bear Municipal No. 6565 Exchequer Drive.

EXHIBIT G-11

(Legal Description)

5405 BANDERA ROAD

TRACT I (WEST LOOP PARK):

Lot 4, Block 1, West Loop Park, City of Leon Valley, an addition in Bexar County, Texas, according to the map or plat thereof, recorded in Volume19100, Page 150, Deed and Plat Records of Bexar County, Texas, being more particularly described as follows:

BEGINNING at the most Southerly corner of Lot 4, said point being North 67 degrees 03 minutes 09 seconds West, 522.91 feet from the point of intersection of the Northeast line of Bandera Road and the Northwest line of Hodges Drive;

THENCE North 67 degrees 25 minutes 37 seconds West, 208.69 feet along the Northeast line of Bandera Road to a found THD Monument for an angle point;

THENCE North 67 degrees 07 minutes 44 seconds West, 69,71 feet along the Northeast line of Bandera Road to an iron pin found for the Southwest corner of Lot 4;

THENCE along the Westerly line of Lot 4, the following courses and distances: North 30 degrees 52 minutes 54 seconds East, 806.84 feet to a found iron pin. North 61 degrees 37 minutes 28 seconds West, 67.49 feet to a found iron pin,

North 44 degrees 16 minutes 59 seconds East, 493.79 feet to an iron pin in the Southwest line of Evers Road for the Northwest corner of Lot 4;

THENCE South 48 degrees 44 minutes 00 seconds East, 232.74 feet along the Southwest line of Evers Road to an iron pipe found for the Northeast corner of the herein described tract;

THENCE along the Easterly line of Lot 4, the following courses and distances: South 30 degrees 57 minutes 36 seconds West, 693.00 feet to a found iron pin, South 30 degrees 37 minutes 51 seconds West, 159.42 feet to a found iron pin.

South 30 degrees 54 minutes 31 seconds West, 34 9.99 feet to a found iron pipe, said iron pipe being the POINT OP BEGINNING.

EXHIBIT G-12

(Legal Description)

7402-7648 REINDEER TRAIL

TRACT II (NORTHWEST BUSINESS PARK, PHASE 5):

A 14.216 acre tract out of Lot 1, Block 2, North Valley Unit 5, and Lot 6, Block 2, Northwest Business Park Phase 5, an addition in Bexar County, Texas, according to the map or plat thereof, recorded in Volume 7500, Page 241 and Volume 9507, Page 189, respectively, Deed and Plat Records of Bexar County, Texas, and being described as follows:

BEGINNING at a found 1/2" iron pin on the South Right-of-Way line of Reindeer Trail, in a Westerly direction, 851.07 feet from the West Right-of-Way line of Bandera Road, said pin being the Northernmost corner of this tract and the POINT OP BEGINNING;

THENCE departing the South Right-of-Way line of Reindeer Trail, South 46 degrees 05 minutes 06 seconds East, a distance of 380.00 feet to a found "X on concrete for an angle point;

THENCE South 46 degrees 11 minutes 19 seconds East, a distance of 163.92 feet to a found "X" on concrete, and said "X" on concrete being the Easternmost corner of this tract;

THENCE South 40 degrees 43 minutes 11 seconds West, a distance of 1061.87 feet to a found 1/2" iron pin for an angle point;

THENCE North 80 degrees 44 minutes 12 seconds West, a distance of 364.73 feet to a found 1/2" iron pin on the South Right-of-Way line of Reindeer Trail, said pin being the Northwest corner of this tract;

THENCE along the South Right-of-Way line of Reindeer Trail, North 09 degrees 15 minutes 48 seconds East, a distance of 153.91 feet to a found 1/2" iron pin for a P.C.,

THENCE along the South Right-of-Way line of Reindeer Trail on a curve to the right whose radius is 1670.73 feet and length is 418.53 feet to a found 1/2" iron pin for a P.C.C. ,

THENCE along the South Right-of-Way line of Reindeer Trail on a curve to the right whose radius is 370.00 feet and length is 131.09 feet to a found 1/2" iron pin for a P.T.,

THENCE continuing along the South Right-of-Way line of Reindeer Trail North 43 degrees 54 minutes 54 seconds East, a distance of 641.99 feet to the POINT OF BEGINNING and containing 14.216 acres of land.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

EXHIBIT G-13

(Legal Description)

7042 ALAMO DOWNS PARKWAY

TRACT III (COMMERCE BUSINESS PARK)s

A 2.855 acre (124,394 square feet) tract of land being all of Lot 4, Block 4, New City Block 16115, Commerce Center at Alamo Downs Subdivision, an addition to the City of San Antonio, Bexar County, Texas according to the map or plat thereof, recorded in, Volume 9200,Page 103, Deed and Plat Records of Bexar County, Texas and being more particularly described as follows:

BEGINNING at a found 1/2 inch iron pin in the North Right-of-Way line of Alamo Downs Parkway at the cutback to Grandstand Drive, said point being at the Southeast corner of said Lot 4;

THENCE South 54 degrees 02 minutes 38 seconds West for a distance of 311.00 feet along the North Right-of-Way line of Alamo Downs Parkway to a set "X" in concrete and the South most corner of said Lot 4;

THENCE North 35 degrees 57 minutes 22 seconds West for a distance of 442.00 feet along the West line of said Lot 4 to a set X" in concrete;

THENCE North 54 degrees 02 minutes 38 seconds East for a distance of 210.67 feet along the North line of said Lot 4 to a found "X" in concrete, said point being in the South Right-of-Way line of Grandstand Drive and a point on the curve of a cul-de-sac;

THENCE 116.59 feet along a curve to the left said curve having a radius of 100 feet, a delta angle of 66 degrees 48 minutes 10 seconds and a chord bearing and distance of South 75 degrees 05 minutes 59 seconds East, 110.10 feet and also along the cul-de-sac and Right-of-Way line of Grandstand Drive to a found 1/2 inch iron pin;

THENCE South 35 degrees 57 minutes 22 seconds East for a distance of 152.56 feet along the West Right-of-Way line of Grandstand to a found 1/2 inch iron pin and point of curvature;

THENCE 100.01 feet along a curve to the left, said curve having a radius of 205.00 feet, a delta angle of 27 degrees 57 minutes 04 seconds and a chord bearing and distance of South 49 degrees 55 minutes 54 seconds East, 99.02 feet and also along the West Right-of-Way line of Grandstand Drive to a found 1/2 inch iron pin and a point of reverse curvature;

THENCE 70.74 feet along a curve to the right, said curve having a radius of 145.00 feet, a delta angle of 27 degrees 57 minutes 04 seconds and a chord bearing and distance of South 49 degrees 55 minutes 54 seconds East, 70.04 feet and also along the West Right-of-Way line of Grandstand Drive to a found 1/2 inch iron pin and a point of tangency;

THENCE South 35 degrees 57 minutes 22 seconds East for a distance of 30.00 feet along the West Right-of-Way line of Grandstand Drive and the East line of said Lot 4 to a found 1/2 inch iron pin and a point of curvature;

THENCE 15.71 feet along a curve to the right, said curve having a radius of 10.00 feet, a delta angle of 90 degrees 01 minutes 10 seconds, and a chord bearing and distance of South 09 degrees 02 minutes 57 seconds West 14.14 feet and also along the cutback Right-of-Way line at the Northwest intersection of Grandstand Drive and Alamo Downs Parkway to the POINT OF BEGINNING and containing 2.855 acres (124,394 square feet) of land.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

EXHIBIT G-14

(Legal Description)

1700 GRANDSTAND DRIVE

TRACT IV (WESTWAY SERVICE CENTER):

A 6.803 acres {296,374 square feet) tract of land being all of Lot 8, Block 4, New City Block 16115, Lincoln Service Center Phase III, at Alamo Downs, an addition to the City of San Antonio, Bexar County, Texas according to the map or plat thereof, recorded in Volume 9400, Page 129, Deed and Plat Records of Bexar County, Texas, being more particularly described as follows:

BEGINNING at a found 1/2 inch iron pin at the South most corner of said Lot 8;

THENCE North 53 degrees 59 minutes 08 seconds West for a distance of 460.56 feet along the Southwest line of said Lot 8 to a found 1/2 inch iron pin;

THENCE North 35 degrees 56 minutes 21 seconds East for a distance of 599.21 feet along the Northwest line of said Lot 8 to a found "X" in concrete;

THENCE North 38 degrees 40 minutes 49 seconds East for a distance of 75.75 feet along the Northwest line of said Lot 8 to a found 1/2 inch iron pin, said point being the North corner of said Lot 8;

THENCE South 54 degrees 02 minutes 40 seconds East for a distance of 381.19 feet along the Northeast line of said Lot 8 to a set 1/2 inch iron pin with Vickery & Associates property corner cap, said point being in the West Right-of-Way line and cul-de-sac of Grandstand;

THENCE 233.79 feet along a curve to the left said curve having a radius of 100 feet, a delta angle of 133 degrees 57 minutes 03 seconds and a chord bearing and distance of South 11 degrees 36 minutes 43 seconds West, 184.07 feet and along the West Right-of-Way line and cul-de-sac of Grandstand and the East line of said Lot 8 to a set 1/2 inch iron pin with Vickery &. Associates property corner cap;

THENCE South 35 degrees 56 minutes 53 seconds for a distance of 507.65 feet along the East line of said Lot 8 to the POINT OF BEGINNING and containing 6.803 acres (296,374 square feet) of land.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

SCHEDULE 1

"Texas Borrowers"

LIGHT 5405 BANDERA LLC
LIGHT 1700 GRANDSTAND LLC
LVP 7042 ALAMO DOWNS LLC
LVP 7402 REINDEER LLC

"Louisiana Borrower":

LVP GULF COAST INDUSTRIAL PORTFOLIO LLC